                                                                    EXHIBIT 4(a)
                               CREDIT AGREEMENT

                                     among

                 ZENITH ELECTRONICS CORPORATION, as Borrower,

                         THE LENDERS SIGNATORY HERETO,

                        CITIBANK, N.A. as Issuing Bank

                                      and

                CITICORP NORTH AMERICA, INC., as Agent for the
                         Issuing Bank and the Lenders

                               November 9, 1999

                                CREDIT AGREEMENT
                                     among
                  ZENITH ELECTRONICS CORPORATION, as Borrower,
                         THE LENDERS SIGNATORY HERETO,
                         CITIBANK, N.A. as Issuing Bank

                                      and
                     CITICORP NORTH AMERICA, INC., as Agent
                      for the Issuing Bank and the Lenders

                                     Index

                                                                             Page
                                                                             ----
ARTICLE 1      DEFINITIONS                                                      1

ARTICLE 2      THE LOANS AND THE LETTERS OF CREDIT                             26
     Section 2.1    Extension of Credit                                        26
     Section 2.2    Manner of Borrowing and Disbursement of Loans.             27
     Section 2.3    Interest                                                   31
     Section 2.4    Fees                                                       33
     Section 2.5    Prepayment/Reduction of Commitment                         34
     Section 2.6    Repayment                                                  35
     Section 2.7    Notes; Loan Accounts                                       36
     Section 2.8    Manner of Payment                                          36
     Section 2.9    Reimbursement                                              38
     Section 2.10   Pro Rata Treatment                                         38
     Section 2.11   Application of Payments                                    39
     Section 2.12   Use of Proceeds                                            40
     Section 2.13   All Obligations to Constitute One Obligation               40
     Section 2.14   Maximum Rate of Interest                                   40
     Section 2.15   Letters of Credit                                          41

ARTICLE 3      CONDITIONS PRECEDENT                                            45
      Section 3.1    Conditions Precedent to Initial Advance                   45
      Section 3.2    Conditions Precedent to Each Advance and Letter of Credit 49

ARTICLE 4      REPRESENTATIONS AND WARRANTIES                                  50
      Section 4.1    General Representations and Warranties                    50
      Section 4.2    Representations and Warranties Relating to Eligible       58
                     Accounts
      Section 4.3    Representations and Warranties Relating to Inventory      59
      Section 4.4    Survival of Representations and Warranties, etc           59

ARTICLE 5      GENERAL COVENANTS                                               59
     Section 5.1    Preservation of Existence and Similar Matters.             59
     Section 5.2    Compliance with Applicable Law                             60
     Section 5.3    Maintenance of Properties                                  60
     Section 5.4    Accounting Methods and Financial Records                   60
     Section 5.5    Insurance                                                  60
     Section 5.6    Payment of Taxes and Claims                                61
     Section 5.7    Visits and Inspections                                     61
     Section 5.8    Conduct of Business                                        61
     Section 5.9    ERISA                                                      61
     Section 5.10   Lien Perfection                                            62
     Section 5.11   Location of Collateral; Consignment of Inventory           62
     Section 5.12   Protection of Collateral                                   62
     Section 5.13   Assignments and Records of Accounts                        63
     Section 5.14   Administration of Accounts                                 63
     Section 5.15   The Blocked Account                                        64
     Section 5.16   Further Assurances                                         65
     Section 5.17   Broker's Claims                                            65
     Section 5.18   Indemnity                                                  66
     Section 5.19   Environmental Matters                                      66
     Section 5.20   Warehouse Arrangement                                      66
     Section 5.21   Post Closing Deliveries                                    67
     Section 5.22   Closing of Chapter 11 Case                                 67
     Section 5.23   LGE Exit Facility                                          67

ARTICLE 6     INFORMATION COVENANTS                                            67
     Section 6.1   Monthly Financial Statements                                67
     Section 6.2   Annual Financial Statements and Information;
                    Certificate of No Default                                  67
     Section 6.3   Performance Certificates                                    68
     Section 6.4   Access to Accountants                                       68
     Section 6.5   Additional Reports                                          68
     Section 6.6   Notice of Litigation and Other Matters                      69

ARTICLE 7     NEGATIVE COVENANTS                                               71
     Section 7.1   Indebtedness                                                71
     Section 7.2   Guaranties                                                  72
     Section 7.3   Liens                                                       72
     Section 7.4   Restricted Payments and Purchases; Issuance of Capital      73
                   Stock
     Section 7.5   Investments                                                 73
     Section 7.6   Affiliate Transactions                                      73
     Section 7.7   Liquidation; Change in Ownership, Name, or Year;
                     Acquisition of Assets; Etc  Disposition or                74

     Section 7.8   Minimum EBITDA                                              75
     Section 7.9   Interest Coverage Ratio                                     75
     Section 7.10  Capital Expenditures                                        76
     Section 7.11  Tuning Patent Royalties                                     76
     Section 7.12  Sales and Leasebacks                                        76
     Section 7.13  Amendment and Waiver                                        76
     Section 7.14  ERISA Liability                                             76
     Section 7.15  Prepayments                                                 77
     Section 7.16  Negative Pledge                                             77

ARTICLE 8     DEFAULT                                                          77
     Section 8.1   Events of Default                                           77
     Section 8.2   Remedies                                                    81

ARTICLE 9     THE AGENT                                                        82
     Section 9.1   Appointment and Authorization                               82
     Section 9.2   Interest Holders                                            82
     Section 9.3   Consultation with Counsel                                   82
     Section 9.4   Documents                                                   82
     Section 9.5   Agent and Affiliates                                        83
     Section 9.6   Responsibility of the Agent                                 83
     Section 9.7   Action by Agent                                             83
     Section 9.8   Notice of Default or Event of Default                       83
     Section 9.9   Responsibility Disclaimed                                   84
     Section 9.10  Indemnification                                             84
     Section 9.11  Credit Decision                                             85
     Section 9.12  Successor Agent                                             85
     Section 9.13  Agent May File Proofs of Claim                              85
     Section 9.14  Collateral                                                  86
     Section 9.15  Release of Collateral                                       86

ARTICLE 10    MISCELLANEOUS                                                    86
     Section 10.1  Notices                                                     86
     Section 10.2  Expenses                                                    88
     Section 10.3  Waivers                                                     89
     Section 10.4  Set-Off                                                     89
     Section 10.5  Assignment                                                  90
     Section 10.6  Counterparts                                                92
     Section 10.7  Governing Law                                               92
     Section 10.8  Severability                                                92
     Section 10.9  Headings                                                    92
     Section 10.10 Source of Funds                                             92
     Section 10.11 Entire Agreement                                            92

     Section 10.12 Amendments and Waivers                                      92
     Section 10.13 Other Relationships                                         93
     Section 10.14 Pronouns                                                    93
     Section 10.15 Disclosure                                                  93
     Section 10.16 Replacement of Lender                                       93
     Section 10.17 Successors and Assigns                                      94
     Section 10.18 Confirmation Order.                                         94
     Section 10.19 Time is of the Essence.                                     94

ARTICLE 11    YIELD PROTECTION                                                 94
     Section 11.1  Eurodollar Basis Determination                              94
     Section 11.2  Illegality                                                  95
     Section 11.3  Increased Costs                                             95
     Section 11.4  Effect On Other Advances                                    96
     Section 11.5  Capital Adequacy                                            97

ARTICLE 12    JURISDICTION, VENUE AND WAIVER OF JURY TRIAL                     97
     Section 12.1  Jurisdiction and Service of Process                         97
     Section 12.2  Consent to Venue                                            98
     Section 12.3  Waiver of Jury Trial                                        98

                                   EXHIBITS
                                   --------

Exhibit A -    Form of Assignment and Assumption Agreement
Exhibit B -    Form of Blocked Account Letter
Exhibit C -    Form of Borrowing Base Certificate
Exhibit D -    Form of Note
Exhibit E -    Form of Request for Advance
Exhibit F -    Form of Request for Issuance of Letter of Credit
Exhibit G -    Form of Security Agreement
Exhibit H -    Form of Subsidiary Guaranty
Exhibit I -    Form of Subsidiary Security Agreement
Exhibit J -    Form of Loan Certificate
Exhibit K -    Form of Performance Certificate



                                   SCHEDULES
                                   ---------


Schedule C-1       -       Commitment Ratios
Schedule O-1       -       Other Assets
Schedule R-1       -       Reynosa Assets
Schedule S-1       -       Salomon Assets
Schedule 2.15      -       Existing Letters of Credit
Schedule 4.1(c)-1  -       Subsidiaries
Schedule 4.1(c)-2  -       Partnerships/Joint Ventures
Schedule 4.1(d)    -       Outstanding Capital Stock Ownership
Schedule 4.1(g)    -       Existing Permitted Liens
Schedule 4.1(h)    -       Material Contracts; Collective Bargaining
Schedule 4.1(l)    -       Investments/Guaranties as of the Agreement Date
Schedule 4.1(m)    -       Liabilities; Litigation
Schedule 4.1(o)    -       Intellectual Property
Schedule 4.1(t)    -       Insurance
Schedule 4.1(u)    -       Brokers
Schedule 4.1(v)-1  -       Leased Real Property
Schedule 4.1(v)-2  -       Owned Real Property
Schedule 4.1(w)    -       Environmental Matters
Schedule 4.1(a)(a) -       Year 2000
Schedule 4.2       -       Accounts
Schedule 5.11      -       Location of Collateral
Schedule 5.15(d)   -       Bank Accounts
Schedule 7.6       -       Affiliate Transactions
Schedule 7.7       -       Assets To Be Sold

     This Credit Agreement dated as of November 9, 1999 (as amended, supplemented or modified from time to time, the "Agreement") is entered into among Zenith Electronics Corporation, a Delaware corporation (the "Borrower"), the institutions from time to time a party hereto as Lenders, Citibank, N.A., as Issuing Bank, and Citicorp North America, Inc., a Delaware corporation, as Agent for the Lenders and the Issuing Bank (the "Agent") and is based upon the following facts:


                             W I T N E S S E T H:
                             - - - - - - - - - -

     A.   The Borrower is a reorganized debtor in the Chapter 11 Case.

     B. The Borrower is a party to that certain Senior Secured Super Priority Debtor-in-Possession Credit Agreement dated as of August 24, 1999, among the Borrower, Citicorp North America, Inc., as agent, and the various lenders and issuing banks party thereto (the "Debtor-in-Possession Credit Agreement"), pursuant to which Lenders and the Issuing Banks provided the Borrower with financing for the Chapter 11 Case.

     C. The Borrower has filed the Reorganization Plan, which was confirmed pursuant to the Confirmation Order, and has requested that the Agent, the Lenders and the Issuing Banks provide the Borrower with financing for the implementation of the Reorganization Plan and other general corporate purposes.

     D. The Agent, the Lenders and the Issuing Banks ar willing to extend such financing to the Borrower in accordance with and on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Borrower, the Agent, the Lenders and the Issuing Bank agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

For the purposes of this Agreement:

     "Account Debtor" shall mean any Person who is obligated under an Account.
      --------------

     "Accounts" shall mean all accounts, contract rights, chattel paper,
      --------
instruments, drafts, acceptances and documents of the Borrower or any of the Borrower's Subsidiaries arising from the sale or lease of goods or the provision of services or the license of Intellectual Property by the

Borrower or any of the Borrower's Subsidiaries, whether secured or unsecured, and whether now existing or hereafter created or arising, and "Account" shall mean any one of the foregoing; provided, however, until the payment of all obligations under the LGE Exit Facility, "Accounts" shall not be deemed to include any proceeds of the HDTV Patents, the HDTV License Agreements, the Reynosa Assets, the Salomon Assets or the Credits.

     "Advance" or "Advances" shall mean amounts of the Loans advanced by the
      -------      --------
Lenders to the Borrower pursuant to Section 2.2 hereof on the occasion of any borrowing.

     "Affiliate" shall mean any Person directly or indirectly controlling,
      ---------
controlled by, or under common control with the Borrower, and any Person who is a director or officer of the Borrower. For purposes of this definition, "control", when used with respect to any Person, includes, without limitation, the direct or indirect beneficial ownership of ten percent (10%) or more of the outstanding voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" shall mean Citicorp North America, Inc., a Delaware corporation,
      -----
acting as Agent for the Lenders and the Issuing Banks, and any successor agent appointed pursuant to Section 9.12.

     "Agent's Office" shall mean the office of the Agent located at 399 Park
      --------------
Avenue, 6th Floor, Zone 4, New York, NY 10043, or such other office as may be designated pursuant to the provisions of Section 10.1 of this Agreement.

     "Aggregate Credit Obligations" shall mean, as of any particular time, the
      ----------------------------
sum of (a) the aggregate principal amount of all Revolving Loans then outstanding, plus (b) the aggregate amount of all Letter of Credit Obligations then outstanding, plus (c) the aggregate principal amount of all Swing Loans then outstanding.

     "Agreement" shall mean this Agreement, as amended, restated, supplemented
      ---------
or modified from time to time.

     "Agreement Date" shall mean the date as of which this Agreement is dated.
      --------------

     "Applicable Law" shall mean, in respect of any Person, all provisions of
      --------------
constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to such Person, and all final orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

     "Assignment and Assumption Agreement" shall mean that certain form of
      -----------------------------------
Assignment and Assumption Agreement attached hereto as Exhibit A, pursuant to
                                                       ---------
which each Lender may, as further provided in Section 10.5 hereof, sell or participate a portion of its Loans or Commitment.

     "Authorized Signatory" shall mean such senior personnel of any Person as
      --------------------
may be duly authorized and designated in writing by such Person to execute documents, agreements, and instruments on behalf of such Person.

     "Availability" shall mean, as of any particular time, (a) the lesser of (i)
      ------------
the Commitment, and (ii) the Borrowing Base, minus (b) the Aggregate Credit Obligations.

     "Available Commitment" shall mean, as of any particular time, (a) the
      --------------------
amount of the Commitment minus (b) the Aggregate Credit Obligations then
                         -----
outstanding.

     "Available Letter of Credit Amount" shall mean, as of any particular time,
      ---------------------------------
an amount equal to the lesser of (a) $45,000,000, and (b) the Available Commitment.

     "Bankruptcy Code" shall mean the United States Bankruptcy Code (11 U.S.C.
      ---------------
Section 101 et seq.), as now or hereafter amended, and any successor statute.
            ------

     "Base Rate" shall mean, at any time, a fluctuating and floating rate per
      ---------
annum equal to the higher of:

               (a) the highest rate of interest announced publicly by Citibank in New York, New York from time to time, as Citibank's base rate; and

               (b) the sum (adjusted to the nearest one-quarter of one percent (0.25%) or, if there is no nearest one-quarter of one percent (0.25%), to the next higher one-quarter of one percent (0.25%) of (i) one-half of one percent (0.50%) per annum plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday (or, if such day is not a Business Day, on the next preceding Business Day) by Citibank on the basis of such rates reported by certificate of deposit dealers to, and published by, the Federal Reserve Bank of New York, or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three
     (3) New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to one hundred percent (100%) minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities which consist of or which include (among other liabilities) three-month nonpersonal U.S. Dollar time deposits in the United States Plus
     (iii) the average during such three-week period of the daily net annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring deposits of Citibank in the United States; and

               (c) for any day one-half of one percent (1/2%) per annum above the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by Citibank from three Federal funds brokers of recognized standing selected by it;

but in no event higher than the maximum rate permitted by Applicable Law. Each change in the Base Rate shall take effect simultaneously with the corresponding change in the applicable rate described in clause (a), (b) or (c).

     "Base Rate Advance" shall mean an Advance which the Borrower requests to be
      -----------------
made as a Base Rate Advance or which is reborrowed as a Base Rate Advance, in accordance with the provisions of Section 2.2 hereof, and shall include any Swing Loans made to the Borrower.

     "Blocked Account" shall have the meaning set forth in Section 5.15 hereof.
      ---------------

     "Blocked Account Letter" shall mean any letter agreement executed by a
      ----------------------
Blocked Account depository bank and the Agent and acknowledged and agreed to by the Borrower, in the form of Exhibit B hereto, as such letter agreements may be
                             ---------
amended, supplemented or otherwise modified from time to time.

     "Borrower" shall mean Zenith Electronics Corporation, a Delaware
      --------
corporation.

     "Borrowing Base" shall mean, at any particular time, the sum of:
      --------------

          (c)  up to 80% of the Eligible Accounts; plus
                                                   ----

          (b) up to 50% of the aggregate undrawn fac amount of Eligible Letters of Credit; plus
                          ----

          (c)  up to 60% of the Value of Eligible VCR Inventory; plus
                                                                 ----

          (d)  up to 60% of the Value of Eligible TV and Other Inventory; plus
                                                                          ----

          (e) from the Agreement Date through December 31, 1999, up to 35% of the Value of Eligible Picture Tube Inventory; plus
                                                             ----

          (f)  (i) the lesser of (x) 65% of the value of the Tuning Patents, and
               (y) $29,500,000 (provided, however, commencing March 31, 2000, and on the last day of each calendar quarter thereafter, such $29,500,000 advance amount shall be reduced by $2,800,000), minus
                                                                           -----
               (ii) the Funai Reserve; plus
                                       ----

          (g) an amount of up to $5,000,000 in connection with the Other Assets; provided, however, (i) the Agent reserves the right to reduce such advance amount against any Other Asset if, in its reasonable determination, there is a material reduction in the value of such Other Asset, (ii) such advance amount shall be permanently reduced in connection with the sale of any Other Asset by the amount set forth next to such Other Asset on Schedule O-1 attached hereto (or, in connection with the sale of
               ------------
               individual pieces of Equipment, by an amount attributable to the value of such Equipment, as determined by the Agent in its reasonable discretion), and (iii) commencing March 31, 2000, and on the last day of each calendar quarter thereafter, such advance amount against any Other Asset not previously sold by the Borrower shall be permanently reduced by 1/10th of the amount set forth next to such Other Asset on Schedule O-1 attached hereto;
                                                 ------------
               minus
               -----

          (h) the amount of reserves which the Agent shall have established, in its reasonable discretion, for such purposes as the Agent shall have deemed necessary, including, without limitation, reserves for (i) price adjustments and damages; (ii) obsolescence of Inventory; (iii) special order goods and deferred shipment sales;
               (iv) accrued but unpaid ad valorem and personal property tax liability; and (v) market value declines.

     "Borrowing Base Certificate" shall mean a certificate of an Authorized
      --------------------------
Signatory of the Borrower substantially in the form of Exhibit C attached
                                                       ---------
hereto.

     "Borrowing Base Deficiency" shall mean any condition wherein (a) the
      -------------------------
Aggregate Credit Obligations exceeds (b) the Borrowing Base as set forth on the most recent Borrowing Base Certificate delivered to the Agent and the Lenders or as otherwise determined by the Agent.

     "Business Day" shall mean any day excluding Saturday, Sunday and any day
      ------------
which is a legal holiday under the laws of the State of Illinois or the State of New York or is a day on which banking institutions located in either of such states are closed; provided, however, that when used with reference to a
                   --------  -------
Eurodollar Advance (including the making, continuing, prepaying or repaying of any Eurodollar Advance), the term "Business Day" shall also exclude any day in which banks are not open for dealings in deposits of United States dollars on the London interbank market.

     "Capital Expenditures" shall mean, for any period, on a consolidated basis
      --------------------
for the Borrower and the Borrower's Subsidiaries, the aggregate of all expenditures made by the Borrower or any of the Borrower's Subsidiaries during such period that, in conformity with GAAP, are required to be included in or reflected on the consolidated balance sheet as a capital asset of the Borrower or any of the Borrower's Subsidiaries, including Capitalized Lease Obligations.

     "Capital Stock" shall mean, as applied to any Person, any capital stock of
      -------------
such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

     "Capitalized Lease Obligation" shall mean that portion of any obligation of
      ----------------------------
a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

     "Chapter 11 Case" shall mean the bankruptcy case of the Borrower filed on
      ---------------
August 23, 1999, by the Borrower in the Court as Chapter 11 Case No. 99-2911
(MFW).

     "Change of Control" shall mean any change in the ownership of the
      -----------------
Borrower's Capital Stock that results in less than ninety percent (90%) of the Borrower's outstanding Voting Stock being owned beneficially by the LGE Group.

     "Citibank" shall mean Citibank, N.A., a national banking association.
      --------

     "Clearing Account" shall mean Account No. 4072-6121 (or such other account
      ----------------
number established by the Agent for purposes of Section 5.15 hereof) maintained by the Agent at Citibank, N.A. pursuant to Section 5.15 of this Agreement, and over which the Agent has the sole and exclusive access and control for withdrawal purposes pursuant to Section 5.15 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time.

     "Collateral" shall mean all property pledged as collateral security for the
      ----------
Obligations pursuant to the Security Documents or otherwise, and all other property of the Borrower or any Material Subsidiary that is now or hereafter in the possession or control of the Agent, the Issuing Banks or any Lender or on which the Agent, the Issuing Banks or any Lender has been granted a Lien.

     "Collateral Access Agreement" shall mean, with respect to any leased
      ---------------------------
premises of the Borrower, an agreement executed by the landlord, warehouseman or bailee thereof and delivered to the Agent, pursuant to which such landlord, warehouseman or bailee waives any Lien rights it may hold in regard to the Borrower's property, grants access by the Agent to such leased premises, permits the use of such leased premises by the Agent and grants to the Agent other rights consistent therewith to permit the Agent to exercise any and all rights with respect to any of the Collateral, in form and substance reasonably acceptable to the Agent.

     "Commercial Letter of Credit" shall mean a documentary letter of credit
      ---------------------------
issued in respect of the purchase of goods or services by the Borrower in the ordinary course of its business.

     "Commitment" shall mean the several obligations of the Lenders to make
      ----------
Advances of Revolving Loans to the Borrower on or after the Agreement Date, in accordance with their respective Commitment Ratios and pursuant to the terms hereof, the maximum aggregate amount of which shall be $150,000,000 as reduced from time to time pursuant to Section 2.5 hereof.

     "Commitment Ratios" shall mean the percentage in which the Lenders are
      -----------------
severally bound to make Advances of Revolving Loans to the Borrower and to participate in Letters of Credit under the Commitment, which, as of the Agreement Date, are set forth (together with the principal amounts thereof) on Schedule C-1 attached hereto; provided, however, with respect to any Lender, the
------------
obligations of such Lender to make Revolving Loans and to participate in Letters of Credit pursuant to the terms and conditions of this Agreement shall not exceed the principal amount set forth opposite such Lender's name on Schedule
                                                                     --------
C-1 hereto, as modified from time to time pursuant to the terms of this
---
Agreement or to give effect to any applicable Assignment and Assumption
Agreement.

     "Confirmation Order" shall mean the Order of the Court entered in the
      ------------------
Chapter 11 Case on November 5, 1999, after a final hearing under Bankruptcy Rule 3020, confirming the Reorganization Plan and related disclosure statement, reasonably satisfactory in form and substance to the Agent.

     "Court" shall mean the United States Bankruptcy Court for the District of
      -----
Delaware.

     "Credits" shall mean all credits pursuant to that certain Letter Agreement
      -------
dated November 2, 1998 between the Borrower and Philips Electronics North America Corporation.

     "Customer Disputes" shall mean all instances in which a customer of the
      -----------------
Borrower has affirmatively asserted grounds for nonpayment of an Account, including, without limitation, any rejection of goods by an Account Debtor, any repossession of goods by the Borrower, any return of goods to the Borrower by any Account Debtor, or any claim by an Account Debtor of non- conformity of goods, total or partial failure of delivery, set off, counterclaim, or breach of warranty or any other claim which is inconsistent with the Borrower's warranties in regard to the Accounts set forth in Section 4.2 of this Agreement.

     "Date of Issue" shall mean the date on which an Issuing Bank issues a
      -------------
Letter of Credit pursuant to Section 2.15 hereof.

     "Debtor-in-Possession Credit Agreement" shall have the meaning set forth in
      -------------------------------------
the recitals hereto.

     "Default" shall mean any Event of Default, and any of the events specified
      -------
in Section 8.1 hereof regardless of whether there shall have occurred any passage of time or giving of notice (or both) that would be necessary in order to constitute such event an Event of Default.

     "Default Rate" shall mean a simple per annum interest rate equal to, (a)
      ------------
with respect to outstanding principal, the sum of (i) the applicable Interest Rate Basis, plus (ii) the highest applicable Interest Rate Margin for such Interest Rate Basis plus (iii) two percent (2%), and (b) with respect to all
                    ----
other Obligations, the sum of (i) the Base Rate, plus (ii) the highest
                                                 ----
applicable Interest Rate Margin with respect to Base Rate Advances, plus (iii) two percent (2%).

     "Dividends" shall mean, any direct or indirect distribution, dividend, or
      ---------
payment to any Person on account of any Capital Stock of the Borrower or any of the Borrower's Subsidiaries.

     "EBITDA" shall mean, with respect to the Borrower on a consolidated basis
      ------
for any period, the Net Income for such period plus (a) without duplication and to the extent reflected as charges in the statement of Net Income for such period, the sum of (i) federal, state or local income tax expense with respect to operations for such period, (ii) Interest Expense, (iii) depreciation and amortization expense, and (iv) gains from the sale or disposal of property (other than Inventory) and gains from the early extinguishment of debt, and minus (b) without duplication, all losses from the sale or disposal of property (other than Inventory).

     "Effective Date" shall have the meaning set forth in the Reorganization
      --------------
Plan.

     "Eligible Accounts" shall mean, at any particular date, the Accounts of the
      -----------------
Borrower arising from the sale or lease of goods or the provision of services (other than the license of Intellectual Property) in the ordinary course of business (net of Warranty/Advertising Reserves):

          (a) which are not unpaid for more than sixty (60) days from the original due date shown on the invoice for the same, and (ii) which are not unpaid for more than one hundred fifty (150) days from the date on which the Borrower first transmitted such invoice to the Account Debtor thereunder;

          (b) as to which the applicable Account Debtor has been sent an invoice within ten (10) days after such Accounts have been entered on the financial records of the Borrower;

          (c) which are not owed by an Account Debtor with respect to whom more than fifty percent (50%) of the Accounts of such Account Debtor are more than sixty (60) days past due;

          (d) which are not owed by an Account Debtor who is an Affiliate or an employee of the Borrower;

          (e) which are not owed by an Account Debtor who has disputed its liability with respect to such Accounts (to the extent of such disputed amount);

          (f) which arise at the time that title to the goods is transferred to the Account Debtor (FOB warehouse);

          (g)  which are not subject to any other Customer Disputes;

          (h) which are not owed by an Account Debtor which is a federal, state or local governmental entity or agency, unless all required procedures for the effective collateral assignment of the Account under the Assignment of Claims Act of 1940 shall have been complied with, to the satisfaction of the Agent;

          (i) which are not owed by an Account Debtor located outside the United States of America, unless the Account is supported by a letter of credit which is issued or confirmed by a United States bank or other financial institution the publicly traded unsecured long term indebtedness of which is rated "A2" or better by Moody's Investor's Service, Inc. or "A" or better by Standard & Poor's or by a bank or other financial institution which is otherwise acceptable to the Agent in the Agent's reasonable discretion or insured by the Federal Deposit Credit Insurance Association;

          (j) which are not owed by an Account Debtor: (i) which has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended; (ii) which has made an assignment for the benefit of creditors; (iii) as to which a decree or order for relief has been entered by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended; (iv) as to which any other petition or other application for relief under the federal bankruptcy laws has been filed; (v) which has failed, suspended business, ceased to be solvent; or (vi) which has consented to or suffered the appointment of a receiver, trustee, liquidator or custodian for it or for all or a significant portion of its assets or affairs;

          (k) which are not owed by any Account Debtor which is located in the State of New Jersey, the State of West Virginia, or the State of Minnesota, unless the Borrower has qualified as a foreign corporation authorized to transact business in such state or has filed all required reports, including, without limitation, a "notice of business activities report," with the appropriate officials in the respective State for the then current year or is otherwise exempt from such filings pursuant to applicable state law;

          (l) which are not owed by an Account Debtor which, in the Agent's reasonable credit judgment, does not have a satisfactory credit standing in relation to the amount of credit extended to such Account Debtor;

          (m) which are bona fide, valid and enforceable obligations of the Account Debtor thereunder;

          (n) as to which the Borrower has performed all of its obligations then required to have been performed, including, without limitation, the delivery of merchandise or rendition of services applicable to such Account;

          (o) which are not owed by an Account Debtor with whom the Borrower has an agreement or understanding for any deduction from the Account, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account and except for cooperating advertising allowances which are included in the Warranty/Advertising Reserves;

          (p) which are not evidenced by any promissory note, chattel paper or instrument, except such notes, chattel paper or instruments which shall have been delivered by the Borrower to the Agent;

          (q) which are subject to a valid and continuing first priority Lien in favor of the Agent and the Lenders pursuant to the Loan Documents as to which all action necessary or desirable to perfect such security interest shall have been taken, and to which the Borrower has good and marketable title, free and clear of any Liens (other than Liens in favor of the Agent and the Lenders);

          (r) to the extent any such Account owing by (i) Sears or Circuit City, together with all other Accounts owing by such Person, does not exceed in the aggregate twenty percent(20%) of all Accounts of the Borrower, and (ii) any other Account Debtor, together with all other Accounts owing by such Account Debtor, does not exceed in the aggregate ten percent (10%) of all Accounts of the Borrower; and

          (s) each Account otherwise satisfying the requirements of subparagraphs (a) through (r) above will be reduced by any contra account balances for amounts then due to the applicable Account Debtor from the Borrower.

     "Eligible Inventory" shall mean Eligible TV and Other Inventory, Eligible
      ------------------
VCR Inventory, and , from the Agreement Date through December 31, 1999, Eligible Picture Tube Inventory.

     "Eligible Letter of Credit" shall mean a documentary letter of credit
      -------------------------
issued by an Issuing Bank on behalf of the Borrower from time to time in accordance with Section 2.15 hereof to support the purchase by the Borrower of first quality finished goods Inventory in the ordinary course of business and that provides that all draws thereunder must require (a) presentation of customary documentation (including, as applicable, commercial invoices, packing lists, certificates of origin, airway bills, customs clearing documents, bills of exchange, bills of lading, dock warrants, dock receipts, warehouse receipts or other documents of title) in form and substance reasonably satisfactory to the Issuing Bank, and (b) passage of title to such Inventory to the Borrower. Any such letter of credit shall cease to be an "Eligible Letter of Credit" at such time as the Inventory purchased thereunder becomes Eligible Inventory.

     "Eligible Picture Tube Inventory" shall mean, as of any particular time,
      -------------------------------
the portion of the Inventory of the Borrower which constitutes color television picture tubes and which: (a) was manufactured or purchased by the Borrower; (b) in the opinion of the Agent, is not obsolete, slow-moving, unmerchantable, and is readily salable in its current form; (c) is new and does not constitute any finished goods that were returned to the Borrower due to defect or damage; (d) fulfills each and every one of the Inventory Eligibility Requirements; and (e) is not Eligible VCR Inventory or Eligible TV and Other Inventory.

     "Eligible TV and Other Inventory" shall mean, as of any particular time,
      -------------------------------
the portion of the Inventory which constitutes finished goods and which: (a) is a television or any other Inventory (except a video cassette recorder) manufactured or purchased by the Borrower; (b) in the opinion of the Agent, is not obsolete, slow-moving, unmerchantable, and is readily salable in its current form; (c) is new and does not constitute any finished goods that were returned to the Borrower due to defect or damage; (d) fulfills each and every one of the Inventory Eligibility Requirements; and (e) is not Eligible Picture Tube Inventory or Eligible VCR Inventory.

     "Eligible VCR Inventory" shall mean, as of any particular time, the portion
      ----------------------
of the Inventory which constitutes finished goods and which: (a) is a video cassette recorder manufactured or purchased by the Borrower; (b) in the opinion of the Agent, is not obsolete, slow-moving, unmerchantable, and is readily salable in its current form; (c) is new and does not constitute any finished goods that were returned to the Borrower due to defect or damage; (d) fulfills each and every one of the Inventory Eligibility Requirements; and (e) is not Eligible Picture Tube Inventory or Eligible TV and Other Inventory.

     "Environmental Laws" shall mean any and all applicable federal, state,
      ------------------
local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials, as now or may at any time during the term hereof be in effect.

     "Equipment" shall mean all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description used in the Borrower's operations or owned by the Borrower or in which the Borrower has an interest, whether now owned or hereafter acquired by the Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
in effect on the Agreement Date and as such Act may be amended thereafter from time to time.

     "ERISA Affiliate" shall mean any "affiliate" of the Borrower within the
      ---------------
meaning of Section 414 of the Code.

     "Eurodollar Advance" shall mean an Advance which the Borrower requests to
      ------------------
be made as a Eurodollar Advance or which is reborrowed as a Eurodollar Advance, in accordance with the provisions of Section 2.2 hereof.

     "Eurodollar Advance Period" shall mean, for each Eurodollar Advance, each
      -------------------------
one, two, three or six month period, or, if available to each of the Lenders, each nine or twelve month period, as selected by the Borrower pursuant to
Section 2.2 hereof, during which the applicable Eurodollar Rate shall remain unchanged. Notwithstanding the foregoing, however: (i) any applicable Eurodollar Advance Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Eurodollar Advance Period shall end on the next preceding Business Day; (ii) any applicable Eurodollar Advance Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Advance Period is to end shall (subject to clause (i) above) end on the last day of such calendar month; and (iii) no Eurodollar Advance Period shall extend beyond the Maturity Date or such earlier date as would interfere with the repayment obligations of the Borrower under Section 2.6 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

     "Eurodollar Basis" shall mean a simple per annum interest rate equal to the
      ----------------
quotient of (i) the Eurodollar Rate divided by (ii) one minus the Eurodollar Reserve Percentage, stated as a decimal. The Eurodollar Basis shall be rounded upward to the nearest one sixteenth of one percent (1/16%) and, once determined, shall remain unchanged during the applicable Eurodollar Advance Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage.

     "Eurodollar Rate" shall mean, for any Eurodollar Advance Period, the
      ---------------
average (rounded upward to the nearest one sixteenth of one percent (1/16%)) of the interest rates per annum at which deposits in United States dollars for such Eurodollar Advance Period are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at approximately 11:00 a.m. (New York time) two (2) Business Days before the first day of such Eurodollar Advance Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Eurodollar Advance Period for, the Eurodollar Advance sought by the Borrower.

     "Eurodollar Reserve Percentage" shall mean the percentage which is in
      -----------------------------
effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time. The Eurodollar Basis for any Eurodollar Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event of Default" shall mean any of the events specified in Section 8.1
      ----------------
hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied.

     "Excess Cash" shall mean, at any time of determination, 100% of Net Income
      -----------
for the immediately preceding fiscal year.

     "Final DIP Order" shall mean the order of the Court entered in the Chapter
      ---------------
11 Case after a final hearing under Bankruptcy Rule 4001(c)(2) or such other procedures as approved by the Court and acceptable to the Agent, reasonably satisfactory in form and substance to the Agent, and from which no appeal has been timely filed, or if timely filed, such appeal has been dismissed (unless the Majority Lenders waive such requirement), together with all extensions, modifications and amendments thereto, which, among other matters but not by way of limitation, authorizes Borrower to obtain credit, incur Indebtedness, and grant Liens under the Debtor-in- Possession Credit Agreement and provides for the super priority of the Agent and the Lenders' claims under the Debtor-in-Possession Credit Agreement, all as set forth in such order.

     "Foreign Exchange Agreement" shall mean a foreign currency exchange hedging
      --------------------------
product agreement providing foreign currency exchange protection.

     "Funai Litigation" shall mean Case No. Cv 98-4809-ER, pending in the United
      ----------------
States District Court, Central District of California, styled as Funai Electric
                                                                 --------------
Co., Ltd. Vs. Zenith Electronics Corporation, or any successor case or
--------------------------------------------
conversion thereof and shall include any appeal thereof.

     "Funai Reserve" shall mean a reserve to be established during any period in
      -------------
which (a) the plaintiff in the Funai Litigation has failed or refused to pay to the Borrower royalties for the use of the Borrower's Tuning Patents in such amounts and at such times as is required by the applicable License Agreements or
(b) any order, settlement or consent decree is in effect which allows the plaintiff in the Funai Litigation to deposit into escrow all royalties which are the subject of such litigation or reduces the amount of such royalties that are payable by such plaintiff to the Borrower; which reserve would initially be in the amount of $4,500,000 and would be subject to increase by the Agent if, in its reasonable judgment, it determines that any event described in the foregoing clauses (a) or (b) will exist for an extended period of time.

     "Funded Debt" shall mean, with respect to any Person, all Indebtedness for
      -----------
borrowed money of such Person that by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is renewable or extendable at the option of the debtor to a date more than one year from, the date of creation thereof (including any option of the debtor under a revolving credit or similar arrangement obligating the lender or lenders to extend credit over a period of one year or more), including any current maturities of such Indebtedness.

     "GAAP" shall mean, as in effect from time to time, United States generally
      ----
accepted accounting principles consistently applied.

     "Governmental Authority" shall mean any nation or government, any state or
      ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining government.

     "Guaranty" or "guaranteed," as applied to an obligation (each a "primary
      --------      ----------
obligation"), shall mean and include (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, and any obligation of any Person, whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of such primary obligation or (2) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof.

     "Hazardous Materials" shall mean any hazardous materials, hazardous wastes,
      -------------------
hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), friable asbestos containing materials defined or regulated as such in or under any Environmental Law.

     "HDTV License Agreements" shall mean all agreements, whether now or
      -----------------------
hereafter in existence, between the Borrower, as licensor, and any other Person, as licensee, pursuant to which the Borrower grants to such Person any license or other right in connection with any HDTV Patent.

     "HDTV Patents" shall mean all of the Borrower's United States patents and
      ------------
patent applications relating to its digital vestigial side band technology or relating to and used in connection with the high definition television technology or digital television technology of the Borrower, together with all applications, reissues, divisions, continuations, continuations-in-part, revisions, extensions, renewals and reexaminations relating thereto.

     "Immaterial Subsidiary" shall mean any domestic or foreign Subsidiary of
      ---------------------
the Borrower, now existing or hereafter created, which owns assets (including stock but excluding intercompany receivables) having an aggregate book value not exceeding $750,000, and which is not material to the conduct of the Borrower's business operations.

     "Indebtedness" shall mean, with respect to the Borrower and the Borrower's
      ------------
Subsidiaries, (a) any obligation for borrowed money; (b) any obligation evidenced by bonds, debentures, notes or other similar instruments; (c) any obligation to pay the deferred purchase price of property or for services (other than in the ordinary course of business); (d) any Capitalized Lease Obligation;
(e) any obligation or liability of others secured by a Lien on property owned by the Borrower or such Subsidiary, whether or not such obligation or liability is assumed; (f) any obligation under any Interest Hedge Agreement or Foreign Exchange Agreement; (g) any Guaranty (except items of shareholders' equity or Capital Stock or surplus or general contingency or deferred tax reserves); and
(h) any letter of credit issued for the account of the Borrower or such Subsidiary.

     "Intellectual Property" shall mean, with respect to any Person,
      ---------------------
collectively, such Person's Patent Property and Trademark Property.

     "Intellectual Property Security Agreements" shall mean, collectively, that
      -----------------------------------------
(a) certain Patent Collateral Assignment and Security Agreement dated as of even date herewith between the Borrower and the Agent, and (b) certain Trademark Collateral Security Agreement dated as of even date herewith between the Borrower and the Agent, and shall include any supplement to any of the foregoing.

     "Interest Coverage Ratio" shall mean for any period, the ratio of (a)
      -----------------------
EBITDA for such period, to (b) the cash Interest Expense for such period.

     "Interest Expense" shall mean, for any period, interest expense of the
     -----------------
Borrower and the Borrower's Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "Interest Hedge Agreements" shall mean the obligations of any Person
      -------------------------
pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Interest Rate Basis" shall mean the Base Rate or the Eurodollar Basis, as
      -------------------
appropriate.

     "Interest Rate Margin" shall have the meaning set forth in Section 2.3(a)(iii) hereof.

     "Inventory" shall mean all goods, merchandise and other personal property
      ---------
owned and held for sale, and all raw materials, work or goods in process, materials and supplies of every nature which contribute to the finished products of the Borrower and any of the Borrower's Subsidiaries in the ordinary course of its business, whether now owned or hereafter acquired by the Borrower and any of the Borrower's Subsidiaries.

     "Inventory Eligibility Requirements" shall mean that the Inventory:
      ----------------------------------

     (a)  is owned solely by the Borrower;

     (b) conforms to all of the warranties and representations regarding the same which are set forth in this Agreement or any of the other Loan Documents;

     (c) is located in the continental United States either (i) on real property owned by the Borrower, or (ii) on leased premises in regard to which a Collateral Access Agreement is in effect;


     (d) is not subject to any claim of reclamation, or Lien, adverse claim, interest or right of any other Person;

     (e) consists of finished goods purchased or manufactured by the Borrower in the ordinary course of its business and does not consist of Inventory in transit, work in process or raw materials;

     (f)  has not been consigned to or by any Person;

     (g) is in good condition and meets all standards imposed by any Person having regulatory authority over such goods, its use and/or sale, is not obsolete, and is currently saleable in the normal course of the Borrower's business;

     (h) does not include any Inventory scheduled for return to vendors, excess Inventory, slow-moving or obsolete Inventory, clearance Inventory, damaged goods, display items, packaging materials, labels, name plates or similar supplies, cash discounts, sample Inventory or shrinkage;

     (i)  is not located at any vendor/trade show;

     (j)  is not in the possession of LGE;

     (k) has not been removed from regular stock for quality rework or other corporate engineering matters;

     (l) is personal property in which the Borrower has granted a valid and continuing first Lien in favor of the Agent and the Lenders pursuant to the Security Documents, and as to which all action necessary to perfect such security interest shall have been taken; and

     (m) is not covered, in whole or in part, by any security agreement, financing statement, equivalent security or Lien instrument or continuation statement which is on file or of record in any public office, except such as may have been filed in favor of the Agent and the Lenders pursuant to the Security Documents.

     "Issuing Banks" shall mean Citibank, N.A., and any other Person who
      -------------
hereafter may be designated as an Issuing Bank pursuant to an Assignment and Assumption Agreement or otherwise; and "Issuing Bank" shall mean any one of the foregoing.

     "L/C Fee Margin" shall have the meaning set forth in Section 2.4(b) hereof.
      --------------

     "Lenders" shall mean those lenders whose names are set forth on the
      -------
signature pages hereof under the heading "Lenders" and any assignees of the Lenders who hereafter become parties hereto pursuant to and in accordance with
Section 10.5 hereof; and "Lender" shall mean any one of the foregoing Lenders.
                          ------
plaintiff to the Borrower; which reserve would initially be in the amount of $4,500,000 and

     "Letter of Credit Commitment" shall mean the several obligations of the
      ---------------------------
Issuing Banks to issue Letters of Credit in an aggregate face amount from time to time not to exceed $45,000,000.

     "Letter of Credit Obligations" shall mean, at any time, the sum of (a) an
      ----------------------------
amount equal to the aggregate undrawn and unexpired amount (including the amount to which any such Letter of Credit can be reinstated pursuant to the terms hereof) of the then outstanding Letters of Credit and (b) an amount equal to the aggregate drawn, but unreimbursed drawings of any Letters of Credit.

     "Letter of Credit Reserve Account" shall mean any account maintained by the
      --------------------------------
Agent for the benefit of any Issuing Bank, the proceeds of which shall be applied as provided in Section 8.2(e) hereof.

     "Letters of Credit" shall mean either Standby Letters of Credit or
      -----------------
Commercial Letters of Credit issued by Issuing Banks on behalf of the Borrower from time to time in accordance with Section 2.15 hereof.

     "LGE" shall mean LG Electronics Inc., a corporation organized under the
      ---
laws of the Republic of Korea.

     "LGE Exit Facility" shall mean a credit line made available to be advanced
      -----------------
to the Borrower by LGE as of the date hereof in an aggregate principal amount of not less than $60,000,000 (subject to adjustment) and of not more than $80,000,000, on terms and conditions acceptable to the Agent, and evidenced by documentation, and subject to the Subordination Agreement, in each case in form and substance reasonably acceptable to the Agent, and shall include any refinancing of such credit line provided such refinancing (a) does not result in an increase in the rate of interest or fees, or the aggregate principal amount, of the Indebtedness so refinanced, (b) does not result in a shortening of the scheduled payments of principal or interest due thereunder, (c) is subject to the Subordination Agreement, and (d) is otherwise on terms and conditions, and evidenced by documentation, in form and substance reasonably acceptable to the Agent.

     "LGE Group" shall mean LGE and any other Person that, directly or
      ---------
indirectly, is controlled by LGE. For purposes of this definition, "controlled" with respect to LGE means the possession, direct or indirect, of the power either (a) to vote more than 50% of the Voting Stock of such Person or (b) to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "License Agreements" shall mean all agreements, whether now or hereafter in
      ------------------
existence, between the Borrower, as licensor, and any other Person, as licensee, pursuant to which the Borrower grants to such Person any license or other right in connection with any Tuning Patent.

     "Lien" shall mean, with respect to any property, any mortgage, lien,
      ----
pledge, negative pledge agreement, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

     "Loan Account" shall have the meaning set forth in Section 2.7 hereof.
      ------------

     "Loan Documents" shall mean this Agreement, the Notes, the Security
      --------------
Documents, the Blocked Account Letters, the Set-Off Waiver Letter, all reimbursement agreements relating to Letters of Credit issued hereunder, all Collateral Access Agreements, all Requests for Advance, all Requests for Issuance of Letters of Credit, all Borrowing Base Certificates, Interest Hedge Agreements and Foreign Exchange Agreements between the Borrower, on the one hand, and the Agent (or an affiliate of the Agent) or one or more of the Lenders (or an affiliate of a Lender), on the other hand, and all other documents, instruments, certificates, and agreements executed or delivered in connection with or contemplated by this Agreement, including, without limitation, any security agreements or guaranty agreements from the Borrower's Subsidiaries to the Agent, the Lenders and the Issuing Banks.

     "Loans" shall mean, collectively, the amounts advanced by the Lenders to
      -----
the Borrower under the Commitment, not to exceed the amount of the Commitment, and evidenced by the Notes, and shall include the Revolving Loans and the Swing Loans.

     "Majority Lenders" shall mean Lenders (whose voting rights hereunder have
      ----------------
not been restricted pursuant to Section 2.2(e) hereof) the total of whose Commitment Ratios exceeds fifty percent (50%) of the Commitment Ratios of all Lenders entitled to vote hereunder.

     "Material Subsidiaries" shall mean Zenith Texas, Zenith Video Tech
      ---------------------
Corporation- Florida, a Delaware corporation, Zenith Video Tech Corporation, a Delaware corporation, and any other domestic Subsidiary of the Borrower, now or hereafter created, which owns assets (including stock but excluding intercompany receivables) having an aggregate book value in excess of $750,000; and "Material Subsidiary" shall include any one of the foregoing, provided, however, Zenith Electronics Corporation of Arizona shall not be deemed to be a "Material Subsidiary" unless it owns assets (including stock but excluding intercompany receivables) having an aggregate book value in excess of $1,500,000.

     "Materially Adverse Effect" shall mean any materially adverse effect (a)
      -------------------------
upon the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Borrower, or (b) upon the ability of the Borrower to perform under this Agreement or any other Loan Document by the Borrower, or
(c) upon the rights, benefits or interests of the Agent, the Lenders or the Issuing Banks in or to this Agreement, any other Loan Document or the Collateral, in each case, resulting from any act, omission, situation, status, event, or undertaking, either singly or taken together.

     "Maturity Date" shall mean the earliest of (i) November 1, 2002, (ii) the
      -------------
date the Agent elects pursuant to Section 8.2 to terminate the Commitment, and
(iii) the date of prepayment in full by the Borrower of the Obligations in accordance with Section 2.5.

     "Mexican Subsidiaries" shall mean Productos Magneticos de Chihuahua, S.A.
      --------------------
de C.V. and Zenith Reynosa, and "Mexican Subsidiary" shall mean any one of the foregoing.

     "Mortgage" shall mean that certain Mortgage, Assignment of Leases and Rents
      --------
and Security Agreement dated as of even date herewith, by and among the Borrower and the Agent, to be recorded in Cook County, Illinois.

     "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3)
      ------------------
of ERISA.

     "Necessary Authorizations" shall mean all material authorizations,
      ------------------------
consents, permits, approvals, licenses, and exemptions from, and all filings and registrations with, and all reports to, any Governmental Authority whether federal, state, local, and all agencies thereof, which are required for the conduct of the businesses and the ownership (or lease) of the properties and assets of the Borrower.

     "Net Cash Proceeds" shall mean, with respect to any sale, lease, transfer
      -----------------
or other disposition of assets (other than the license of any Intellectual Property in the ordinary course of business) by any Person or any issuance by any Person of any Capital Stock or the incurrence by any Person of any Funded Debt (other than the Obligations), the aggregate amount of cash received by such Person for such assets or Capital Stock (together with any amount received evidenced by a promissory note or other instrument or held in escrow), or as a result of such Funded Debt, net of (a) reasonable and customary transaction costs properly attributable to such transaction and payable by such Person in connection with such sale, lease, transfer or other disposition of assets or the issuance of any Capital Stock or the incurrence of any Funded Debt, including without limitation, sales commissions and underwriting discounts, and (b) until cash is actually received by such Person on account of such note or other instrument or any amount held in escrow, any portion of such amount held in escrow or evidenced by a buyer promissory note or other instrument. Upon receipt by such Person of cash on account of amounts referred to in clause (b) above, such amounts shall then be deemed to be "Net Cash Proceeds".

     "Net Income" shall mean, for any period, the consolidated net income (or
      ----------
deficit) of the Borrower and the Borrower's Subsidiaries for such period, determined in accordance with GAAP.

     "New Debentures" shall mean those certain 8.19% unsecured Debentures issued
      --------------
on the Agreement Date by the Borrower, due November 1, 2009, in an aggregate principal amount not exceeding $50,000,000, and governed by the certain Indenture dated as of November 9, 1999, between the Borrower and Bank One Trust Company, N.A., as trustee.

     "Notes" shall mean those certain revolving promissory notes of even date in
      -----
the aggregate principal amount of $150,000,000, issued by the Borrower to each of the Lenders and substantially in the form of Exhibit D attached hereto, and
                                                ---------
any extensions, renewals or amendments to, or replacements of, the foregoing.

     "Obligations" shall mean (a) all payment and performance obligations of the
      -----------
Borrower to the Lenders, the Issuing Banks, and the Agent under this Agreement and the other Loan Documents (including all Letter of Credit Obligations and including any interest, fees and expenses that, but for the provisions of the Bankruptcy Code, would have accrued), as they may be amended from time to time, or as a result of making the Loans or issuing the Letters of Credit, (b) any obligation to pay an amount equal to the amount of any and all damages which the Issuing Banks, the Lenders and the Agent, or any of them, may suffer by reason of a breach by the Borrower of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document, and (c) any obligations of the Borrower to the Agent (or an affiliate of the Agent) or any Lender (or an affiliate of a Lender) under any Interest Hedge Agreement or Foreign Exchange Agreement permitted hereunder.

     "Other Assets" shall mean, collectively, the Equipment and real property
      ------------
owned by the Borrower, located in the United States, subject to the first priority perfected security interest and lien of the Agent, and listed on Schedule O-1 hereto; and each individually, an "Other Asset".
------------

     "Patent Property" shall mean, with respect to any Person:
      ---------------

          (i) all of such Person's patents (including, with respect to the Borrower, the Tuning Patents and HDTV Patents), patent applications (including, without limitation, all patents and patent applications in preparation for filing) and patent disclosures throughout the world, including without limitation, with respect to the Borrower, each patent and patent application referred to in Part A-1 of Schedule 4.1(o);
                                       --------    ---------------

          (ii) all reissues, divisions, continuations, continuations-in-part, revisions, extensions, renewals and reexaminations of any of the items described in clause (a) of this definition; and
                  ----------

          (iii) all patent licenses of such Person(whether as licensee or licensor), including, with respect to the Borrower, each patent license referred to in Part A-2 of Schedule 4.1(o).

     "Payment Date" shall mean the last day of each Eurodollar Advance Period
      ------------
for a Eurodollar Advance.

     "Permitted Liens" shall mean the following encumbrances and claims: (a)
      ---------------
Liens for taxes, assessments, judgments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Agreement; (b) deposits to secure the performance of bids, trade contracts, tenders, sales, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (c) Liens of carriers, warehousemen, mechanics, laborers, suppliers, workers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance or other types of social security benefits; (e) easements, rights-of-way, restrictions, and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person; (f) any attachment or judgment Liens securing the payment of money to the extent such attachment or judgment Lien does not constitute an Event of Default under Section 8.1(k); (g) the Liens on (i) the Capital Stock of the Borrower's domestic Subsidiaries, the Intellectual Property (other than the Tuning Patents and the HDTV Patents and related license agreements) of the Borrower, the Intellectual Property of the Material Subsidiaries, and the real estate and Equipment located in the United States of the Borrower and its Material Subsidiaries (together with the books and records relating thereto and the proceeds thereof) securing the LGE Exit Facility, provided such Liens are at all times fully subordinated to the Liens of the Agent on such assets pursuant to the Subordination Agreement,
(ii) the HDTV Patents and the HDTV License Agreements (together with the books and records relating thereto and the proceeds thereof) securing the LGE Exit Facility, and (iii) the Salomon Assets and the Credits (together with the books and records relating thereto and the proceeds thereof) securing the Restructured PIK Note; (h) purchase money security interests provided that such Lien attaches only to the asset so purchased by the Borrower and secures only Indebtedness incurred by the Borrower in order to purchase such asset, but only to the extent permitted by Section 7.1(c)(i) hereof; (i) notice filings in connection with Capitalized Lease Obligations permitted by Section 7.10 hereof; (j) Liens in favor of the Agent under the Loan Documents; (k) Liens in favor of the lessor of any showroom or sales office of the Borrower where only minimal sample Inventory and office furniture is located, and Liens in favor of any other lessor which are subject to a Collateral Access Agreement in form and substance acceptable to the Agent; and (l) such other Liens as from time to time may be approved in writing by the Agent and the Majority Lenders; provided that the Liens permitted by clauses (c) and (d) above shall not materially impair the business or operations of the Borrower and the Indebtedness secured by such Liens shall not exceed $1,000,000 in the aggregate.

     "Person" shall mean an individual, corporation, partnership, trust, joint
      ------
stock company, limited liability company, unincorporated organization, or a government or any agency or political subdivision thereof.

     "Plan" shall mean an employee benefit plan within the meaning of Section
      ----
3(3) of ERISA or any other plan maintained for employees of any Person or any Affiliate of such Person.

     "Pledge Agreement" shall mean that certain Pledge Agreement dated as of
      ----------------
even date herewith executed by the Borrower in favor of the Agent, pursuant to which the Borrower pledged to the Agent, for its benefit and for the benefit of the Issuing Banks and the Lenders, all of the Borrower's right, title and interest in and to the Capital Stock of its domestic Subsidiaries, and including any supplement thereto executed in accordance with Section 7.7(g) hereof, as the same may be amended, supplemented or modified from time to time.

     "Property" shall mean any real property or personal property, plant,
      --------
building, facility, structure, underground storage tank or unit, equipment, Inventory or other asset owned, leased or operated by the Borrower or any of the Borrower's Subsidiaries (including, without limitation, any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

     "Reimbursement Obligations" shall mean the payment obligations of the
      -------------------------
Borrower under Section 2.15(d) hereof.

     "Reorganization Plan" shall mean the Plan of Reorganization dated August
      -------------------
24, 1999, and filed by the Borrower in the Chapter 11 Case, together with any amendments or modifications thereto consented to by the Lenders.

     "Replacement Event" shall have the meaning ascribed thereto in Section
      -----------------
10.16 hereof.

     "Reportable Event" shall have the meaning set forth in Section 4043(c) of
      ----------------
ERISA and the regulations thereunder, but shall not include any event which is not subject to the thirty (30) day notice requirement of such regulations other than 29 Code of Federal Regulations Sections 2615.11, 2615.12 and 2615.19.

     "Request for Advance" shall mean any certificate signed by an Authorized
      -------------------
Signatory requesting an Advance hereunder which will increase the aggregate amount of the Loans outstanding, which certificate shall be denominated a "Request for Advance," and shall be in substantially the form of Exhibit E attached hereto. Each Request for Advance shall, among other things, specify the date of the Advance, which shall be a Business Day, the amount of the Advance, and the type of Advance.

     "Request for Issuance of Letter of Credit" shall mean any certificate
      ----------------------------------------
signed by an Authorized Signatory requesting that an Issuing Bank issue a Letter of Credit hereunder, which certificate shall be in substantially the form of Exhibit F attached hereto, and shall, among other things, specify (a) that the
---------
requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (b) the stated amount of the Letter of Credit (which shall be in United States Dollars), (c) the effective date (which shall be a Business
Day) for the issuance of such Letter of Credit, (d) the date on which such Letter of Credit is to expire (which shall be a Business Day and which shall be subject to Section 2.15(a) hereof), (e) the Person for whose benefit such Letter of Credit is to be issued, (f) other relevant terms of such Letter of Credit, and (g) the Available Letter of Credit Amount as of the scheduled date of issuance of such Letter of Credit.

     "Restricted Payment" shall mean (a) Dividends and (b) any payment of any
      ------------------
management, consulting or similar fees payable by the Borrower or any of the Borrower's Subsidiaries to any Affiliate.

     "Restricted Purchase" shall mean any payment on account of the
      -------------------
purchase, redemption, or other acquisition or retirement of any shares of Capital Stock of the Borrower or any Subsidiary of the Borrower.

     "Restructured PIK Note" shall mean, collectively, those certain floating rate senior secured notes dated as of the Agreement Date in the aggregate original principal amount of $165,717,674.73 (prior to the principal reductions required by Sections 3.1(j) and 7.7(b) hereof), due November 1, 2009, and issued by the Borrower to the order of LGE pursuant to the Reorganization Plan and shall include any refinancing of such notes provided such refinancing (a) does not result in an increase in the rate of interest or fees, or the aggregate principal amount, of the Indebtedness so refinanced, (b) does not result in a shortening of the scheduled payments of principal or interest due thereunder, and (c) is otherwise on terms and conditions, and evidenced by documentation, in form and substance reasonably acceptable to the Agent.

     "Restructuring Agreement" shall mean that certain Amended and Restated
      -----------------------
Restructuring Agreement dated June 14, 1999, between the Borrower and LGE.

     "Revolving Loans" shall mean, collectively, the amounts advanced from time
      ---------------
to time by the Lenders to the Borrower under the Commitment (other than Swing Loans), not to exceed the amount of the Commitment, and evidenced by the Notes.

     "Reynosa Assets" shall mean all right, title and interest of Zenith Reynosa
      --------------
and Zenith Texas in and to (a) the land and buildings that comprise Zenith Reynosa's production facilities #12, #13, and #27 in Reynosa, Mexico, (b) all of the fixtures, equipment, personal property and other assets located therein and identified on Schedule R-1 hereto, and (c) all agreements relating to access
              ------------
thereto.

     "Reynosa Transfer" shall mean the transfer to occur on or before December
      ----------------
31, 1999, by the Borrower of the Capital Stock of Zenith Reynosa and by Zenith Texas of the Reynosa Assets to LGE, whether directly or by the transfer of the Capital Stock of Zenith Reynosa and the Reynosa Assets to a newly formed Subsidiary and the transfer of the Capital Stock of such new Subsidiary to LGE, all as contemplated by the Reorganization Plan.

     "Salomon Asset" shall mean the Equipment listed on Schedule S-1 attached
      -------------                                     ------------
hereto which, prior to the Agreement Date, was owned indirectly by LGE and leased to the Borrower pursuant to a certain sale/leaseback transaction.

     "Security Agreement" shall mean that certain Security Agreement dated as of
      ------------------
even date herewith between the Borrower and the Agent, on its behalf and on behalf of the Issuing Banks and the Lenders, in the form of Exhibit G attached
                                                            ---------
hereto, as the same may be amended or modified from time to time hereafter.

     "Security Documents" shall mean, collectively, the Security Agreement, the
      ------------------
Pledge Agreement, the Intellectual Property Security Agreements, the Subsidiary Guaranty, the Subsidiary Security Agreement, the Mortgage, the Subordination Agreement, all UCC-1 financing statements and any other document, instrument, agreement or order granting Collateral for the Obligations, as the same may be amended or modified from time to time.

     "Set-Off Waiver Letter" shall mean that certain letter agreement dated as
      ---------------------
of even date herewith executed by LGE in favor of the Agent and pursuant to which LGE waives all rights to set-off against amounts owed to the Borrower, in form and substance satisfactory to the Agent.

     "Settlement Date" shall have the meaning set forth in Section 2.2(f).
      ---------------

     "Standby Letter of Credit" shall mean a Letter of Credit issued to support
      ------------------------
obligations of the Borrower incurred in the ordinary course of its business, and which is not a Commercial Letter of Credit.

     "Subordination Agreement" shall mean, collectively, (a) that certain
      -----------------------
Intercreditor and Subordination Agreement of even date herewith by and among the Borrower, the Agent and LGE and (b) that certain Subordination Agreement of even date herewith by and among the Agent, LGE, and the Material Subsidiaries.

     "Subsidiary" shall mean, as applied to any Person, (a) any corporation of
      ----------
which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which fifty percent (50%) or more of the outstanding partnership interests is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and
(b) any other entity which is controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

     "Subsidiary Guaranty" shall mean that certain Guaranty Agreement executed
      -------------------
by each Material Subsidiary dated as of even date herewith, in the form of Exhibit H attached hereto, and shall include any supplement to the Guaranty
---------
Agreement executed in accordance with Section 7.7(g) hereof, as the same may be modified, amended or supplemented from time to time.

     "Subsidiary Security Agreement" shall mean that certain Subsidiary Security
      -----------------------------
Agreement executed by and among each Material Subsidiary and the Agent dated as of even date herewith, in the form of Exhibit I attached hereto, and shall
                                      ---------
include any supplement thereto executed in accordance with Section 7.7(g) hereof, as the same may be supplemented, modified or amended from time to time.

     "Super-Majority Lenders" shall mean Lenders (whose voting rights hereunder
      ----------------------
have not been restricted pursuant to Section 2.2(e) hereof) the total of whose Commitment Ratios equals or exceeds eighty percent (80%) of the Commitment Ratios of all Lenders entitled to vote hereunder.

     "Swing Bank" shall mean Citicorp USA, Inc., a Delaware corporation, or any
      ----------
other Lender who shall agree with the Agent to act as Swing Bank.

     "Swing Loans" shall mean any Loans made to the Borrower by the Swing Bank
      -----------
from time to time, in accordance with Section 2.2(f) hereof.

     "Trademark" shall have the meaning ascribed to that term in the definition
      ---------
of Trademark Property.

     "Trademark Property" shall mean, with respect to any Person:
      ------------------

          (A) all of such Person's trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, trade dress other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being
                                                     ----------
     collectively called a "Trademark"), now existing anywhere in the world or
                            ---------
     hereafter adopted or acquired, whether currently in use or not, whether or not registered, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including, with respect to the Borrower, those referred to in Part B-1 of Schedule
                                                        --------    --------
     4.1(o);
     ------

          (B) all reissues, extensions, renewals, translations, adaptations, derivations and combinations of any of the items described in clause (a) of
                                                                   ----------
     this definition;

          (C) all Trademark licenses and other agreements providing such Person with the right to use any of the types of items referred to in clauses (a)
                                                                    -----------
     and (b) of this definition, including, with respect to the Borrower, each
         ---
     Trademark license referred to in Part B-2 of Schedule 4.1(o);
                                      --------    ---------------

          (D) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b) of this
                                               -----------     ---
     definition;

          (E) the right to sue third parties for past, present and future infringements of any Trademark property described in clauses (a) or (b) of
                                                          -----------    ---
     this definition and, to the extent applicable in clause (c) of this
                                                             ---
     definition; and

          (F) all proceeds of, and rights associated with, the foregoing, including any claim by such Person against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or (to the extent applicable and if permitted by Applicable Law) Trademark license, referred to in clause (c) of this definition, or for any injury to
                             ----------
     the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license, and all rights corresponding thereto throughout the world.

     "Tuning Patent Royalties" shall mean all amounts paid in cash by any
      -----------------------
licensee to the Borrower in connection with the license of any Tuning Patent under any License Agreement.

     "Tuning Patents" shall mean, collectively, U.S. Patent No. 4,002,986, U.S.
      --------------
Patent No. 4,317,227, U.S. Patent No. 4,516,170, and U.S. Patent No. 4,598,425,
together with all applications, reissues, divisions, continuations, continuations-in-part, revisions, extensions, renewals and reexaminations relating thereto; and "Tuning Patent" shall mean any of the foregoing.

     "Uniform Customs" shall mean the Uniform Customs and Practice for
      ---------------
Documentary Credits, International Chamber of Commerce Publication No. 500, as the same may be amended or revised from time to time.

     "Value" shall mean, at any particular date: (a) the lower of the fair
      -----
market value of the Eligible Inventory and its cost, valued in accordance with the "First-In, First-Out" method of accounting, minus (b) an amount which is
                                                -----
equal to the amount of reserves which, under FASB No. 48, "Revenue recognition when the right of return exists," the Borrower shall be required to take in regard to the amount identified in subparagraph (a) hereof.

     "Voting Stock" shall mean the Capital Stock issued by a corporation, or
      ------------
equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     "Warranty/Advertising Reserves" shall mean the amount of reserves which the
      -----------------------------
 Agent shall have established, in its reasonable discretion, in connection with the Borrower's warranty expenses and cooperative advertising.

     "Wholly-Owned Subsidiary" shall mean any direct or indirect Subsidiary of a
      -----------------------
Person where such Person's ownership of such Subsidiary is through ownership of 100% of all issued and outstanding Capital Stock (or other ownership interests, but excluding any directors qualifying shares) and warrants, options or rights to purchase Capital Stock (or other ownership interests) at all levels.

     "Zenith Reynosa" shall mean Partes de Television de Reynosa, S.A. de C.V.,
      --------------
a wholly-owned Subsidiary of the Borrower.

     "Zenith Texas" shall mean Zenith Electronics Corporation of Texas, a Texas
      ------------
corporation, and a wholly-owned Subsidiary of the Borrower.

     Each definition of a Loan Document in this Article 1 shall include such instrument or agreement as modified, amended, or supplemented from time to time with, if required, the prior written consent of the Majority Lenders, except as provided in Section 10.12 hereof, and except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan

Document includes that party and its successors and assigns. An Event of Default shall "exist", "continue" or be "continuing" until such Event of Default has been waived in writing in accordance with Section 10.12 hereof. All terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein. All accounting terms used herein without definition shall be used as defined under GAAP. All financial calculations hereunder shall, unless otherwise stated, be determined for the Borrower on a consolidated basis with its Subsidiaries.

                                   ARTICLE 2

                      THE LOANS AND THE LETTERS OF CREDIT
                      -----------------------------------

     Section 2.1    Extension of Credit. Subject to the terms and conditions of,
                    -------------------
and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, the Lenders have extended and agree, severally in accordance with their respective Commitment Ratios and not jointly, to extend credit in an aggregate principal amount not to exceed ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) to the Borrower, as hereinafter provided.

     (a)  The Revolving Loans. The Lenders agree, severally in accordance with
          -------------------
their respective Commitment Ratios relating to the Commitment and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and relend to the Borrower, prior to the Maturity Date, amounts which in the aggregate at any one time outstanding do not exceed the lesser of (i) the Borrowing Base and (ii) the Commitment. Subject to the terms and conditions hereof and prior to the Maturity Date, Advances under the Commitment may be repaid and reborrowed from time to time on a revolving basis.

     (b)  The Letters of Credit. Subject to the terms and conditions hereof each
          ---------------------
Issuing Bank agrees, severally in accordance with their respective Letter of Credit Commitments and not jointly, to issue Letters of Credit for the account of the Borrower pursuant to Section 2.15 hereof in an aggregate outstanding face amount (i) for all Issuing Banks, not to exceed the Letter of Credit Commitment at any time, and (ii) for any individual Issuing Bank, not to exceed such Issuing Bank's Letter of Credit Commitment.

     (c)  The Swing Loans. Subject to the terms and conditions hereof, the Swing
          ---------------
Bank, in its sole discretion, may from time to time after the Agreement Date but prior to the Maturity Date, make Swing Loans to the Borrower in an aggregate principal amount not to exceed at any time outstanding the least of (i) the Swing Bank's pro rata share (in accordance with its Commitment Ratio) of the Available Commitment, (ii) the excess of (x) the Swing Bank's pro rata share (in accordance with its Commitment Ratio) of the Commitment over (y) the sum of the aggregate outstanding principal amount of Swing Loans and Revolving Loans made by it and the

Swing Bank's pro rata share (in accordance with its Commitment Ratio) of the outstanding Letter of Credit Obligations, and (iii) $11,000,000.

     (d)  Overadvances; Borrowing Base Deficiencies. If at any time the
          -----------------------------------------
Aggregate Credit Obligations exceed the Borrowing Base, the Commitment or any other applicable limitation set forth in this Agreement, such Aggregate Credit Obligations shall nevertheless constitute Obligations that are secured by the Collateral and are entitled to all benefits thereof. In no event, however, shall the Borrower have the right whatsoever to (i) receive any Revolving Loan, (ii) receive any Swing Loan, or (iii) request the issuance of any Letter of Credit if, before or after giving effect thereto, there shall exist a Default or a Borrowing Base Deficiency. In the event that (1) the Lenders, in their sole and absolute discretion, shall make any Revolving Loans, or (2) any Issuing Bank shall, in its sole and absolute discretion (subject to the terms and conditions set forth in this Agreement), agree to the issuance of any Letter of Credit, or
(3) the Swing Bank, in its sole and absolute discretion (subject to the terms and conditions set forth in this Agreement), shall make any Swing Loan, which in any such case gives rise to a Borrowing Base Deficiency, the Borrower shall make, on demand, a payment on the Obligations to be applied to the Revolving Loans, the Swing Loans and the Letter of Credit Reserve Account, as appropriate, in an aggregate principal amount equal to such Borrowing Base Deficiency. Additionally, in no event shall the Borrower have the right to receive any Advance in an amount which exceeds the Available Commitment.

     Section 2.2    Manner of Borrowing and Disbursement of Loans.
                    ---------------------------------------------

     (a)  Choice of Interest Rate, etc. Any Advance shall, at the option of the
          ----------------------------
Borrower, be made either as a Base Rate Advance or as a Eurodollar Advance (except any initial Advance made on the Agreement Date or on the first two (2) Business Days after the Agreement Date shall be made as a Base Rate Advance); provided, however, that (i) if the Borrower fails to give the Agent written notice specifying whether an Advance is to be repaid or reborrowed on a Payment Date, such Advance shall be repaid and then reborrowed as a Base Rate Advance on the Payment Date, and (ii) the Borrower may not select a Eurodollar Advance (A) with respect to the Swing Loans, (B) with respect to an Advance, the proceeds of which are to reimburse an Issuing Bank pursuant to Section 2.15 hereof, or (C) if, at the time of such Advance, a Default or an Event of Default has occurred and is continuing. Any notice given to the Agent in connection with a requested Advance hereunder shall be given to the Agent prior to 11:00 a.m. (New York time) in order for such Business Day to count toward the minimum number of Business Days required. The Agent shall, upon reasonable request of the Borrower from time to time, provide to the Borrower such information with regard to the Eurodollar Basis as may be so requested.

     (b)  Base Rate Advances.
          ------------------

          (i)       Initial and Subsequent Advances. The Borrower shall give the
                    -------------------------------
     Agent in the case of Base Rate Advances not later than 11:00 a.m. (New York time) on the Business Day of a proposed Advance, irrevocable prior notice by telephone or telecopy and shall confirm any such telephone notice with a written Request for Advance; provided, however, that the failure by the Borrower to confirm any
              --------  -------
     notice by telephone or telecopy with a Request for Advance shall not invalidate any notice so given.

          (ii)      Repayments and Reborrowings. The Borrower may repay or
                    ---------------------------
     prepay a Base Rate Advance and (a) at any time reborrow all or a portion of the principal amount thereof as one or more Base Rate Advances, (b) upon at least two (2) Business Days' irrevocable prior written notice to the Agent, reborrow all or a portion of the principal thereof as one or more Eurodollar Advances, or (c) not reborrow all or any portion of such Base Rate Advance. Upon the date indicated by the Borrower, such Base Rate Advance shall be so repaid and, as applicable, reborrowed.

          (iii)     Miscellaneous. Notwithstanding any other provision of
                    -------------
     this Agreement which may be construed to the contrary, each Base Rate Advance shall be in a principal amount of no less than $1,000,000 and in an integral multiple of $100,000 in excess thereof; provided, however, each Base Rate Advance that is a Swing Loan shall be in a principal amount of not less than $100,000 unless a lower amount is permitted by the Swing Bank in its sole discretion from time to time.

     (c)  Eurodollar Advances.
          -------------------

          (i)       Initial and Subsequent Advances. The Borrower shall give the
                    -------------------------------
     Agent in the case of Eurodollar Advances at least two (2) Business Days' irrevocable prior notice by telephone or telecopy and shall immediately confirm any such telephone notice with a written Request for Advance; provided, however, that the failure by the Borrower to confirm any notice
     --------  -------
     by telephone or telecopy with a Request for Advance shall not invalidate any notice so given. The Agent, whose determination shall be conclusive, shall determine the available Eurodollar Bases as of the second (2nd) Business Day prior to the date of the requested Advance and shall promptly notify the Borrower of the same and the Borrower shall promptly confirm in writing receipt of such notification. The Eurodollar Advance Period for each Eurodollar Advance shall in all events be either one, two, three or six months, or, if available to each of the Lenders, nine or twelve months. Failure by the Borrower to confirm any telephonic notice in writing shall not invalidate any notice so given. Upon receipt of such notice from the Borrower, the Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

          (ii)      Repayments and Reborrowings. At least two (2) Business Days
                    ---------------------------
     prior to each Payment Date for a Eurodollar Advance, the Borrower shall give the Agent written notice specifying whether all or a portion of any Eurodollar Advance outstanding on the Payment Date (a) is to be repaid and then reborrowed in whole or in part as a new Eurodollar Advance, in which case such notice shall also specify the Eurodollar Advance Period which the Borrower shall have selected for such new Eurodollar Advance, (b) is to be repaid and then reborrowed in whole or in part as a Base Rate Advance, or
     (c) is to be
     repaid and not reborrowed. Upon such Payment Date such Eurodollar Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

          (iii)     Miscellaneous. Notwithstanding any term or provision of this
                    -------------
     Agreement which may be construed to the contrary, each Eurodollar Advance shall be in a principal amount of no less than $5,000,000 and in an integral multiple of $1,000,000 in excess thereof, and at no time shall the aggregate number of all Eurodollar Advances then outstanding exceed six
     (6).

     (d)  Notification of Lenders. Upon receipt of a (i) Request for Advance or
          -----------------------
a telephone or telecopy request for Advance, (ii) notification from an Issuing Bank that a draw has been made under any Letter of Credit, or (iii) notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of each Lender's portion of any such Advance. Each Lender shall, not later than 2:00 p.m. (New York time) on the date specified for such Advance in such notice, make available to the Agent at the Agent's office, or at such account as the Agent shall designate, the amount of such Lender's portion of the Advance in immediately available funds.

     (e)  Disbursement. Prior to 3:00 p.m. (New York time) on the date of an
          ------------
Advance hereunder, the Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Agent by the Lenders in like funds by transferring the amounts so made available by deposit into the Borrower's account maintained with Citibank or by wire transfer pursuant to the Borrower's instructions. Unless the Agent shall have received notice from a Lender prior to 12:30 p.m. (New York time) on the date of any Advance that such Lender will not make available to the Agent such Lender's ratable portion of such Advance, the Agent may assume that such Lender has made or will make such portion available to the Agent on the date of such Advance and the Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Agent, such Lender agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (x) for the first two Business Days, at the rate on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, and (y) thereafter, at the Base Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement and if both such Lender and the Borrower shall pay and repay such corresponding amount, the Agent shall promptly relend to the Borrower such corresponding amount. If such Lender does not repay such corresponding amount immediately upon the Agent's demand therefor, the Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender. In the event that a Lender for any reason fails or refuses to fund its portion of an Advance in violation of this Agreement, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Lender shall (i) have no right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and (ii) shall not be entitled to receive any payments of principal, interest or fees from the Agent (or the other Lenders) in respect of its Loans.

     (f)  Special Provisions Pertaining to Swing Loans.
          --------------------------------------------

          (i) The Borrower shall give the Agent written notice in the form of a Request for Advance, or notice by telephone or telecopy no later than 11:00 a.m. (New York time) on the date on which the Borrower wishes to receive an Advance of any Swing Loan followed immediately by a Request for Advance; provided, however, that the failure by the Borrower to confirm any
              --------  -------
     notice by telephone or telecopy with a Request for Advance shall not invalidate any notice so given. If the Swing Bank, in its sole discretion, elects to make the requested Swing Loan, the Advance shall be made on the date specified in the notice or the Request for Advance and such notice or Request for Advance shall specify (i) the amount of the requested Advance, and (ii) instructions for the disbursement of the proceeds of the requested Advance. The Swing Bank shall have no duty or obligation to make any Swing Loans hereunder and the Swing Bank shall not make any Swing Loans unless, on the date of the requested Advance thereof, the Borrower satisfies each of the conditions precedent to an Advance set forth in Section 3.2 hereof. In the event the Swing Bank in its sole and absolute discretion elects to make any requested Swing Loan, the Swing Bank shall make the proceeds of such Swing Loan available to the Borrower by deposit of U.S. dollars in same day funds by wire transfer in accordance with the applicable notice or Request for Advance.

          (ii) The Agent shall notify each Lender no less frequently than weekly, as determined by the Agent, of the principal amount of Swing Loans outstanding as of 3:00 p.m. (New York City time) as of such date and each Lender's pro rata share thereof. Each Lender shall before 2:00 p.m. (New York City time) on the next Business Day (the "Settlement Date") make available to the Agent, in immediate available funds, the amount of its pro rata share of such principal amount of Swing Loans outstanding. Upon such payment by a Lender, such Lender shall be deemed to have made a Revolving Loan to the Borrower, notwithstanding any failure of the Borrower to satisfy the conditions in Section 3.2. The Agent shall use such funds to repay the principal amount of Swing Loans to the Swing Bank. All interest due on the Swing Loans prior to the Settlement Date shall be payable to the Swing Bank. Additionally, if at any time any Swing Loans are outstanding, any of the events described in clauses (g) or (h) of Section 8.1 hereof shall have occurred, then each Lender shall automatically upon the occurrence of such event and without any action on the part of the Swing Bank, the Borrower, the Agent or the Lenders be deemed to have purchased an undivided participation in the principal and interest of all Swing Loans then outstanding in an amount equal to such Lender's Commitment Ratio and each Lender shall, notwithstanding such Event of Default, immediately pay to the Agent for the account of the Swing Bank in immediately available funds, the amount of such Lender's participation (and upon receipt thereof, the Swing Bank shall deliver to such Lender a loan participation certificate dated the date of receipt of such funds in such amount). The disbursement of funds in connection with the settlement of Swing Loans hereunder shall be subject to the terms and conditions of Section 2.2(e) hereof.

     Section 2.3    Interest.
                    --------

     (a)  On Loans.  Interest on the Loans, subject to Section 2.3(b) hereof,
          --------
shall be payable as follows:

          (i)       On Base Rate Advances. Interest on each Base Rate Advance
                    ---------------------
     shall be computed for the actual number of days elapsed on the basis of a hypothetical year of 360 days and shall be payable monthly in arrears on the first day of each calendar month, commencing on December 1, 1999. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date. Interest shall accrue and be payable on each Base Rate Advance at the simple per annum interest rate equal to the sum of
     (A) the Base Rate, and (B) the applicable Interest Rate Margin in effect for Base Rate Advances from time to time as set forth in paragraph (iii) below.

          (ii)      On Eurodollar Advances. Interest on each Eurodollar Advance
                    ----------------------
     shall be computed for the actual number of days elapsed on the basis of a hypothetical 360-day year and shall be payable in arrears on (x) the Payment Date for such Advance, and (y) if the Eurodollar Advance Period for such Advance is greater than three (3) months, on each three-month anniversary of such Advance. Interest on Eurodollar Advances then outstanding shall also be due and payable on the Maturity Date. Interest shall accrue and be payable on each Eurodollar Advance at a rate per annum equal to the sum of (A) the Eurodollar Basis applicable to such Eurodollar Advance, and (B) the applicable Interest Rate Margin in effect for Eurodollar Advances from time to time as set forth in paragraph (iii) below.

          (iii)     Interest Rate Margin. From the Agreement Date through and
                    --------------------
     including July 30, 2000, the applicable Interest Rate Margin with respect to Base Rate Advances shall be 2.00% per annum, and the applicable Interest Rate Margin with respect to Eurodollar Advances shall be 3.00% per annum. Thereafter, the applicable Interest Rate Margin shall be the interest rate margin determined by the Agent based upon the Interest Coverage Ratio for the four fiscal quarter period most recently ended, effective as of the second Business Day after the financial statements and certificate referred to in Sections

     6.1 and 6.3 hereof are delivered by the Borrower to the Agent and each Lender for the fiscal quarter most recently ended, expressed as a per annum rate of interest as follows:


                                            Base Rate         Eurodollar
                  Interest Coverage          Advance            Advance
                  ------------------
                        Ratio                Interest           Interest
                        -----
                                           Rate Margin        Rate Margin
                                           -----------        -----------

               Less than 1.8 to 1.0           2.00%               3.00%

               1.8 to 1.0 or greater but      1.75%               2.75%
               less than 2.2 to 1.0

               2.2 to 1.0 or greater          1.50%               2.50%

In the event that the Borrower fails to timely provide the financial statements and certificate referred to above in accordance with the terms of Sections 6.1 and 6.3 hereof, and without prejudice to any additional rights under Section 8.2 hereof, the applicable Interest Rate Margin shall be the highest Interest Rate Margin set forth above for the respective Advance until the actual delivery of such financial statements and certificate.

     (b)  Upon Default. Upon the occurrence of an Event of Default and at the
          ------------
election of the Majority Lenders, interest on the outstanding Obligations shall accrue at the Default Rate from the date of such Event of Default. Interest accruing at the Default Rate shall be payable on demand and in any event on the Maturity Date and shall accrue until the earliest to occur of (i) waiver of the applicable Event of Default in accordance with Section 10.12 hereof, (ii) agreement by the Majority Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to (i) accelerate the maturity of the Loans, (ii) terminate the Commitment, or (iii) exercise any other rights or remedies under the Loan Documents in order to charge interest hereunder at the Default Rate.

     (c)  Computation of Interest. In computing interest on any Advance, the
          -----------------------
date of making the Advance shall be included and the date of payment shall be excluded; provided, however, that if an Advance is repaid on the date that it is made, one (1) day's interest shall be due with respect to such Advance.

     Section 2.4    Fees.
                    ----

     (a)  Unused Line Fee. The Borrower shall pay to the Lenders, in accordance
          ---------------
with the Lenders' Commitment Ratios, an unused line fee on the Available Commitment for each day from the Agreement Date through the Maturity Date at a rate of one-half of one percent (.50%) per annum. Such unused line fee shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed, shall be payable monthly in arrears for each month on the first day of the immediately succeeding calendar month, commencing on December 1, 1999, and if then unpaid, on the Maturity Date, and shall be fully earned when due and non-refundable when paid.

     (b)  Letter of Credit Fees.
          ---------------------

          (i) The Borrower shall pay to the Lenders, in accordance with the Lenders' respective Commitment Ratios, a fee on the stated amount of any outstanding Letters of Credit for each day from the Date of Issue through the Maturity Date at a rate equal to the L/C Fee Margin. From the Agreement Date through and including July 30, 2000, the L/C Line Fee Margin shall be two and three-quarters percent (2.75%) per annum on the amount of the Letter of Credit Obligations. Thereafter, the L/C Fee Margin shall be the rate determined by the Agent based upon the Interest Coverage Ratio for the four fiscal quarter period most recently ended, effective as of the second Business Day after the financial statements and certificate referred to in Sections 6.1 and 6.3 hereof are delivered by the Borrower to the Agent and each Lender for the fiscal quarter most recently ended, expressed as a per annum rate as follows:


                         Interest Coverage           L/C
                         -----------------
                              Ratio               Fee Margin
                              -----               ----------
                         Less than 1.8 to            2.75%
                         1.0

                         1.8 to 1.0 or               2.50%
                         greater but less
                         than 2.2 to 1.0

                         2.2 to 1.0 or               2.25%
                         greater

     In the event that the Borrower fails to timely provide the financial statements and certificate referred to above in accordance with the terms of Sections 6.1 and 6.3 hereof, and without prejudice to any additional rights under Section 8.2 hereof, the L/C Fee Margin shall be the highest L/C Fee Margin set forth until the actual delivery of such financial statements and certificate. The Letter of Credit fee hereunder shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed, shall be payable monthly in arrears for each month on the first day of the succeeding calendar month, commencing on December 1, 1999, and if then unpaid, on the Maturity Date, and shall be fully earned when due and non-refundable when paid.

          (ii) The Borrower shall also pay to each Issuing Bank, (A) a fee on the stated amount of each Letter of Credit issued and outstanding by such Issuing Bank for each day from the Date of Issue through the Maturity Date at a rate of one-quarter of one percent (.25%) per annum, which fee shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed, shall be payable monthly in arrears for each month on the first day of the next succeeding month, commencing on December 1, 1999, and, if unpaid, on the Maturity Date, and
     (B) a fee in the amount of $125.00 for issuing, amending and renewing any Letter of Credit, which fee shall be due and payable on the date of each issuance, amendment or renewal of any Letter of Credit. Each of the foregoing fees shall be fully earned when due, and non-refundable when paid.

     (c)  Collateral Management Fee. The Borrower shall pay to the Agent an
          -------------------------
annual collateral management fee in the amount of $125,000, which collateral management fee shall be due and payable in full on the Agreement Date and on each one year anniversary of the Agreement Date, and shall be fully earned when due and non-refundable when paid; provided, the unused portion (calculated on the basis of a year of 360 days for the actual number of days elapsed) of the collateral management fee paid pursuant to Section 2.4(d) of the Debtor-in-Possession Credit Agreement shall be credited against the amount of the collateral management fee due hereunder on the Agreement Date.

     Section 2.5    Prepayment/Reduction of Commitment.
                    ----------------------------------

     (a)  Prepayment. The principal amount of any Base Rate Advance may be
          ----------
prepaid in full or in part at any time upon written notice to the Agent not later than 11:00 a.m. (New York time) on the Business Day of such prepayment, without penalty; and the principal amount of any Eurodollar Advance may be prepaid prior to the applicable Payment Date, upon two (2) Business Days' prior written notice to the Agent, provided that the Borrower shall reimburse the Lenders and the Agent, on the earlier of demand or the Maturity Date, for any loss or out-of-pocket expense incurred by the Lenders or the Agent in connection with such prepayment, as set forth in Section 2.9 hereof. Each notice of prepayment shall be irrevocable. Upon receipt of any notice of prepayment, the Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the prepayment. Notwithstanding the foregoing, the Borrower shall not make any prepayment of the Revolving Loans unless and until the balance of the Swing Loans then outstanding is zero. Other than with respect to the Swing Loans and amounts required to be applied to the Loans pursuant to Sections 2.6 and 5.15 hereof, prepayments of principal hereunder (a) with respect to Base Rate Advances, shall be in minimum amounts of $1,000,000 and integral multiples of $100,000 in excess thereof, and (b) with respect to Eurodollar Rate Advances shall be in minimum amounts of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

     (b)  Reduction of Commitment. The Borrower shall have the right, at any
          -----------------------
time and from time to time after the Agreement Date and prior to the Maturity Date, upon at least three (3) Business Days' prior written notice to the Agent, without premium or penalty, to cancel or reduce permanently all or a portion of the Commitment on a pro rata basis among the Lenders in accordance with the Commitment Ratios, provided that any such partial reduction shall be made in an amount not less than $5,000,000 and in integral multiples of $1,000,000 in excess thereof. As of the date of cancellation or reduction set forth in such notice, the Commitment shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein, and the Borrower shall pay to the Agent for the account of the Lenders the amount necessary to reduce the principal amount of the Loans then outstanding to not more than the amount of the Commitment as so reduced, together with accrued interest on the amount so prepaid and the unused line fee set forth in Section 2.4(a) accrued through the date of the reduction with respect to the amount reduced, and shall reimburse the Agent and the Lenders for any loss or out-of-pocket expense incurred by any of them in connection with such payment as set forth in Section 2.9.

          Section 2.6    Repayment.
                         ---------

          (a)  Maturity Date.  The principal balance of all Loans then
               -------------
outstanding shall be due and payable in full on the Maturity Date, and as may be required below.

          (b)  Borrowing Base Deficiencies. In the event that at any time and
               ---------------------------
for any reason there shall exist a Borrowing Base Deficiency, the Borrower shall immediately pay to the Agent an amount equal to the Borrowing Base Deficiency or such excess outstanding Advances, which payments shall constitute mandatory payments of the Loans hereunder.

          (c)  Other Mandatory Repayments. Except in connection with and on the
               --------------------------
Effective Date of the confirmed Reorganization Plan, if at any time after the Agreement Date the Borrower or any of its Subsidiaries shall issue any Capital Stock (other than in connection with the exercise of employee stock options or the issuance of Capital Stock by a Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower), shall sell, lease, transfer or otherwise dispose of any of its assets (other than the license of any Intellectual Property in the ordinary course of business, sales of Inventory in the ordinary course of its business, sales of the Salomon Assets, the Credits, the HDTV Patents, or the HDTV License Agreements or the transfer of the Reynosa Assets in connection with the Reynosa Transfer), or shall incur any Funded Debt (other than the Obligations and, unless otherwise required by Section 5.23 hereof, other than the LGE Exit Facility), one hundred percent (100%) of the Net Cash Proceeds received by the Borrower or such Subsidiary from such issuance, sale or incurrence shall be paid on the date of receipt of the proceeds thereof by the Borrower or such Subsidiary to the Lenders as a mandatory payment of the Revolving Loans. The Commitment shall not be reduced by the amount of the payment of the Revolving Loans due hereunder; provided, however, upon the sale of any of the Other Assets, the advance amount in connection with the Other Assets set forth in clause (g) of the Borrowing Base shall be permanently reduced by the amount attributable to such Other Asset as set forth on Schedule
                                                                       --------
O-1 hereto. Upon the sale, lease, transfer or other disposition of any HDTV
---
Patents or HDTV License Agreements (other than in connection with the license of any HDTV Patents in the ordinary course of business), one hundred percent (100%) of the Net Cash Proceeds received by the Borrower from such sale shall be paid on the date of receipt of such proceeds by the Borrower to repay indebtedness and permanently reduce the commitment under the LGE Exit Facility. Upon the sale, lease, transfer or other disposition of any Salomon Assets or any Credits, one hundred percent (100%) of the Net Cash Proceeds received by the Borrower from such sale shall be paid on the date of receipt of such proceeds by the Borrower to repay indebtedness under the Restructured PIK Note. Nothing in this Section shall authorize the Borrower or any Subsidiary to issue any Capital Stock, sell any assets or incur any Funded Debt except as expressly permitted by this Agreement.


          Section 2.7  Notes; Loan Accounts.
                       --------------------

          (a)  Notes.  The Loans shall be repayable in accordance with the terms
               -----
and provisions set forth herein, and shall be evidenced by the Notes. One each of the Notes shall be payable to the order of each Lender in accordance with the respective Commitment Ratio of such Lender. The Notes shall be issued by the Borrower to the Lenders and shall be duly executed and delivered by Authorized Signatories.

          (b)  Loan Account.  The Agent may open and maintain on its books in
               ------------
the name of the Borrower a loan account with respect to the Loans and interest thereon (the "Loan Account"). The Agent shall debit such Loan Account for the principal amount of each Advance made by it on behalf of the Lenders, accrued interest thereon, and all other amounts which shall become due from the Borrower pursuant to this Agreement and shall credit the Loan Account for each payment which the Borrower shall make in respect to the Obligations. The records of the Agent with respect to such Loan Account shall be conclusive evidence of the Loans and accrued interest thereon, absent manifest error.

          Section 2.8  Manner of Payment.
                       -----------------

          (a)     When Payments Due.
                  -----------------

                  (i) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, fees, and any other amount owed to the Lenders or the Agent under this Agreement, the Notes, or the other Loan Documents shall be made not later than 12:00 noon (New York time) on the date specified for payment under this Agreement or any other Loan Document to the Agent at the Agent's Office, for the account of the Lenders or the Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Agent after 12:00 noon (New York time) shall be deemed received on the next Business Day. In the case of a payment for the account of a Lender, the Agent will promptly thereafter distribute the amount so received in like funds to such Lender. If the Agent shall not have received any payment from the Borrower as and when due, the Agent will promptly notify the Lenders accordingly.

                  (ii) If any payment under this Agreement or any of the Notes shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

         (b)      No Deduction.
                  ------------

                  (i) The Borrower agrees to pay principal, interest, fees, and all other amounts due hereunder or under the Notes without set-off or counterclaim or any deduction whatsoever. If the Borrower shall hereafter be required by law to deduct any taxes from or in respect of any sum payable hereunder or under any Note to any Lender, any Issuing Bank or the Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.8(b)), such Lender, Issuing Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions and
         (C) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

                  (ii) Each Lender agrees to deliver to the Borrower and the Agent from time to time, a true and correct certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Agent pursuant to this Section 2.8(b). The execution and delivery hereof by a Lender shall be deemed to be a certification that such Lender falls within subsection (A) below, and no further certificates need to be delivered by such Lender until the occurrence of one of the events set forth in the preceding sentence. Each certificate required to be delivered pursuant to this Section 2.8(b) shall certify as to one of the following:

                       (A) that such Lender shall continue to receive payments
                  hereunder without deduction or withholding of United States federal income tax;

                       (B) that such Lender cannot continue to receive payments
                  hereunder without deduction or withholding of United States federal income tax as specified therein but does not require additional payments because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrower or from a tax credit or exemption; or

                       (C) that such Lender is no longer capable of receiving
                  payments hereunder without deduction or withholding of United States federal income tax as specified therein by reason of a change in law (including the Code or applicable tax treaty) after the later of the Agreement Date or the date on which a Lender became a Lender pursuant to Section 10.5 hereof and that it is not capable of recovering the full amount of the same from a source other than the Borrower or from a tax credit or exemption.

          (c)  Inadequate Payments. If on the date on which any amount shall be
               -------------------
due and payable by the Borrower in regard to the Obligations, the amount received by the Agent from the Borrower or withdrawn by the Agent from the Clearing Account pursuant to Section 5.15(c) hereof shall not be adequate to pay the amount which shall be so due and payable, then the Agent shall be authorized, but shall not be obligated, to make a Base Rate Advance on behalf of the Lenders to the Borrower by crediting the amount of such Base Rate Advance to the Loan Account hereof pursuant to the provisions of Section 2.7(b) hereof, whereupon the Agent shall debit the Loan Account hereof in a like amount in payment of the part of the Obligations which shall then be due and payable. No further authorization, direction or approval by the Borrower shall be required to be given by the Borrower for the Agent to take the action described in this
Section 2.8(c).

          Section 2.9  Reimbursement. Whenever any Lender shall sustain or incur
                       -------------
any losses or out-of-pocket expenses in connection with (i) failure by the Borrower to borrow or reborrow any Eurodollar Advance, or reborrow any Advance as a Eurodollar Advance, in each case, after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the election of the Borrower not to proceed or the non-fulfillment of any of the conditions set forth in Article 3), or (ii) prepayment of any Eurodollar Advance in whole or in part, the Borrower agrees to pay to such Lender, upon the earlier of such Lender's demand or the Maturity Date, an amount sufficient to compensate such Lender for all such losses and-out-of- pocket expenses. Such Lender's good faith determination of the amount of such losses and out- of-pocket expenses, absent manifest error, shall be binding and conclusive. Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and any lost profit of such Lender or any participant of such Lender over the remainder of the Eurodollar Advance Period for such prepaid Advance.


          Section 2.10 Pro Rata Treatment.
                       ------------------

          (a)  Advances. Each Advance with respect to the Revolving Loans from
               --------
the Lenders under this Agreement shall be made pro rata on the basis of their respective Commitment Ratios.

          (b)  Payments. Each payment and prepayment of the principal of the
               --------
Revolving Loans and each payment of interest on the Revolving Loans received from the Borrower shall be made by the Agent to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding immediately prior to such payment or prepayment (except in cases when a Lender's right to receive payments is restricted pursuant to Section 2.2(e) hereof). If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Loans in excess of its ratable share of the Loans under its Commitment Ratio (or in violation of any restriction set forth in Section 2.2(e) hereof), such Lender shall forthwith purchase from the other Lenders such participation in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such
                           --------  -------
excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery without interest thereon unless the Lender obligated to repay such amount is required to pay interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         Section 2.11    Application of Payments.
                         -----------------------

          (a)  Payments Prior to Acceleration. Prior to the acceleration of the
               ------------------------------
Obligations under Section 8.2 hereof, and other than with respect to payments required to be made pursuant to Section 2.6(c) hereof (which shall be applied as set forth in Section 2.6(c) hereof), if some but less than all amounts due from the Borrower are received by the Agent, the Agent shall distribute such amounts in the following order of priority: FIRST, to the payment of interest then due
                                    -----
and payable on the Swing Loans and the Revolving Loans; SECOND, to the payment
                                                        ------
of principal then due and payable on the Swing Loans, THIRD, to the payment of
                                                      -----
principal then due and payable on the Revolving Loans; FOURTH, to the payment of
                                                       ------
any fees then due and payable to the Agent hereunder or under any other Loan Document; FIFTH, to the payment of any fees then due and payable to the Lenders
          -----
and the Issuing Banks hereunder or under any other Loan Documents; SIXTH, to the
                                                                   -----
extent of any Letter of Credit Obligations then outstanding, to the Letter of Credit Reserve Account; SEVENTH, to the payment of all other Obligations not
                        -------
otherwise referred to in this Section 2.11(a) then due and payable hereunder or under the other Loan Documents; and EIGHTH, to the costs and expenses (including
                                    ------
attorneys' fees and expenses), if any, incurred by the Agent in the collection of such amounts under this Agreement or any of the other Loan Documents.


          (b)  Payments Subsequent to Acceleration. Subsequent to the
               -----------------------------------
acceleration of the Obligations under Section 8.2 hereof, payments and prepayments with respect to the Obligations made to the Agent, the Lenders, the Issuing Banks or otherwise received by the Agent, any Lender, any Issuing Bank (from realization on Collateral or otherwise) shall be distributed in the following order of priority (subject, as applicable, to Section 2.10 hereof):
FIRST, to the reasonable costs and expenses (including reasonable attorneys'
-----
fees and expenses), if any, incurred by the Agent, any Lender, any Issuing Bank in the collection of such amounts under this Agreement or of the Loan Documents, including, without limitation, any costs incurred in connection with the sale or disposition of any Collateral; SECOND, to the payment of interest then due and
                               ------
payable on the Swing Loans; THIRD, to the payment of the principal of any Swing
                            -----
Loans then outstanding; FOURTH, to any fees then due and payable to the Agent
                        ------
under this Agreement or any other Loan Document; FIFTH, to any fees then due and
                                                 -----
payable to the Lenders and the Issuing Banks under this Agreement or any other Loan Document; SIXTH, to the payment of interest then due and payable on the
               -----
Revolving Loans; SEVENTH, to the payment of principal of the Revolving Loans
                 -------
then outstanding; EIGHTH, to the extent of any Letter of Credit Obligations then
                  ------
outstanding, to the Letter of Credit Reserve Account; NINTH, to the payment of
                                                      -----
any obligation under any Interest Hedge Agreement and any Foreign Exchange Agreement between the Borrower, on the one hand, and the Agent (or an affiliate of the Agent) or one or more Lenders (or an affiliate of a Lender), on the other hand; TENTH, to any other Obligations not otherwise referred to in this Section
      -----
2.11(b); and ELEVENTH, upon satisfaction in full of all Obligations to the
             --------
Borrower or as otherwise required by the Subordination Agreement or law.

          Section 2.12   Use of Proceeds. The proceeds of the Loan shall be
                         ---------------
used by the Borrower as follows:

          (a)  Initial Advance. The proceeds of the initial Advance of Revolving
               ---------------
Loans hereunder shall be used (i) on the Agreement Date to repay in full the Obligations (as defined in the Debtor-in-Possession Credit Agreement) under the Debtor-in-Possession Credit Agreement and to fund transaction costs, (ii) to finance the Reorganization Plan, and (iii) for other general corporate purposes.

          (b)  Subsequent Advances. The balance of the proceeds of the Loans
               -------------------
shall be used (i) to the extent permitted by Section 7.10 hereof, to make Capital Expenditures, and (ii) for the Borrower's general operating capital needs and other general corporate purposes to the extent not inconsistent with the provisions of this Agreement.

          Section 2.13  All Obligations to Constitute One Obligation. All
                        --------------------------------------------
Obligations shall constitute one general obligation of the Borrower and shall be secured by the Agent's security interest (on behalf of the Lenders and the Issuing Banks) and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time hereafter granted by the Borrower to the Agent and the Lenders, to the extent provided in the Security Documents under which such Lien arises.

          Section 2.14  Maximum Rate of Interest. In no contingency or event
                        ------------------------
whatsoever shall the aggregate of all amounts deemed interest on the Loans and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable thereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall promptly refund to the Borrower any interest received by them in excess of the maximum lawful rate or, if so requested by the Borrower, shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that the Lenders not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

          Section 2.15   Letters of Credit.
                         -----------------

          (a) Subject to the terms and conditions hereof, each Issuing Bank, on behalf of the Lenders, and in reliance on the agreements of the Lenders set forth in subsection (c) below, hereby agrees to issue one or more Letters of Credit up to an aggregate face amount equal to such Issuing Bank's pro rata share of the Letter of Credit Commitment; provided, however, that the Issuing Banks shall not issue any Letter of Credit unless the conditions precedent to the issuance thereof set forth in Section 3.2 hereof have been satisfied, and shall not issue any Letter of Credit if any Default then exists or would be caused thereby or if, after giving effect to such issuance, the Available Commitment would be less than zero or there would exist a Borrowing Base Deficiency; and provided further, however, that at no time shall the total Letter of Credit Obligations outstanding hereunder exceed the Letter of Credit Commitment. Each Letter of Credit shall (1) be denominated in U.S. dollars, and
(2) expire no later than the earlier to occur of (A) the Maturity Date, and (B) 360 days after its date of issuance (but may contain provisions for automatic renewal provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal). Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Banks shall not at any time be obligated to issue, or cause to be issued, any Letter of Credit if such issuance would conflict with, or cause such Issuing Bank to exceed any limits imposed by, any Applicable Law.

          (b) The Borrower may from time to time request that an Issuing Bank issue a Letter of Credit. The Borrower shall execute and deliver to the Agent and applicable Issuing Bank a Request for Issuance of Letter of Credit for each Letter of Credit to be issued by such Issuing Bank, not later than 12:00 noon (New York time) on the fifth (5th) Business Day preceding the date on which the requested Letter of Credit is to be issued, or such shorter notice as may be acceptable to the Issuing Bank and the Agent. Upon receipt of any such Request for Issuance of Letter of Credit, subject to satisfaction of all conditions precedent thereto as set forth in Section 3.2 hereof, the Issuing Bank shall process such Request for Issuance of Letter of Credit and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower and the Agent following the issuance thereof. The Borrower shall pay or reimburse the

Issuing Bank for normal and customary costs and expenses incurred by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering the Letters of Credit.

          (c) Immediately upon the issuance by an Issuing Bank of a Letter of Credit and in accordance with the terms and conditions of this Agreement, such Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Ratio, in such Letter of Credit and the obligations of the Borrower with respect thereto (including, without limitation, all Letter of Credit Obligations with respect thereto). At such time as the Agent shall be notified by the Issuing Bank that the beneficiary under any Letter of Credit has drawn on the same, the Agent shall promptly notify the Borrower and each Lender, by telephone or telecopy, of the amount of the draw and, in the case of each Lender, such Lender's portion of such draw amount as calculated in accordance with its Commitment Ratio.

          (d) The Borrower hereby agrees to immediately reimburse an Issuing Bank for amounts paid by such Issuing Bank in respect of draws under a Letter of Credit. In order to facilitate such repayment, the Borrower hereby irrevocably requests the Lenders, and the Lenders hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 hereof with respect to the amounts of, the timing of requests for, and the repayment of Advances hereunder and in Article 3 hereof with respect to conditions precedent to Advances hereunder), with respect to any drawing under a Letter of Credit, to make a Base Rate Advance on each day on which a draw is made under any Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the Issuing Bank to reimburse the Issuing Bank for the amount paid by it upon such draw. Each Lender shall pay its share of such Base Rate Advance by paying its portion of such Advance to the Agent in accordance with Section 2.2(e) hereof and its Commitment Ratio, without reduction for any set-off or counterclaim of any nature whatsoever and regardless of whether any Default or Event of Default then exists or would be caused thereby. The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this Section hereunder shall be subject to the terms and conditions of Section 2.2(e) hereof. The obligation of each Lender to make payments to the Agent, for the account of the Issuing Bank, in accordance with this Section 2.15 shall be absolute and unconditional and no Lender shall be relieved of its obligations to make such payments by reason of noncompliance by any other Person with the terms of the Letter of Credit or for any other reason (other than the gross negligence of the Issuing Bank in paying such Letter of Credit, as determined by a final non-appealable judgment of a court of competent jurisdiction). The Agent shall promptly remit to the Issuing Bank the amounts so received from the other Lenders. Any overdue amounts payable by the Lenders to the Issuing Bank in respect of a draw under any Letter of Credit shall bear interest, payable on demand, (x) for the first two Business Days, at the rate on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day by the Federal Reserve Bank of New York, and (y) thereafter, at the Base Rate.

          (e) The Borrower agrees that each Advance by the Lenders to reimburse the Issuing Bank for draws under any Letter of Credit, shall, for all purposes hereunder, be deemed to be a Base Rate Advance under the Commitment and shall be payable and bear interest in accordance with all other Base Rate Advances.

          (f) Borrower agrees that any action taken or omitted to be taken by an Issuing Bank in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of such Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction, shall be binding on the Borrower as between the Borrower and the Issuing Bank, and shall not result in any liability of the Issuing Bank to the Borrower. The obligation of the Borrower to reimburse an Issuing Bank for a drawing under any Letter of Credit or the Lenders for Advances made by them to Issuing Banks on account of draws made under the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

               (i)     Any lack of validity or enforceability of any Loan
          Document;


               (ii) Any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

               (iii) Any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

               (iv) The existence of any claim, set-off, defense or any right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting), any Lender or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, or any other Loan Document, or any unrelated transaction;

               (v) Any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

               (vi) The insolvency of any Person issuing any documents in connection with any Letter of Credit;

               (vii) Any breach of any agreement between the Borrower and any beneficiary or transferee of any Letter of Credit;

               (viii) Any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit;

               (ix) Any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code;

               (x) Any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Issuing Bank;

               (xi) Any other circumstances arising from causes beyond the control of the Issuing Bank;

               (xii) Payment by the Issuing Bank under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction; and

               (xiii) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

          (g) If any change in Applicable Law, any change in the interpretation or administration thereof, or any change in compliance with Applicable Law by the Issuing Bank as a result of any request or directive of any Governmental Authority, central bank or comparable agency (whether or not having the force of law) after the Agreement Date shall (i) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy, assessment or other requirements or conditions against letters of credit issued by the Issuing Bank or (ii) impose on the Issuing Bank any other condition regarding this Agreement or any Letter of Credit or any participation therein, and the result of any of the foregoing in the determination of the Issuing Bank is to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein, then, on the earlier of the Maturity Date or a date not more than five (5) days after demand by the Issuing Bank, the Borrower agrees to pay to the Issuing Bank, from time to time as specified by the Issuing Bank, such additional amount or amounts as the Issuing Bank reasonably determines will compensate it for such increased costs, from the date such change or action is effective, together with interest on each such amount from the Maturity Date or the date demanded, as applicable, until payment in full thereof at the Base Rate. A certificate as to such increased cost incurred by the Issuing Bank as a result of any event referred to in this paragraph submitted by the Issuing Bank to the Borrower shall be conclusive, absent manifest error, as to the amount thereof.

          (h) The Borrower will indemnify and hold harmless the Agent, each Issuing Bank and each other Lender and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees) which may be imposed on, incurred by or asserted against the Agent, such Issuing Bank or any such other Lender in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrower shall not be liable to the Agent, any Issuing Bank or any such Lender for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Agent, such Issuing Bank or such Lender, as the case may be, as determined by a final non-appealable judgment of a court of competent jurisdiction. This Section 2.15(h) shall survive termination of this Agreement.

          (i) Each Lender shall be responsible (to the extent the Issuing Bank is not reimbursed by the Borrower) for its pro rata share (based on such Lender's Commitment Ratio) of any and all reasonable out-of-pocket costs, expenses (including reasonable legal fees) and disbursements which may be incurred or made by the Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, the Borrower's or any guarantor's obligations to reimburse draws thereunder or otherwise. In the event the Borrower shall fail to pay such expenses of the Issuing Bank within fifteen (15) days of demand for payment by the Issuing Bank, each Lender shall thereupon pay to the Issuing Bank its pro rata share (based on such Lender's Commitment Ratio) of such expenses within ten (10) days from the date of the Issuing Bank's notice to the Lenders of the Borrower's failure to pay; provided, however, that if the Borrower shall thereafter pay such expenses, the Issuing Bank will repay to each Lender the amounts received from such Lender hereunder.

          (j)  Schedule 2.15 hereto contains a list of the outstanding letters
               -------------
of credit issued prior to the Agreement Date under the Debtor-in-Possession Credit Agreement for the account of the Borrower. Subject to the satisfaction of the conditions precedent contained in Section 3.1 on the Agreement Date (i) such letters of credit, to the extent still outstanding, shall automatically and without further action of the parties thereto be converted into Letters of Credit issued pursuant to this Section 2.15 and subject to the provisions hereof, (ii) the face amount of such letters of credit shall be included in the calculation of Letter of Credit Obligations, and (iii) all liabilities of the Borrower with respect to such letters of credit shall constitute Obligations.


                                   ARTICLE 3

                             CONDITIONS PRECEDENT
                             --------------------

          Section 3.1    Conditions Precedent to Initial Advance. The
                         ---------------------------------------
obligations of the Lenders to undertake the Commitment and to make the initial Advance hereunder, and the obligation of the Issuing Banks to issue the initial Letter of Credit hereunder, are subject to the prior fulfillment of each of the following conditions:

          (a) The Agent or the Lenders, as appropriate, shall have received each of the following, in form and substance satisfactory to the Agent and the
Lenders:

               (i)     This duly executed Agreement;


               (ii) A duly executed Note to the order of each Lender in the amount of such Lender's pro rata share of the Commitment;

               (iii) The Security Agreement, Pledge Agreement (together with the original stock certificates of the Capital Stock pledged thereunder and related stock powers), Intellectual Property Security Agreements, Mortgage, Subordination Agreement, Subsidiary Guaranty, and Subsidiary Security Agreement, duly executed by the parties thereto;

               (iv) Original Uniform Commercial Code financing statements signed by the Borrower and each Material Subsidiary, respectively, as debtor, and naming the Agent as secured party to be filed in all appropriate jurisdictions, in such form as shall be satisfactory to the Agent;

               (v)     The Set-Off Waiver Letter, duly executed by LGE;

               (vi) The opinion of (A) Kirkland & Ellis, as corporate counsel to the Borrower and the Material Subsidiaries, regarding the Borrower, the Material Subsidiaries and the Loan Documents, (B) Richard F. Vitkus, as general counsel to the Borrower and the Material Subsidiaries, regarding the Borrower, the Material Subsidiaries and the Loan Documents, and (C) bankruptcy counsel to the Borrower, regarding the Final Order and the Confirmation Order, in each case addressed to each Lender, the Issuing Bank and the Agent, dated the Agreement Date;

               (vii) The duly executed Request for Advance for the initial Advance of the Loans;

               (viii) A duly executed Borrowing Base Certificate dated as of the Agreement Date;

               (ix) A loan certificate signed by an Authorized Signatory of the Borrower in substantially the form of Exhibit J attached hereto,
                                                    ---------
          including a certificate of incumbency with respect to each Authorized Signatory of the Borrower, together with appropriate attachments which shall include, without limitation, the following: (A) a copy of the Certificate of Incorporation of the Borrower certified to be true, complete and correct by the Secretary of State for the State of Delaware, (B) a true, complete and correct copy of the By-Laws of the Borrower, (C) a true, complete and correct copy of the resolutions of the Borrower authorizing the borrowing hereunder and the execution, delivery and performance by the Borrower of the Loan Documents, and (D) certificates of good standing from each jurisdiction in which the Borrower is required to be registered to do business;

               (x) A loan certificate from each Material Subsidiary signed by an Authorized Signatory of such Material Subsidiary in substantially the form of Exhibit J attached hereto, including a
                                    ---------
          certificate of incumbency with respect to each Authorized Signatory of such Material Subsidiary, together with appropriate attachments which shall include, without limitation, the following: (A) a copy of the Certificate of Incorporation of such Material Subsidiary certified to be true, complete and correct by the Secretary of State for the jurisdiction of its incorporation, (B) a true, complete and correct copy of the By-Laws of such Material Subsidiary, (C) a true, complete and correct copy of the resolutions of such Material Subsidiary authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (D) certificates of good standing from each jurisdiction in which such Material Subsidiary is qualified to do business;

               (xi) A duly executed General Release, releasing the Agent, the Issuing Bank and the Lenders from all claims, liability and causes of action arising in connection with the Debtor-in-Possession Credit Agreement prior to the Agreement Date;

               (xii)   A Collateral Access Agreement with respect to each
          leased premises of the Borrower listed on Schedule 5.11 hereto (except
                                                    -------------
          to the extent delivery of such Collateral Access Agreement is permitted to be made after the Agreement Date pursuant to Section 5.21 hereof);

               (xiii) Audited financial statements for the Borrower for its 1998 fiscal year, unaudited financial statements for the Borrower for the month ending August 31, 1999, and the Borrower's pro-forma financial statements, business plan and projections for the twelve month period following the Agreement Date on a quarterly basis;

               (xiv) Copies of certificates of insurance and the related insurance policies covering the assets of the Borrower and otherwise meeting the requirements of Section 5.5 hereof;

               (xv) Copies of any pay-off letters, termination statements, canceled mortgages and the like required by the Agent in connection with the removal of any Liens (other than Permitted Liens) against the assets of the Borrower or any Material Subsidiary;

               (xvi) Evidence satisfactory to the Agent that the Liens granted pursuant to the Security Documents will be first priority perfected Liens on the Collateral (subject only to Permitted Liens);

               (xvii) Payment of all reasonable fees and expenses payable to the Agent, the affiliates of the Agent and the Lenders in connection with the execution and delivery of this Agreement, including, without limitation, reasonable fees and expenses of counsel to the Agent; and

               (xviii) Such other documents and evidence as the Agent may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

          (b) The Agent shall be satisfied with the Borrower's cash management system and shall have received duly executed Blocked Account Letters as required by Section 5.15, all as reasonably acceptable to the Agent;

          (c) There shall have been no change in the business, assets, management, operations, financial condition or prospects of the Borrower since August 31, 1999, which change, in the judgment of the Agent, will have a Materially Adverse Effect;

          (d) The Agent shall have received evidence that the Tuning Patents and the License Agreements are in full force and effect and not the subject of any pending or threatened litigation (other than the Funai Litigation to the extent there has been no judgment, order or other decision entered in the Funai Litigation which is materially adverse to the Borrower, and to the extent there is no reasonable likelihood of the entry of such order, judgment or decision in the reasonable determination of the Agent) and the satisfactory completion of its due diligence regarding all other Collateral;

          (e) The Agent shall have received evidence that the Court has entered the Final DIP Order and that all of the obligations of the Borrower under the Debtor-in-Possession Credit Agreement will be paid in full from the proceeds of the initial Advance;

          (f) The Agent shall have received evidence that (i) the Court has entered the Confirmation Order, (ii) at least ten (10) days shall have elapsed since such entry of the Confirmation Order on the docket of the Court, with no appeal of the Confirmation Order having been timely filed, or if timely filed, with such appeal having been dismissed (unless the Majority Lenders agree to waive any of such requirements), and (iii) all other conditions to the confirmation and effectiveness of the Reorganization Plan shall have been satisfied;

          (g) The Agent shall have received (i) evidence that all documentation evidencing the LGE Exit Facility has been executed and that the LGE Exit Facility has closed, and (ii) a certificate of an authorized signatory of LGE certifying that LGE has received the approval of the

 Korean Ministry of Finance and all other applicable governmental entities to provide such credit facility, in each case in form and substance reasonably acceptable to the Agent;

          (h) The Agent shall have received evidence that the Restructured PIK Note and the New Debentures have been issued and all documents relating to the Restructured PIK Note and the New Debentures shall be in form and substance reasonably acceptable to the Agent;

          (i) The Agent shall have received evidence that LGE owns at least ninety percent (90%) of the outstanding Capital Stock of the Borrower;

          (j) The Agent shall have received evidence that (a) LGE has transferred to the Borrower all of LGE's right, title and interest in all of the Salomon Assets and the Credits, and (b) the principal amount of the Restructured PIK Note has been reduced by $5,733,870.83 for those Salomon Assets which are thereafter transferred by the Borrower back to LGE (as indicated on Schedule S-
1);

          (k) The Agent shall have received the Borrower's plan to become "Year 2000" compliant as required by this Agreement, in form and substance reasonably acceptable to the Agent;

          (l) The Agent shall have received evidence reasonably satisfactory to it that all Necessary Authorizations are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and the Agent and the Lenders shall have received a certificate of an Authorized Signatory so stating; and

          (n) All of the representations and warranties of the Borrower and its Subsidiaries under this Agreement and the other Loan Documents shall be true and correct, both before and after giving effect to the application of the proceeds of the initial Advance.

          Section 3.2    Conditions Precedent to Each Advance and Letter of
                         --------------------------------------------------
Credit. The obligation of the Lenders to make each Advance, including the
------
initial Advance (but excluding Advances, the proceeds of which are to reimburse
(i) the Swing Bank for Swing Loans or (ii) an Issuing Bank for amounts drawn under a Letter of Credit), and the obligation of the Issuing Banks to issue each Letter of Credit (including the initial Letter of Credit), remains subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with the making of such Advance or the issuance of such Letter of Credit:

          (a) All of the representations and warranties of the Borrower under this Agreement, which, pursuant to Section 4.4 hereof, are made at and as of the time of the making of such Advance or the issuance of such Letter of Credit, shall be true and correct in all material respects at such time, both before and after giving effect to the application of the proceeds of the Advance or the issuance of such Letter of Credit, and the Agent shall have received a certificate (which may be a Request for Advance or a Request for Issuance of Letter of Credit, as applicable) to that effect signed by an Authorized Signatory of the Borrower and dated the date such Advance is to be made or such Letter of Credit is to be issued;

          (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency contained in the certificate of the Borrower delivered pursuant to Section 3.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Agent and the Lenders;

          (c) The most recent Borrowing Base Certificate which shall have been delivered to the Agent pursuant to Section 6.5(a) hereof shall demonstrate that, after giving effect to the making of such Advance or issuance of such Letter of Credit, no Borrowing Base Deficiency shall exist;

          (d) There shall not exist on the date of making such Advance or issuance of such Letter of Credit and after giving effect thereto, a Default or an Event of Default hereunder; and

          (e) The Agent and the Lenders shall have received all such other certificates, reports, statements, opinions of counsel, or other documents as the Agent or Lenders may reasonably request and all other conditions to the making of such Advance which are set forth in this Agreement shall have been fulfilled.

The Borrower hereby agrees that the delivery of any Request for Advance or Request for Issuance of a Letter of Credit hereunder shall be deemed to be the certification of the Authorized Signatory thereof that there does not exist, on the date of the making of the Advance or issuance of Letter of Credit, and after giving effect thereto, a Default or an Event of Default hereunder.

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

         Section 4.1   General Representations and Warranties. In order to
                       --------------------------------------
induce the Agent, the Lenders and the Issuing Banks to enter into this Agreement and to extend the Loans and issue the Letters of Credit to the Borrower, the Borrower hereby agrees, represents, and warrants that:


          (a)  Organization; Power; Qualification. Each of the Borrower and
               ----------------------------------
the Borrower's Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of their respective states of incorporation, has the corporate power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and is duly qualified and is in good standing as a foreign corporation, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

          (b)  Authorization; Enforceability. The Borrower and each of the
               -----------------------------
Borrower's Material Subsidiaries has the power and has taken all necessary corporate action to authorize it to execute, deliver, and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the other Loan Documents to which the Borrower is a party has been duly executed and delivered by the Borrower, and is, and each of the other Loan Documents to which the Borrower is a party is, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (c)  Partnerships; Joint Ventures; Subsidiaries. Neither Borrower nor
               ------------------------------------------
any of its Subsidiaries is a partner or joint venturer in any partnership or joint venture other than (i) the Borrower's Subsidiaries listed on Schedule
                                                                   -------
4.1(c)-1 and (ii) the partnerships and joint ventures listed on Schedule 4.1(c)-
--------                                                        ----------------
2. As of the Agreement Date, Schedule 4.1(c)-2 sets forth, for each partnership
-                            -----------------
or joint venture that is not a Subsidiary of Borrower, a complete and accurate statement of (a) the percentage ownership of each such partnership or joint venture by Borrower or any of its Subsidiaries, (b) the state or other jurisdiction of formation or incorporation, as appropriate, of each such partnership or joint venture, (c) each state in which each such partnership or joint venture is qualified to do business on the date of this Agreement and (d) all of each such partnership's or joint venture's trade names, trade styles or doing business forms on the date of this Agreement. As of the Agreement Date, all of the Subsidiaries of the Borrower are set forth on Schedule 4.1(c)-1
                                                         -----------------
attached hereto.


          (d)  Capital Stock and Related Matters. The authorized Capital
               ---------------------------------
Stock of Borrower consists of one thousand (1,000) shares of common stock, $0.01 par value per share, of which one thousand (1000) shares were issued and outstanding as of the Agreement Date, and are fully paid and non-assessable. As of the Agreement Date, all holders of such Capital Stock, together with a description of such Capital Stock held by such Person, are listed on Schedule
                                                                     --------
4.1 (d). Except as described on Schedule 4.1(d) attached hereto, as of the
-------                          --------------
Agreement Date the Borrower has outstanding no stock or securities convertible into or exchangeable for any shares of its Capital Stock, nor are there any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any Capital Stock or any stock or securities convertible into or exchangeable for any Capital Stock. The Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or to register any shares of its Capital Stock, and there are no agreements restricting the transfer of any shares of the Borrower's Capital Stock.

          (e)  Compliance with laws, etc., of Agreement, Other Loan Documents,
               --------------------------------------------------------------
and Contemplated Transactions. The execution, delivery, and performance of this
-----------------------------
Agreement and each of the other Loan Documents in accordance with the terms thereof and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any Applicable Law, (ii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of the Borrower or any Material Subsidiary or under any indenture, agreement, or other instrument to which the Borrower or any Material Subsidiary is a party or by which the Borrower or any Material Subsidiary or any of their respective properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Material Subsidiary except Permitted Liens.

          (f)  Necessary Authorizations. The Borrower and each Material
               ------------------------
Subsidiary have obtained all Necessary Authorizations, and all such Necessary Authorizations are in full force and effect. None of said Necessary Authorizations is the subject of any pending or, to the best of the Borrower's knowledge, threatened attack or revocation, by the grantor of the Necessary Authorization. Neither the Borrower nor any Material Subsidiary is required to obtain any additional Necessary Authorizations in connection with the execution, delivery, and performance, in accordance with the terms of this Agreement or any other Loan Document, and the borrowing hereunder.

          (g)  Title to Properties. The Borrower and each of the Borrower's
                ------------------
Subsidiaries has good, marketable, and legal title to, or a valid leasehold interest in, all of its properties and assets (including, without limitation, the Accounts), and none of such properties or assets is subject to any Liens (other than Permitted Liens). All Permitted Liens in existence as of the Effective Date of the Reorganization Plan and which have been recorded or filed against any assets of the Borrower or any Material Subsidiary are listed on
Schedule 4.1(g).
---------------

          (h)  Material Contracts; Labor Matters. Schedule 4.1(h) contains a
               ---------------------------------  ---------------
complete list, as of the date of this Agreement, of each contract or agreement to which Borrower or any Material Subsidiary is a party which is material to its respective business, financial condition, operations, prospects or property and, upon the request of the Agent or any Lender, the Borrower will provide the Agent or such Lender, as applicable, with a copy of any such contract or agreement. Except as disclosed on Schedule 4.1(h): (a) no labor contract to which Borrower
                       ---------------
or any Material Subsidiary is a party or is otherwise subject is scheduled to expire prior to the Maturity Date; (b) neither Borrower nor any Material Subsidiary has, within the two-year period preceding the date of this Agreement, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law, and Borrower has no reasonable expectation that any such action is or will be required at any time prior to the Maturity Date; and (c) on the Agreement Date (i) neither Borrower nor any Material Subsidiary is a party to any labor dispute (other than any immaterial disputes with Borrower's or such Material Subsidiary's employees as individuals and not affecting Borrower's or such Material Subsidiary's relations with any labor group or its workforce as a whole) and (ii) there are no pending or, to the Borrower's knowledge, threatened strikes or walkouts relating to any labor contracts to which Borrower or any Material Subsidiary is a party or is otherwise subject. Except as set forth on
Schedule 4.1(h) attached hereto, none of the employees of the Borrower or any
--------------

Material Subsidiary is a party to any collective bargaining agreement with the Borrower or any Material Subsidiary.

     (i)  Taxes. All federal, state, and other tax returns of the Borrower and
          -----
each of the Borrower's Subsidiaries required by law to be filed have been duly filed, and all federal, state, and other taxes, assessments, and other governmental charges or levies upon the Borrower and each of the Borrower's Subsidiaries and any of their respective properties, income, profits, and assets, which are due and payable, have been paid, except to the extent the Borrower or any of the Borrower's Subsidiaries, as applicable, are currently contesting the payment of any of the foregoing in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or the Borrower's Subsidiaries, as the case may be. The charges, accruals, and reserves on the books of the Borrower and each of the Borrower's Subsidiaries in respect of taxes are, in the reasonable judgement of the Borrower, adequate. Neither the Borrower nor any of the Borrower's Subsidiaries are being audited, or have knowledge of any pending audit, by the Internal Revenue Service or any other taxing authority.

     (j)  Financial Statements. The Borrower has furnished, or caused to be
          --------------------
furnished, to the Lenders financial statements for the Borrower and the Borrower's Subsidiaries on a consolidated basis which are complete and correct in all material respects and present fairly in accordance with GAAP the financial position of the Borrower and the Borrower's Subsidiaries on a consolidated basis as at December 31, 1998, and the results of operations for the periods then ended. Except as disclosed in such financial statements, neither the Borrower nor any of the Borrower's Subsidiaries has any material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of the Borrower or any of the Borrower's Subsidiaries which have not heretofore been disclosed in writing to the Lenders.

     (k)  No Adverse Change. Since August 31, 1999, there has occurred no event
          -----------------
(except as previously disclosed to the Agent and the Lenders in writing (including in information delivered to the Agent and the Lenders pursuant to Section 6.5(c)), which could reasonably be expected to have a Materially Adverse Effect.

     (l)  Investments and Guaranties. As of the Agreement Date, the Borrower
          --------------------------
does not own the Capital Stock, partnership interests or other securities of or equity interests in, or have outstanding loans or advances to, or guaranties of the obligations of, any Person, except as reflected in the financial statements referred to in Section 4.1(j) above or disclosed on Schedule 4.1(l).
                                                    ---------------

     (m)  Liabilities, Litigation, etc. Neither the Borrower nor any of the
          ----------------------------
Borrower's Subsidiaries has any material (individually or in the aggregate) liabilities, direct or contingent, except for the Obligations, liabilities incurred in the normal course of business and liabilities disclosed or referred to in the financial statements referred to in Section 4.1(j) above, in the Reorganization Plan or on Schedule 4.1(m). As of the Agreement Date, except as
                          ---------------
described on

Schedules 4.1(m) and 4.1(w) attached hereto, there is no litigation, legal or
----------------     ------
administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Borrower's Subsidiaries or any of their respective properties which could reasonably be expected to result in any judgment against or liability of the Borrower or such Subsidiary in excess of $100,000. None of such litigation disclosed on Schedules 4.1(m) and 4.1(w), individually or
                             ----------------     ------
collectively, could reasonably be expected to have a Materially Adverse Effect. The Borrower knows of no unusual or unduly burdensome restriction, restraint, or hazard relative to the business or properties of the Borrower or any of the Borrower's Subsidiaries that is not customary for or generally applicable to similarly situated businesses in the same industry as the Borrower and the Borrower's Subsidiaries.

     (n)  ERISA. The Borrower and each ERISA Affiliate and each of their
          -----
respective Plans are in substantial compliance with ERISA and the Code and neither the Borrower nor any of its ERISA Affiliates incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower and each of its ERISA Affiliates have complied with all material requirements of ERISA Sections 601 through 608 and Code Section 4980B. Neither the Borrower nor, to the best of the Borrower's knowledge, any of its ERISA Affiliates has made any promises of retirement or other benefits to employees, except as set forth in the Plans. Neither the Borrower nor any of the Borrower's Subsidiaries has incurred any material liability to the Pension Benefit Guaranty Corporation in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which the Pension Benefit Guaranty Corporation would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in ERISA
Section 4001(a)(16)) due under the plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA, or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its ERISA Affiliates, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust to any material penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. Neither the Borrower nor any of its ERISA Affiliates is a participant in or is obligated to make any payment to a Multiemployer Plan.

     (o)  Intellectual Property; Licenses. Borrower possesses adequate
          -------------------------------
Intellectual Property to continue to conduct its business as heretofore conducted by it, and all registered Intellectual Property existing on the date hereof, (together with in the case of patents and Trademarks, the date of issuance thereof), is listed on Schedule 4.1(o). With respect to Intellectual
                                ---------------
Property of the Borrower unless such Intellectual Property has become obsolete or is no longer used or useful in the conduct of the business of the Borrower:

          (i) it is valid and enforceable, is subsisting, and has not been adjudged invalid or unenforceable, in whole or in part;

          (ii) Borrower has made all necessary filings and recordations to protect its interest therein, including, without limitation, recordations of all of its interest in its Patent Property and Trademark Property in the United States Patent and Trademark Office and, to the extent necessary for the conduct of Borrower's business, in corresponding offices throughout the world;

          (iii) Except as set forth on Schedule 4.1(o), Borrower is the
                                       ---------------
     exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property owned by it and no claim has been made that the use of any of its owned Intellectual Property does or may violate the asserted rights of any third party; and

          (iv) Borrower has performed, and Borrower will continue to perform, all acts, and Borrower has paid and will continue to pay, all required fees and taxes, to maintain each and every item of such Intellectual Property in full force and effect throughout the world, as applicable.

Borrower owns directly or is entitled to use, by license or otherwise, all patents, Trademarks, copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, necessary for or of importance to the conduct of Borrower's business.

     (p)  Compliance with Law; Absence of Default. Each of the Borrower and the
          ---------------------------------------
Borrower's Subsidiaries is in material compliance with all Applicable Laws and with all of the provisions of its certificate of incorporation and by-laws, and no event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (x) a Default or
(y) a default by the Borrower or any of the Borrower's Subsidiaries under any indenture, agreement, or other instrument, or any judgment, decree, or order to which the Borrower or any of the Borrower's Subsidiaries is a party or by which the Borrower or any of the Borrower's Subsidiaries or any of their respective properties may be bound

     (q)  Casualties; Taking of Properties, etc. Since August 31, 1999,
          -------------------------------------
neither the business nor the properties of the Borrower or any of the Borrower's Subsidiaries has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy.

     (r)  Accuracy and Completeness of Information. All information, reports,
          ----------------------------------------
and other papers and data relating to the Borrower or any of the Borrower's Subsidiaries furnished to the Agent and the Lenders were, at the time the same were so furnished, (i) to the extent prepared by third parties, to the best of Borrower's knowledge, and (ii) to the extent prepared by the Borrower, complete and correct in all material respects in light of all such information, reports and other papers and data taken as a whole at such time. No fact is currently known to the Borrower which has, or could reasonably be expected to have, a Materially Adverse Effect. With respect to projections, estimates and forecasts given to the Lenders, such projections, estimates and forecasts are based on the Borrower's good faith assessment of the future of the business at the time made.

     (s)  Compliance with Regulations T, U, and X. Neither the Borrower nor any
          ---------------------------------------
of the Borrower's Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and neither the Borrower nor any of the Borrower's Subsidiaries owns or presently intends to acquire, any "margin security" or "margin stock" as defined in Regulations T, U, and X (12 C.F.R. Parts 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations T, U, and X. Neither the Borrower nor any bank acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Agent, the Borrower will furnish the Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, including without limitation an opinion of counsel in form and substance satisfactory to the Agent. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation T, U, or X of said Board of Governors.

     (t)  Insurance. The Borrower and each of its Subsidiaries have insurance
          ---------
meeting the requirements of Section 5.5 hereof, and such insurance policies are in full force and effect. As of the Agreement Date, all insurance maintained by the Borrower is listed on Schedule 4.1(t) hereto.
                          ---------------

     (u)  Broker's or Finder's Commissions. Except as disclosed on
          --------------------------------
Schedule 4.1(u) and for fees payable under the Loan Documents, no broker's or
---------------
finder's fee or commission will be payable with respect to the issuance of the Notes, and no other similar fees or commissions will be payable by the Borrower for any other services rendered to the Borrower ancillary to the transactions contemplated herein.

     (v)  Real Property. All real property leased by the Borrower or any
          -------------
Material Subsidiary as of the Agreement Date, and the name of the lessor of such real property, is set forth in Schedule 4.1(v)-1. The leases of Borrower or such
                               -----------------
Material Subsidiary are valid, enforceable and in full force and effect, and have not been materially modified or amended, except as otherwise set forth in Schedule 4.1(v)-1. The Borrower or such Material
                       -----------------
Subsidiary is the sole holder of the lessee's interests under such leases, and has the right to pledge and assign the same except as qualified in
Schedule 4.1(v)-1. Neither Borrower nor such Material Subsidiary has made any
-----------------
pledge or assignment of any of it rights under such leases except as set forth in Schedule 4.1(v)-1 and, there is no default or condition which, with the
   -----------------
passage of time or the giving of notice, or both, would constitute a material default on the part of any party under such leases. All real property owned by the Borrower or any Material Subsidiary as of the Agreement Date is set forth in
Schedule 4.1(v)-2. As of the Agreement Date, the Borrower or such Material
-----------------
Subsidiary does not own or lease any real property other than as set forth on
Schedule 4.1(v). The Borrower and each Material Subsidiary owns good and
---------------
marketable fee simple title to all of its owned real property, and none of its respective owned real property is subject to any Liens, except Permitted Liens. Neither the Borrower nor such Material Subsidiary owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by it.

     (w)  Environmental Matters.  Except as is described on Schedule 4.1(w)
          ---------------------                             ---------------
attached hereto:

          (i) To the best of the Borrower's knowledge, after reasonably diligent inquiry, the Property does not contain, in, on or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in violation of Environmental Laws or in amounts that could give rise to liability under Environmental Laws.

          (ii) The Borrower and each of the Borrower's Subsidiaries is in material compliance with all applicable Environmental Laws, and there is no contamination or violation of any Environmental Law which could materially interfere with the continued operation of any of the Properties or materially impair the financial condition of the Borrower and the Borrower's Subsidiaries on a consolidated basis.

          (iii) Neither the Borrower nor any of the Borrower's Subsidiaries has received from any Governmental Authority any complaint, or notice of violation, alleged violation, investigation or advisory action or notice of potential liability regarding matters of environmental protection or permit compliance under applicable Environmental Laws with regard to the Properties, nor is the Borrower aware that any such notice is pending.

          (iv) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Property in material violation of any Environmental Laws or in a manner that could give rise to material liability under Environmental Laws nor have any Hazardous Materials been transported or disposed of from any of the Properties to any other location in material violation of any Environmental Laws or in a manner that could give rise to material liability under Environmental Laws.

          (v) Neither the Borrower nor any of its Subsidiaries is a party to any governmental administrative actions or judicial proceedings pending under any Environmental Law with respect to any of the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

          (vi) To the best of the Borrower's knowledge, after reasonably diligent inquiry, there has been no release or threat of release of Hazardous Materials into the environment at or from any of the Properties, or arising from or relating to the operations of the Borrower, in material violation of Environmental Laws or in amounts that could give rise to material liability under Environmental Laws.

     (x)  OSHA. All of the Borrower's and the Borrower Subsidiaries' operations
          ----
are conducted in all material respects in compliance with all applicable rules and regulations promulgated by the Occupational Safety and Health Administration of the United States Department of Labor.

     (y)  Name of Borrower. The Borrower and the Material Subsidiaries have not
          ----------------
changed their respective names within the preceding six (6) months from the Agreement Date, nor has the Borrower or any Material Subsidiary transacted business under any other name or trade name.

     (z)  Investment Company Act. Neither the Borrower nor any of the Borrower's
          ----------------------
Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such Act or requires any consent, approval, or authorization of, or registration with, any governmental or public body or authority pursuant to any of the provisions of such Act.

     (aa) Year 2000 Compliance. As of the Agreement Date, any reprogramming
          --------------------
required to permit the proper functioning in and following the year 2000 of the computer systems listed on Schedule 4.1(a)(a) hereto of the Borrower and its
                           ------------------
Subsidiaries and the testing of all such systems, as so reprogrammed, will be substantially completed in all material respects. Any reprogramming required to permit the proper functioning in and following the year 2000, of all other computer systems of the Borrower and its Subsidiaries and any other equipment containing embedded microchips (including systems and equipment supplied by others) and the testing of all such systems and equipment, as so reprogrammed, will be substantially completed in all material respects by December 15, 1999. The cost to the Borrower and its Subsidiaries of such reprogramming and testing, and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors) will not result in a Default or a Materially Adverse Effect.

     (bb) Solvency. As of the Agreement Date and after giving effect to the
          --------
transactions contemplated by the Reorganization Plan and the Loan Documents (i) the property of the Borrower, at a fair valuation, will exceed its debt; (ii) the capital of the Borrower will not be unreasonably small to conduct its business; (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Borrower will be materially greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

     Section 4.2  Representations and Warranties Relating to Eligible Accounts.
                  ------------------------------------------------------------
With respect to all Eligible Accounts, the Borrower hereby warrants and represents to the Agent, the Lenders and the Issuing Bank that:

          (a) They are genuine and in all respects what they purport to be, and they are not evidenced by judgments;

          (b) They arise out of completed, bona fide sales and deliveries of goods or rendition of services by the Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtors;

          (c) They are for liquidated amounts maturing as stated in the duplicate invoice covering such sale or rendition of services, copies of which have been furnished or are available to the Agent;

          (d)     Except as set forth on Schedule 4.2, the Borrower has made no
                                         ------------
     agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by the Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto;

          (e)     Except as set forth on Schedule 4.2, there are no facts,
                                         ------------
     events or occurrences of which the Borrower has knowledge which in any way impair the validity or enforceability thereof or which will reduce the amount payable thereunder from the face amount of the invoice and statements delivered to the Agent with respect thereto;

          (f)     Except as set forth on Schedule 4.2, to the best of Borrower's
                                         ------------
     knowledge, the Account Debtors thereunder (i) had the capacity to contract at the time any contract or other document giving rise to the Accounts were executed and (ii) such Account Debtors are solvent; and

          (g)     Except as set forth on Schedule 4.2, the Borrower has no
                                         ------------
     knowledge of any fact or circumstance which would impair the validity or collectibility of the Accounts, and to the best of Borrower's knowledge there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

     Section 4.3  Representations and Warranties Relating to Inventory. Except
                  ----------------------------------------------------
as specifically disclosed to and acknowledged by the Agent in writing, with respect to all Eligible Inventory, the Agent may rely upon all statements, warranties, or representations made in any Borrowing Base Certificate in determining the classification of such Inventory and in determining which items of Inventory listed in such Borrowing Base Certificate meet the Inventory Eligibility Requirements.

     Section 4.4  Survival of Representations and Warranties, etc. All
                  -----------------------------------------------
representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct in all material respects, at and as of the Agreement Date and the date of each Advance or issuance of a Letter of Credit hereunder, except to the extent previously fulfilled in accordance with the terms hereof and to the extent subsequently inapplicable. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Lenders, the Issuing Banks, and the Agent, any investigation or inquiry by any Lender, or the Agent or the making of any Advance or the issuance of any Letter of Credit under this Agreement.

                                   ARTICLE 5

                               GENERAL COVENANTS

     So long as any of the Obligations are outstanding and unpaid or the Borrower shall have the right to borrow, or have Letters of Credit issued, hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders shall otherwise consent in writing:

     Section 5.1  Preservation of Existence and Similar Matters. The Borrower
                  ---------------------------------------------
will, and will cause each of the Borrower's Subsidiaries (other than the Immaterial Subsidiaries and except in connection with a merger permitted by
Section 7.7(e) provided the Agent receives thirty (30) day's prior written notice of any such merger) to (i) preserve and maintain their respective existence, rights, franchises, licenses, and privileges in their respective jurisdiction of incorporation including, without limitation, all Necessary Authorizations material to its business, and (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective business requires such qualification or authorization.

     Section 5.2  Compliance with Applicable Law. The Borrower will comply,
                  ------------------------------
and will cause each of the Borrower's Subsidiaries to comply, in all material respects with the requirements of all Applicable Law.

     Section 5.3  Maintenance of Properties. Except for the sale or disposal
                  -------------------------
of assets permitted by Section 7.7(b), the Borrower will maintain and will cause each of the Borrower's Subsidiaries to maintain or cause to be maintained in the ordinary course of business in good repair, working order, and condition, normal wear and tear, removal from service for routine maintenance and repair and disposal of obsolete Equipment excepted, all properties used or useful in their respective businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments, and improvements thereto.

     Section 5.4  Accounting Methods and Financial Records. The Borrower will
                  ----------------------------------------
maintain and will cause each of the Borrower's Subsidiaries to maintain a modern system of accounting that enables the Borrower and its Subsidiaries to produce financial statements in accordance with GAAP, and will keep and will cause each of the Borrower's Subsidiaries to keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles.

     Section 5.5  Insurance. The Borrower will maintain and will cause each
                  ---------
of the Borrower's Subsidiaries to maintain insurance including, but not limited to, public liability, product and manufacturer's liability, business interruption and fidelity coverage insurance, in such amounts and against such risks as would be customary for companies in the same industry and of comparable size as the Borrower from responsible companies having and maintaining an A.M. Best rating of "A minus" or better and being in a size category of VI or larger or otherwise acceptable to the Agent. In addition to the foregoing, the Borrower further agrees to maintain and pay for insurance upon all goods constituting Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts as would be customary for companies in the same industry and of comparable size as the Borrower, from responsible companies having and maintaining an A.M. Best rating of "A minus" or better and being in a size category of VI or larger or otherwise acceptable to the Agent to insure the Lenders' interest in such Collateral. All such property insurance policies shall name the Agent as loss payee and all liability insurance policies shall name the Agent as additional insured. Borrower shall deliver the original certificates of insurance evidencing that the required insurance is in force together with satisfactory lender's loss payable and additional insured, as applicable, endorsements. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation or modification of the policy for any reason whatsoever and a clause that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrower or owner of the Collateral nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If the Borrower fails to provide and pay for such insurance, the Agent may, at the Borrower's expense, procure the same, but shall not be required to do so. The Borrower agrees to deliver to the Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

     Section 5.6  Payment of Taxes and Claims. The Borrower will pay and
                  ---------------------------
discharge, and will cause each of the Borrower's Subsidiaries to pay and discharge, all taxes, assessments, and governmental charges or levies imposed upon them or upon their respective incomes or profits or upon any properties belonging to them prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which have become due and payable and which by law have or may become a Lien upon any of their respective Property; except that, no such tax, assessment, charge, levy, or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy, or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale, or similar proceedings shall have been commenced and remain unstayed for a period thirty (30) days after such commencement. The Borrower shall timely file and will cause each of the Borrower's Subsidiaries timely to file all information returns required by federal, state, or local tax authorities.

     Section 5.7  Visits and Inspections. The Borrower will permit and will
                  ----------------------
cause each of the Borrower's Subsidiaries to permit representatives of the Agent, the Issuing Banks and each Lender to (a) visit and inspect the properties of the Borrower and each of the Borrower's Subsidiaries during normal business hours, (b) inspect and make extracts from and copies of its books and records, and (c) discuss with its respective principal officers its businesses, assets, liabilities, financial positions, results of operations, and business prospects relating to the Borrower; provided, however, if no Default then exists hereunder, the Agent, any Issuing Bank or any Lender shall give the Borrower reasonable prior notice of such visit or inspection.

     Section 5.8  Conduct of Business. The Borrower shall continue, and shall
                  -------------------
cause each Material Subsidiary to continue, to engage in business of the same general type as now respectively conducted by it.

     Section 5.9  ERISA. The Borrower shall at all times make, or cause to be
                  -----
made, prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to its and its ERISA Affiliates' Plans; furnish to the Agent, promptly upon the Agent's request therefor, copies of any annual report required to be filed pursuant to ERISA in connection with each such Plan of it and its ERISA Affiliates; notify the Agent as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any such Plan which the Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; and furnish to the Agent, promptly upon the Agent's request therefor, such additional information concerning any such Plan as may be reasonably requested by the Agent.

     Section 5.10  Lien Perfection. The Borrower agrees to, and will cause
                   ---------------
each Material Subsidiary to, execute all Uniform Commercial Code financing statements, and amendments and continuation statements thereto, provided for by Applicable Law together with any and all other instruments, assignments or documents and shall take such other action as may be required to perfect or continue the perfection of the Agent's (on behalf of the Lenders and the Issuing Banks) security interest in the Collateral. The Borrower hereby authorizes the Agent to execute and file any such financing statement on the Borrower's behalf to the extent permitted by Applicable Law.

     Section 5.11  Location of Collateral; Consignment of Inventory.
                   ------------------------------------------------

     (a) All Collateral, other than Inventory in transit, will at all times be kept by the Borrower at one or more of the business locations set forth in
Schedule 5.11 and shall not, without the prior written approval of the Agent,
-------------
be moved therefrom except, prior to an Event of Default (i) sales of Inventory in the ordinary course of business; (ii) sales or other dispositions of assets permitted pursuant to Section 7.7 hereof; and (iii) the storage of Inventory at locations within the continental United States other than those specified on
Schedule 5.11 hereto if (A) the Borrower gives the Agent written notice of the
-------------
new storage location outside of (x) the state, or (y) if the Uniform Commercial Code as in effect in such state has a county filing requirement, the county, in which it is currently stored at least thirty (30) days prior to storing Inventory at such location, (B) the Lenders' security interest in such Inventory is and continues to be a duly perfected, first priority Lien thereon, (C) neither the Borrower's nor the Agent's right of entry upon the premises where such Inventory is stored or its right to remove the Inventory therefrom, is in any way restricted, (D) the Agent is in receipt of an effective Collateral Access Agreement for such location, and (E) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to the Agent;

     (b) No Inventory will be consigned to any Person without the Agent's prior written consent, and, if such consent is given, the Borrower shall, prior to the delivery of any Inventory on consignment, (i) provide the Agent with all consignment agreements to be used in connection with such consignment, all of which shall be acceptable to the Agent, (ii) prepare, execute and file appropriate financing statements with respect to any consigned Inventory, showing the Agent as assignee, (iii) conduct a search of all filings made against the consignee in all jurisdictions in which any consigned Inventory is to be located and deliver to the Agent copies of the results of all such searches and (iv) notify, in writing, all the creditors of the consignee which are or may be holders of Liens in the Inventory to be consigned that the Borrower expects to deliver certain Inventory to the consignee, all of which Inventory shall be described in such notice by item or type.

     Section 5.12  Protection of Collateral. All insurance expenses and
                   ------------------------
expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral (including, without limitation, all rent payable by the Borrower to any landlord of any premises where any of the Collateral may be located), and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by the Borrower. If the Borrower fails to promptly pay any portion thereof when due, the Lenders may, at their option, but shall not be required to, make a Base Rate Advance for such purpose and pay the same directly to the appropriate Person. The Borrower agrees to reimburse the Lenders promptly therefor with interest accruing thereon daily at the Default Rate provided in this Agreement. All sums so paid or incurred by the Lenders for any of the foregoing and all reasonable costs and expenses (including attorneys' fees, legal expenses, and court costs) which the Lenders may incur in enforcing or protecting the Lien on or rights and interest in the Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder until paid by the Borrower to the Lenders with interest at the Default Rate, shall be considered Obligations owing by the Borrower to the Lenders hereunder. Such Obligations shall be secured by all Collateral and by any and all other collateral, security, assets, reserves, or funds of the Borrower in or coming into the hands or inuring to the benefit of the Lenders. Neither the Agent nor the Lenders shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in the Lenders' actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the Borrower's sole risk.

     Section 5.13  Assignments and Records of Accounts. Upon the occurrence
                   -----------------------------------
of an Event of Default and if so requested by the Agent, the Borrower shall execute and deliver to the Agent formal written assignments of all of the Accounts weekly, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto. The Borrower shall keep accurate and complete records of the Accounts and all payments and collections thereon.

     Section 5.14  Administration of Accounts.
                   --------------------------

          (a) The Agent retains the right after the occurrence and during the continuation of an Event of Default to notify the Account Debtors that the Accounts have been assigned to the Agent and to collect the Accounts directly in its own name and to charge the collection costs and expenses, including reasonable attorneys' fees, to the Borrower. The Agent has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them. The Borrower irrevocably makes, constitutes and appoints the Agent as the Borrower's true and lawful attorney and agent-in-fact to endorse the Borrower's name on any checks, notes, drafts or other payments relating to, the Accounts which come into the Agent's possession or under the Agent's control as a result of its taking any of the foregoing actions. Additionally, the Agent shall have the right to collect all Accounts directly from the Account Debtors and, upon the occurrence and during the continuation of an Event of Default, settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as the Agent may deem advisable, and to charge the deficiencies, reasonable costs and expenses thereof, including reasonable attorney's fees, to the Borrower.

     (b) If an Account includes a charge for any tax payable to any governmental taxing authority, the Lenders are authorized, in their sole discretion, to pay the amount thereof to the proper taxing authority for the account of the Borrower and to make a Base Rate Advance to the Borrower to pay therefor. The Borrower shall notify the Agent if any Account includes any tax due to any governmental taxing authority and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any governmental taxing authority that may be due by the Borrower by reason of the sale and delivery creating the Account.

     (c) Whether or not a Default or an Event of Default has occurred, any of the Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of the Lenders, or any designee of the Lenders or the Borrower, to verify the validity, amount or other matter relating to any Accounts by mail, telephone, telegraph or otherwise. The Borrower shall cooperate fully with the Agent and the Lenders in an effort to facilitate and promptly conclude any such verification process.

     Section 5.15  The Blocked Account.
                   -------------------

          (a) The Borrower shall establish and maintain one or more special lockboxes or blocked accounts (each, a "Blocked Account") owned by the Borrower with such bank(s) as may be selected by the Borrower and approved by the Agent and which shall provide that all proceeds of the Collateral (other than proceeds of the HDTV Patents and the HDTV License Agreements) which shall be received in such Blocked Account shall be remitted in immediately available funds to the Clearing Account. Each such Blocked Account bank shall agree to the Agent's standard Blocked Account Letter or such variation thereof as shall be mutually satisfactory to the Agent and such bank. All amounts which shall be deposited into any Blocked Account shall immediately be under the sole dominion and exclusive control of the Agent, on behalf of the Issuing Banks and Lenders, and the Borrower shall have no right to withdraw such amounts, and all of the Blocked Account Letters shall so provide.

     (b) The Borrower shall cause all proceeds of Collateral (other than proceeds of the HDTV Patents, the HDTV License Agreements, the Salomon Assets and the Credits) to be promptly deposited directly into a Blocked Account or the Clearing Account. Additionally, the Borrower shall cause all Tuning Patent Royalties and other payments to be made to the Borrower under any License Agreement to be promptly deposited by the obligor thereof directly into the Blocked Account (and the Borrower has issued such payment instructions to all licensees under such License Agreements in effect as of the Agreement Date and will issue such payment instructions to all licensees under any License Agreement entered into after the Agreement Date). In the event that the Borrower shall at any time receive any remittances of any of the foregoing directly, the Borrower shall hold the same as trustee for the Agent, shall segregate such remittances from its other assets, and shall promptly deposit the same into the Clearing Account. All cash, cash equivalents, checks, notes, drafts or similar items of payment received by the Borrower otherwise than as provided elsewhere in this Section 5.15(b) shall be deposited into the Clearing Account, the Blocked Account or an account which pursuant to Section 5.15(d) hereof is subject to a Blocked Account Letter.

     (c) On the Business Day on which any amount is deposited into the Clearing Account in immediately available funds the Agent shall withdraw such amount from the Clearing Account, deposit the same in the Loan Account, and apply the same against the Obligations in the manner provided for in Section
2.11 hereof; provided, however, and notwithstanding the foregoing, that unless an Event of Default then exists, no money on deposit in the Clearing Account shall be applied against any Eurodollar Advance if such application would constitute a prepayment of such Eurodollar Advance prior to its Payment Date, and such funds shall be retained in the Clearing Account (and will be invested by the Agent in overnight deposits for the Borrower's account) until the earlier of (i) such Payment Date, (ii) the next Business Day on which additional Obligations arise, or (iii) the occurrence of an Event of Default, at which time such amount shall be applied to such Eurodollar Advance or such Obligations (in accordance with the provisions of Section 2.11 hereof), as the case may be; provided further, however, that unless an Event of Default then exists, if at any time there are no Revolving Loans outstanding, any funds on deposit in the Clearing Account at such time shall be delivered to the Borrower upon the Borrower's request.

     (d) The Borrower shall not open any other deposit account unless the depository bank for such account shall have entered into an agreement with the Agent substantially in the form of the Blocked Account Letters. As of the Agreement Date, all bank accounts of the Borrower are listed on
Schedule 5.15(d).
----------------

     Section 5.16  Further Assurances. The Borrower will promptly cure, or
                   ------------------
cause to be cured, defects in the creation and issuance of any of the Notes and the execution and delivery of the Loan Documents (including this Agreement), resulting from any act or failure to act by the Borrower or any of the Borrower's Subsidiaries or any employee or officer thereof. The Borrower at its expense will promptly execute and deliver to the Agent and the Lenders, or cause to be executed and delivered to the Agent and the Lenders, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or to correct any errors in the Loan Documents, or to perfect and maintain the validity, priority and effectiveness of the Security Documents and the Liens intended to be created thereby, or to obtain any consents, all as may be necessary or appropriate in connection therewith and as may be reasonably requested.

     Section 5.17  Broker's Claims. The Borrower hereby indemnifies and
                   ---------------
agrees to hold the Agent and each of the Lenders harmless from and against any and all losses, liabilities, damages, costs and expenses which may be suffered or incurred by the Agent and each of the Lenders in respect of any claim, suit, action or cause of action now or hereafter asserted by a broker or any Person acting in a similar capacity arising from or in connection with the execution and delivery of this Agreement or any other Loan Document or the consummation of the transactions contemplated herein or therein.

     Section 5.18  Indemnity. The Borrower will indemnify and hold harmless
                   ---------
the Agent, the Issuing Banks and each of the Lenders and each of their respective employees, representatives, officers and directors from and against any and all claims, liabilities, investigations, losses, damages, actions, and demands by any party against the Agent, the Lenders, or any of them resulting from any breach or alleged breach by the Borrower of any representation or warranty made hereunder, or otherwise arising out of the Commitment or the making, administration or enforcement of the Loan Documents and the Loans; unless, with respect to any of the above, the Agent, the Lenders, or any of them are finally judicially determined to have acted or failed to act with gross negligence or wilful misconduct. This Section 5.18 shall survive termination of this Agreement.

     Section 5.19  Environmental Matters. The conduct of each of the
                   ---------------------
Borrower's and its Subsidiary's business operations will not materially violate any Environmental Laws, and the Borrower will not use or permit any other party to use any Hazardous Materials at any of its places of business except such materials as are incidental to the Borrower's or such Subsidiary's normal course of business, maintenance and repairs, and then only in material compliance with all applicable Environmental Laws. The Borrower shall apply for and/or timely renew all permits required for the business operations at its places of business. The Borrower shall promptly notify the Agent in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened in writing pursuant to any applicable Environmental Law; and (ii) all claims made or threatened by any third party against the Borrower or any Subsidiary of the Borrower relating to damages, contribution, cost recover compensation, loss or injury resulting from any Hazardous Materials which, in either case, could reasonably be expected to result in liability under Environmental

Laws in excess of $400,000. The Borrower shall promptly notify the Agent of any remedial action taken by the Borrower or any Subsidiary of the Borrower pursuant to Environmental Laws with respect to the Borrower's or such Subsidiary's business operations.

     Section 5.20  Warehouse Arrangement. The Borrower shall at all times make
                   ---------------------
any payments due and owing to GATX Logistics, Inc. pursuant to any warehousing agreement at the time such payments are due (subject to applicable grace periods contained therein), and shall otherwise comply with all material provisions of any such warehousing agreement. The Borrower acknowledges that the Agent shall establish a reserve against the Borrowing Base in an amount equal to the greater of (a) $900,000, and (b)(i) the monthly average during the previous three (3) month period of all fees or other compensation payable to GATX Logistics, Inc. by the Borrower, multiplied by (ii) three. At the time the financial statements are furnished pursuant to Section 6.1, for so long as the provisions of this
Section 5.20 remain in effect, the Borrower will include in the certificate to be delivered pursuant to Section 6.3 information with respect to the amount of all such fees and other compensation paid by the Borrower to GATX Logistics Inc. for each of the three (3) previous calendar months. The provisions of this
Section 5.20 shall be of no further effectiveness upon the earliest to occur of
(a) receipt by the Agent of a Lien waiver agreement executed by GATX Logistics, Inc. in form and substance reasonably acceptable to the Agent, (b) receipt of an opinion in form and substance reasonably acceptable to the Agent opining that under Applicable Law or the applicable agreements GATX Logistics, Inc. has no Lien, and (c) the termination of all of the Borrower's warehousing agreements with GATX Logistics, Inc.

     Section 5.21  Post Closing Deliveries. The Borrower shall deliver to the
                   -----------------------
Agent (a) within forty-five (45) days after the Agreement Date, a Phase II environmental audit report, in form and substance satisfactory to the Agent, for each parcel of real property owned by the Borrower encumbered by the Mortgage;
(b) within ten (10) days after the Agreement Date, copies of employment contracts for key management level employees of the Borrower; (c) within thirty
(30) days after the Agreement Date, a Collateral Access Agreement for the Borrower's leased real property at N. Austin Road in Chicago, Illinois (unless the Borrower has removed all of its assets from such location and terminated such lease by such time); and (d) within ten (10) days after the Agreement Date, the Borrower's amended and restated certificate of incorporation certified to be true, complete and correct by the Secretary of State for the State of Delaware and a copy of the amended and restated bylaws of the Borrower certified to be true, correct and complete by an Authorized Signatory of the Borrower.

     Section 5.22  Closing of Chapter 11 Case. In a timely fashion, the Borrower
                   --------------------------
shall file a motion to have the Court enter a final decree concluding the Chapter 11 Case, and the Borrower shall diligently prosecute such motion.

     Section 5.23  LGE Exit Facility. To the extent available under the LGE Exit
                   -----------------
Facility, the Borrower shall obtain advances under the LGE Exit Facility, if at any time the average, for each Business Day for the preceding two week period, Availability hereunder is less than $5,000,000.

Additionally, the Borrower shall borrow the full amount of the commitment under the LGE Exit Facility three (3) Business Days prior to June 15, 2000 or such later date on which the approval of the LGE Exit Facility by the Korean Ministry of Finance or any other applicable governmental entity is scheduled to expire or terminate, and shall use the Net Cash Proceeds received from such borrowing to make a mandatory prepayment of the Loans in accordance with Section 2.6(c) hereof.

                                   ARTICLE 6

                             INFORMATION COVENANTS
                             ---------------------

     So long as any of the Obligations are outstanding and unpaid or the Borrower has a right to borrow, or have Letters of Credit issued, hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Lender and to the Agent at their respective offices:

     Section 6.1  Monthly Financial Statements. Within forty-five (45) days
                  ----------------------------
after each fiscal month end that is also a fiscal quarter end and within thirty
(30) days after each other fiscal month end, in each year of the Borrower, the balance sheet of the Borrower as at the end of such fiscal month, and the related statement of income and related statement of cash flows of the Borrower for such fiscal month and for the elapsed portion of the year ended with the last day of such fiscal month, all of which shall be on a consolidated basis with the Borrower's Subsidiaries and certified by the Authorized Signatory of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP, the financial position of the Borrower, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal quarter-end and year-end adjustments.

     Section 6.2  Annual Financial Statements and Information; Certificate of
                  -----------------------------------------------------------
No Default. Within ninety (90) days after the end of each year of the Borrower,
----------
the audited balance sheets of the Borrower as at the end of such year, all of which shall be on a consolidated or consolidating basis with the Borrower's Subsidiaries, and the related audited statements of income and retained earnings and related audited statements of cash flows for such year, which financial statements shall set forth in comparative form such figures as at the end of and for the previous year, and shall be accompanied by an opinion of independent certified public accountants of recognized standing satisfactory to the Majority Lenders, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in accordance with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted accounting standards, and that such audit provides a reasonable basis for such opinion in the circumstances, together with a statement of the chief financial officer of the Borrower certifying that no Default or Event of Default, including, without limitation, any Default under Sections 7.8 through 7.11 hereof, was detected during the examination of the Borrower, and that such accountants have authorized the Borrower to deliver such financial statements and opinion thereon to the Agent and the Lenders pursuant to this Agreement.

     Section 6.3  Performance Certificates. At the time the financial statements
                  ------------------------
are furnished pursuant to Section 6.1 for the months of March, June, September and December and Section 6.2 hereof, a certificate of an Authorized Signatory of the Borrower in the form of Exhibit K attached hereto:
                            ---------

     (a) Setting forth as at the end of such quarter or year, as the case may be, all domestic Subsidiaries of the Borrower (other than the Material Subsidiaries) and the total book value of assets owned by each such Subsidiary and setting forth the arithmetical calculations needed to establish the L/C Fee Margin, the Interest Rate Margin and compliance with the financial covenants set forth in Sections 7.8 through 7.11 hereof; and

     (b) Stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such quarter or year, as the case may be, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing, and the steps being taken by the Borrower with respect to such Default or Event of Default.

     Section 6.4  Access to Accountants. The Borrower hereby authorizes the
                  ---------------------
Agent to communicate directly with the Borrower's independent public accountants and authorizes these accountants to disclose to the Agent any and all financial statements and other supporting financial data, including matters relating to the annual audit and copies of any arrangement letter with respect to its business, financial condition and other affairs. On or before the Agreement Date, the Borrower shall deliver to its independent public accountants a letter authorizing and instructing them to comply with the provisions of this
Section 6.4.

     Section 6.5  Additional Reports.
                  ------------------

     (a) By Tuesday of each week, the Borrower shall deliver to the Agent and to any Lender requesting the same, a Borrowing Base Certificate as of the immediately preceding Saturday which shall be in such form as shall be satisfactory to the Agent, (i)setting forth the amount of Inventory owned by the Borrower, and specifically setting forth the amount of Eligible Picture Tube Inventory, Eligible VCR Inventory and Eligible TV and Other Inventory, (ii) containing a categorical breakdown of all Accounts, and (iii) listing any new HDTV Patent obtained by the Borrower and disclosing any material impairment in the value of any Other Asset. Within fifteen (15) days after the end of each month, the Borrower shall deliver to the Agent and to the Lenders, in form acceptable to the Agent, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed and all other information necessary to calculate Eligible Accounts as of such last day of the preceding month, and, upon the Agent's request therefor, copies of proof of delivery and copies of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as the Agent shall reasonably request. If at any time or times any Account Debtor returns any Inventory to the Borrower, the shipment of which generated an Account on which such Account Debtor is obligated in excess of $2,000,000, the Borrower shall notify the Agent of same immediately, specifying the reason for such return and the location and condition of the returned Inventory;

     (b) Promptly upon receipt thereof, the Borrower shall deliver to the Agent and the Lenders copies of all final reports, if any, submitted to the Borrower by its independent public accountants in connection with any annual or interim audit of the Borrower or any of the Borrower's Subsidiaries, including, without limitation, any final management report prepared in connection with any annual audit;

     (c) Promptly after the sending thereof, the Borrower shall deliver to the Agent and the Lenders copies of all financial statements, reports and other information which the Borrower or any of the Borrower's Subsidiaries sends to any holder of its Indebtedness (other than to the Borrower or any LGE Group member) or its securities (other than to the Borrower or any LGE Group member) or which the Borrower or any of the Borrower's Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

     (d) The Borrower shall deliver to the Agent on behalf of the Lenders promptly after the same become available copies of the semi-annual unaudited and annual audited balance sheet of LGE as at the end of each such period, respectively, and the related statements of income and cash flows of LGE for such period, all on a consolidated and consolidating basis with LGE's Subsidiaries;

     (e) Prior to December 31 of each year, the Borrower shall deliver to the Agent and the Lenders the annual budget for the Borrower and any of the Borrower's Subsidiaries, including forecasts of the income statement, the balance sheet and a cash flow statement for the immediately succeeding year on a month by month basis, provided the Borrower shall not be required to deliver such information until January 31, 2000 in connection with the fiscal year 2000;

     (f) Promptly when available, the Borrower shall deliver to the Agent on behalf of the Lenders a copy of each monthly statement prepared by the applicable depositary bank with respect to each of Borrower's depositary accounts;

     (g) Promptly upon receipt thereof, the Borrower shall deliver to the Agent copies of all notices delivered to the Borrower by any lender under the LGE Exit Facility or any holder of the Restructured PIK Note in connection with any such Indebtedness; and

     (h) From time to time and promptly upon each request the Borrower shall deliver to the Agent on behalf of the Lenders such data, certificates, reports, statements, opinions of counsel, documents, or further information regarding the business, assets, liabilities, financial position, projections, results of operations, or business prospects of the Borrower or any of the Borrower's Subsidiaries as the Agent may reasonably request.

     Section 6.6  Notice of Litigation and Other Matters.
                  --------------------------------------

     (a) Within five (5) Business Days of the Borrower's obtaining knowledge of the institution of, or written threat of, any action, suit, governmental investigation or arbitration proceeding against the Borrower or any of the Borrower's Subsidiaries or any Property, which action, suit, governmental investigation or arbitration proceeding exposes, in the Borrower's reasonable judgment, the Borrower or any of the Borrower's Subsidiaries to liability in an aggregate amount in excess of $400,000 (provided, however, that if the claim is covered by insurance and the insurer has acknowledged coverage and assumed the defense of such suit, the payment or value must be $400,000 in excess of the insurance coverage), the Borrower shall notify the Agent, and the Lenders of the occurrence thereof, and the Borrower shall provide such additional information with respect to such matters as the Agent or the Lenders may reasonably request (including the information required by Section 6.6(k);

     (b) The Borrower shall notify the Agent and the Lenders within five (5) Business Days of the Borrower becoming aware of (i) any labor dispute which may result in claims or losses from operations greater than $400,000 in the aggregate not covered by insurance to which the Borrower or any of the Borrower's Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to their respective plants and other facilities and (ii) any liability greater than $400,000 in the aggregate not covered by insurance and incurred with respect to any closing of any plant or other facility of the Borrower or any of the Borrower's Subsidiaries;

     (c) Within (i) one (1) Business Day of the demand by any lender in connection with the LGE Exit Facility or any holder of the Restructured PIK Note for the repayment of all or any portion of the principal thereof, the Borrower shall notify the Agent and the Lenders of the occurrence thereof, and (ii) three
(3) Business Days' of the occurrence of any default (whether or not the Borrower has received notice thereof from any other Person) on Indebtedness of the Borrower or any Subsidiary of the Borrower which singly, or in the aggregate exceed $1,000,000, the Borrower shall notify the Agent and the Lenders of the occurrence thereof;

     (d) Within fifteen (15) days of the occurrence of any default on any Indebtedness of any Person owed to the Borrower, which singly or in the aggregate exceeds $2,000,000, the Borrower shall notify the Agent and the Lenders of the occurrence thereof;

     (e) Promptly upon the Borrower's receipt of notice or the pendency of any proceeding for the condemnation or other taking of any real property of the Borrower or any of the

Borrower's Subsidiaries, the Borrower shall notify the Agent and the Lenders of the occurrence thereof;

     (f) Promptly upon the Borrower's receipt of notice of any material adverse change with respect to the business, assets, liabilities, financial position, or results of operations of the Borrower or any of the Borrower's Subsidiaries, other than changes in the ordinary course of business which have not had and are not likely to have a Materially Adverse Effect, the Borrower shall notify the Agent and the Lenders of the occurrence thereof;

     (g) Promptly following any (i) Default under any Loan Document, or any default by the Borrower under any New Debenture, the Restructured PIK Note or the LGE Exit Facility or (ii) default under any other agreement (other than those referenced in clause (i) of this Section 6.6(g) above) to which the Borrower or any of the Borrower's Subsidiaries is a party or by which any of their respective properties is bound which could reasonably be expected to have a Materially Adverse Effect, then the Borrower shall notify the Agent and the Lenders of the occurrence thereof giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

     (h) Promptly following the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in
Section 4.1(w) of this Agreement, the Borrower shall notify the Agent and the Lenders of the occurrence thereof;

     (i) Promptly following any material amendment or change to the budget submitted to the Agent and the Lenders pursuant to Section 6.5(e) hereof, the Borrower shall notify the Agent and the Lenders of the occurrence thereof;

     (j) Promptly following the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its ERISA Affiliates or the institution or threatened institution by the Pension Benefit Guaranty Corporation of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan (other than claims for benefits in the ordinary course of business), the Borrower shall notify the Agent and the Lenders of the occurrence thereof; and

     (k) Promptly following the filing or service of any material pleadings, or the entry of any order, judgment or other ruling in the Funai Litigation, the Borrower shall provide copies of such pleadings, order, judgment or other ruling to the Agent and the Lenders (except to the extent such documents are filed under seal, protected by court order or otherwise required to be maintained as confidential by the court).

                              NEGATIVE COVENANTS
                              ------------------

     So long as any of the Obligations are outstanding and unpaid or the Borrower has a right to borrow, or have Letters of Credit issued, hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders shall otherwise give their prior consent in writing:

     Section 7.1 Indebtedness. The Borrower will not create, assume, incur, or
                 ------------
otherwise become or remain obligated in respect of, or permit to be outstanding, and will not permit any of the Borrower's Subsidiaries to create, assume, incur, or otherwise become obligated in respect of, or permit to be outstanding, any Indebtedness except:

     (a)  Indebtedness under this Agreement and the other Loan Documents;

     (b) Trade or accounts payable and/or similar obligations, and accrued expenses, incurred in the ordinary course of business, other than for borrowed money;

     (c) (i) Indebtedness secured by Permitted Liens described in clause (h) of the definition of Permitted Liens set forth in Article 1 hereof not to exceed the aggregate principal amount of $1,000,000 at any time, and (ii) Capital Lease Obligations to the extent permitted by Section 7.10 hereof;

     (d)  Guaranties permitted by Section 7.2;

     (e) Indebtedness under the New Debentures, the Restructured PIK Note and the LGE Exit Facility;

     (f) Accrued interest on the Borrower's Indebtedness to LGE incurred prior to the commencement of the Chapter 11 Case, which interest is classified as a "Class 4 - General Unsecured Claim" under the Reorganization Plan, in an aggregate amount not exceeding $12,127,618.07; and

     (g) Other unsecured Indebtedness incurred by the Borrower not to exceed $2,000,000 in the aggregate outstanding from time to time.

     Section 7.2 Guaranties. The Borrower will not at any time guarantee or
                 ----------
enter into or assume any Guaranty, or be obligated with respect to, or permit to be outstanding, any Guaranty and will not permit any of the Borrower's Subsidiaries at any time to guarantee or enter into or assume any Guaranty, or be obligated with respect to, or permit to be outstanding, any Guaranty, in each case other than (a) obligations under repurchase agreements of the Borrower entered into in connection with the sale of products in the ordinary course of business of the Borrower, (b) obligations under agreements to indemnify persons or entities which have issued bid or performance bonds or letters of credit in the ordinary course of business of the Borrower securing performance by the Borrower of activities permissible hereunder, (c) obligations under agreements of the Borrower entered into in connection with the acquisition of services, supplies, and equipment in the ordinary course of business of the Borrower, (d) guaranties by the Borrower of Indebtedness of any Material Subsidiary permitted to be incurred by such Material Subsidiary under clauses
(b) or (c) of Section 7.1 hereof, (e) guaranties by the Material Subsidiaries of the Indebtedness of the Borrower under the LGE Exit Facility and the Restructured PIK Note, (f) endorsements of instruments in the ordinary course of business, and (g) other obligations of any Affiliate, which do not exceed $1,000,000 in the aggregate outstanding at any time.

     Section 7.3 Liens. The Borrower will not create, assume, incur, or
                 -----
permit to exist or to be created, assumed, or permitted to exist, directly or indirectly, and will not permit any of the Borrower's Subsidiaries to create, assume, incur, or permit to exist or to be created, assumed, or permitted to exist, directly or indirectly, any Lien on any of its property, real or personal, now owned or hereafter acquired, except for Permitted Liens.

     Section 7.4 Restricted Payments and Purchases; Issuance of Capital
                 ------------------------------------------------------
Stock. The Borrower shall not directly or indirectly declare or make, and shall
-----
not permit any of the Borrower's Subsidiaries to directly or indirectly declare or make, any Restricted Payment or Restricted Purchase, or set aside any funds for any such purpose; provided, however, the Borrower's Subsidiaries may directly or indirectly make Restricted Payments to the Borrower. Except in the case of an exchange and conversion of certain claims of LGE arising prior to the commencement of the Chapter 11 Case for Capital Stock on the Effective Date of the Reorganization Plan, the Borrower shall not, and shall not permit any of its Subsidiaries to, issue any Capital Stock.

     Section 7.5 Investments. The Borrower will not make and will not permit
                 -----------
any of its Subsidiaries to make any loan or advance to, or otherwise acquire for consideration evidences of Indebtedness, Capital Stock, partnership interests or other securities of or equity interests in any third party, except that (a) the Borrower may purchase or otherwise acquire and own and may permit any of its Subsidiaries to purchase or otherwise acquire and own, (i) marketable, direct obligations of the United States of America and its agencies maturing within three hundred sixty- five (365) days of the date of purchase, (ii) commercial paper issued by corporations, each of which shall (A) have a consolidated net worth of at least $250,000,000, and (B) conduct substantially all of its business in the United States of America, which commercial paper will mature within one hundred eighty (180) days from the date of the original issue thereof and is rated "P-1" or better by Moody's Investors Service, Inc., or "A-1+" or better by Standard & Poor's Corporation, (iii) certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase and issued by a United States national or state bank having deposits totaling more than $250,000,000, and whose short-term debt is rated "P-1" or better by Moody's Investors Service, Inc. or "A-1+" or better by Standard & Poor's Corporation, and (iv) up to $100,000 per institution and up to $1,000,000 in the aggregate in
(A) short-term obligations issued by any local commercial bank or trust company located in those areas where the Borrower conducts its business, whose deposits are insured by the Federal Deposit Insurance Corporation, or (B) commercial bank-insured money market funds, or any combination of investments described in clauses (A) and (B); (b) the Borrower may hold the Investments in existence on the Agreement Date and described on Schedule 4.1(l);
                                                                --------------
(c) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may convert any of its Accounts that are in excess of ninety (90) days past due into notes or equity interests from the applicable Account Debtor so long as the Agent is granted a first priority security interest in such equity or note which Lien is perfected contemporaneously with the conversion of such Account to equity or notes, (d) the Borrower may hold the Capital Stock of its Subsidiaries in existence on the Agreement Date or formed in accordance with Section 7.7(g), and (e) the Borrower may make loans or advances to any Material Subsidiary and any Material Subsidiary may make loans or advances to any other Material Subsidiary.

     Section 7.6 Affiliate Transactions. The Borrower shall not, and shall
                 ----------------------
not permit its Subsidiaries to, enter into or be a party to any agreement or transaction with any Affiliate except (a) the Borrower and its Material Subsidiaries may purchase Inventory from any Mexican Subsidiary in the ordinary course of business and in a manner consistent with past business practices; provided, that the amount advanced to any Mexican Subsidiary for such Inventory production, together with the cash on hand or on deposit held by such Mexican Subsidiary, shall not exceed the cash needs of such Mexican Subsidiary for working capital during the period of seven consecutive days following any date of determination, (b) as listed on Schedule 7.6 hereto, or (c) in the ordinary
                                   ------------
course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiaries business and upon fair and reasonable terms that are no less favorable to the Borrower or to such Subsidiary than it would obtain in a comparable arms length transaction with a Person not an Affiliate of Borrower, and, if such a business relationship existed prior to the Agreement Date, on terms consistent with the business relationship of Borrower or such Subsidiary and such Affiliate prior to the Agreement Date; provided that any contracts, purchase orders, or other transactions between the Borrower or any Material Subsidiary, on one hand, and any Affiliate, on the other hand, that provide for payments in excess of $3,000,000 in a single contract, purchase order or transaction or a series of related contracts, purchase orders or transactions shall be summarized in a quarterly report prepared by the Borrower certified by an Authorized Signatory of the Borrower and delivered to the Agent within forty-five (45) days following the last day of each fiscal quarter. Nothing contained in this Agreement shall prohibit increases in compensation and benefits for officers and employees of the Borrower or any of the Borrower's Subsidiaries which are customary in the industry or consistent with the past business practice of the Borrower or any of the Borrower's Subsidiaries, or payment of customary directors' fees and indemnities.

     Section 7.7 Liquidation; Change in Ownership, Name, or Year; Disposition or
                 ---------------------------------------------------------------
Acquisition of Assets; Etc. The Borrower shall not, and shall not permit any of
--------------------------
the Borrower's Subsidiaries to, at any time:

     (a) Liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up its business; provided, however, that Telson, S.A. de C.V. and any Immaterial Subsidiary may, dissolve or liquidate;

     (b) Sell, lease, abandon, transfer or otherwise dispose of, in a single transaction or a series of related transactions, any assets, property or business, except for (i) the sale of Inventory in the ordinary course of business at the fair market value thereof and for cash or cash equivalents; (ii) physical assets used, consumed or otherwise disposed of in the ordinary course of business; (iii) (A) transfers of assets on the Effective Date of the Reorganization Plan as provided thereunder, (B) to the extent not occurring on the Effective Date, the Reynosa Transfer, provided the principal amount of the Restructured PIK Note is reduced by $33,747,225.57 (as such amount may be adjusted in accordance with Section 1.3 of that certain stock purchase agreement between the Borrower and LGE) upon such transfer, and (C) the sale (for cash, cash equivalents and/or short-term promissory notes) of the Salomon Assets and the Credits for the fair market value or cash equivalent value, as applicable, thereof, provided the Net Cash Proceeds received by the Borrower in connection with such sale shall be paid promptly after receipt thereof by the Borrower to repay the Restructured PIK Note; and (iv) so long as no Event of Default then exists, (A) the sale or disposal of assets with a sale value not greater than $1,000,000 in the aggregate for all such assets that may be sold during any year if the Net Cash Proceeds from such sale are applied to the Loans as required by
Section 2.6(c), and (B) the sale (for cash, cash equivalents and/or short-term promissory notes) of the assets listed on Schedule 7.7 hereto, provided (x) the
                                          ------------
Borrower delivers to the Agent a copy of the closing statement for such sale promptly after the consummation thereof, (y) Net Cash Proceeds received by the Borrower in connection with such sale shall be paid on the date of receipt thereof by the Borrower to the Lenders as a mandatory repayment of the Revolving Loans (but such payment shall not reduce the Commitment), and (z) if such asset was an Other Asset, the advance amount in connection with the Other Assets set forth in clause (g) of the Borrowing Base is permanently reduced by the amount attributable to such Other Asset as set forth on Schedule O-1 hereto;
                                                 ------------

     (c)  Become a partner or joint venturer with any third party;

     (d) Acquire (i) all or any substantial part of the assets, property or business of, or (ii) any assets that constitute a division or operating unit of the business of, any other Person;

     (e) Merge or consolidate with any other Person, except that any Subsidiary of the Borrower may be merged into or consolidated with another Wholly-Owned Subsidiary of the Borrower; provided that if any Material Subsidiary is a party to such merger or consolidation, the surviving entity is a Material Subsidiary;

     (f) Change its corporate name without giving the Agent thirty (30) days prior written notice of its intention to do so and complying with all reasonable requirements of the Lenders in regard thereto;

     (g) Create any Subsidiary, except for (i) the creation of a Subsidiary solely to be transferred to LGE in connection with the Reynosa Transfer, and
(ii) the creation of a Wholly- Owned Subsidiary of the Borrower provided; that
(A) such Subsidiary is organized under the
laws of a jurisdiction within the United States of America, (B) (x) if such Subsidiary is or becomes a Material Subsidiary, such Subsidiary executes at the time of its creation (or within thirty (30) days after it becomes a Material Subsidiary) a Supplement to the Subsidiary Guaranty in favor of the Agent, the Issuing Banks and the Lenders in the form of Exhibit H attached hereto and a
                                             ---------
Supplement to the Subsidiary Security Agreement in favor of the Agent, the Issuing Banks and the Lenders in the form of Exhibit I attached hereto, (y) if
                                             ---------
such Subsidiary is a domestic Subsidiary, the Borrower executes an amendment to the Pledge Agreement for purposes of pledging the stock of such Subsidiary to the Agent pursuant to the terms of the Pledge Agreement, and (z) if such Subsidiary is a domestic Subsidiary, or is or becomes a Material Subsidiary, the Borrower and such Subsidiary take all steps required and execute all necessary documents (including UCC-1 financing statements) to perfect the security interest of the Agent in the Capital Stock of such domestic Subsidiary and the assets of such Material Subsidiary, and (C) no Default exists immediately prior to or after the creation of such Subsidiary; or

     (h) Change its year-end for accounting purposes from the calendar year ending December 31.

     Section 7.8 Minimum EBITDA. The Borrower shall not permit for the fiscal
                 --------------
quarter ended (a) December 31, 1999, EBITDA for the immediately preceding three
(3) month period to be less than ($10,000,000), (b) March 31, 2000, EBITDA for the immediately preceding six (6) month period to be less than ($13,000,000),
(c) June 30, 2000, EBITDA for the immediately preceding nine (9) month period to be less than ($15,000,000), and (d) September 30, 2000, and each fiscal quarter end thereafter, EBITDA for the immediately preceding twelve (12) month period to be less than the amount herein below specified for such period:

                  Quarter End                     Amount
                  -----------                     ------
                  September 30, 2000              ($14,000,000)
                  December 31, 2000               ($ 3,000,000)
                  March 31, 2001                   $        -0-
                  June 30, 2001                    $ 5,000,000
                  September 30, 2001               $11,000,000
                  December 31, 2001                $25,000,000
                  March 31, 2002                   $28,000,000
                  June 30, 2002                    $33,000,000
                  September 30, 2002               $37,000,000


     Section 7.9 Interest Coverage Ratio. The Borrower shall not permit for
                 -----------------------
the fiscal quarter ended (a) December 31, 2000, the Interest Coverage Ratio for the immediately preceding six (6) month period to be less than 0.25 to1.0, (b) March 31, 2001, the Interest Coverage Ratio for the immediately preceding nine
(9) month period to be less than 0.20 to 1.0, and (c) June 30, 2001, and each fiscal quarter end thereafter, the Interest Coverage Ratio for the immediately preceding twelve (12) month period to be less than the amount herein below specified for such period:

                  Quarter End                               Ratio
                  -----------                               -----
                  June 30, 2001                             0.35 to 1.0
                  September 30, 2001                        0.75 to 1.0
                  December 31, 2001                         1.65 to 1.0
                  March 31, 2002                            1.60 to 1.0
                  June 30, 2002                             1.50 to 1.0
                  September 30, 2002                        1.40 to 1.0

     Section 7.10 Capital Expenditures. The Borrower shall not make or incur
                  --------------------
in the aggregate any Capital Expenditures (including Capital Lease Obligations), during any fiscal year, in excess of the amount herein below specified for such year:

                  Year                                      Permitted Amount
                  ----                                      ----------------
                  1999                                      $12,000,000
                  2000                                      $ 5,000,000
                  2001                                      $ 5,000,000
                  2002                                      $ 5,000,000

; provided, however, (a) the Borrower may make additional Capital Expenditures during any fiscal year in an aggregate amount equal to the lesser of (i) the unused permitted amount for the immediately preceding fiscal year, and (ii) $2,000,000; and (b) the Borrower may make additional Capital Expenditures during fiscal year 2000 in an aggregate amount equal to $4,000,000 for the Borrower's relocation expenses.

     Section 7.11 Tuning Patent Royalties. As of the fiscal quarter ended
                  -----------------------
September 30, 1999, and each fiscal quarter end thereafter, the aggregate amount of Tuning Patent Royalties received by the Borrower during the immediately preceding twelve (12) month period shall not be less than $18,000,000.

     Section 7.12 Sales and Leasebacks. The Borrower will not enter into and
                  --------------------
will not permit any of the Borrower's Subsidiaries to enter into any arrangement after the Agreement Date, directly or indirectly, with any third party whereby the Borrower or such Subsidiary shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby the Borrower or such Subsidiary shall then or thereafter rent or lease as lessee such property or any part thereof or other property which the Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the property sold or transferred.

     Section 7.13 Amendment and Waiver. The Borrower shall not, and shall not
                  --------------------
allow any Material Subsidiary to, without the prior written consent of the Majority Lenders, enter into any amendment of, or agree to or accept any waiver which would adversely affect the rights of the

Agent, the Lenders and the Issuing Banks under this Agreement or any other Loan Document, of (a) its certificate of incorporation (other than the amendment to the Borrower's certificate of incorporation filed on or immediately prior to the Agreement Date) and by-laws, (b) the New Debentures, or (c) any document evidencing, securing or guaranteeing the LGE Exit Facility or the Restructured PIK Note.

     Section 7.14 ERISA Liability. The Borrower and each of the Borrower's
                  ---------------
Subsidiaries shall not fail to meet all of the applicable minimum funding requirements of ERISA and the Code, without regard to any waivers thereof, and, to the extent that the assets of any of its Plans would be less than an amount sufficient to provide all accrued benefits payable under such Plans, shall make the maximum deductible contributions allowable under the Code. Neither the Borrower nor any of the Borrower's Subsidiaries shall (a) become a participant in any Multiemployer Plan after the Agreement Date, or (b) withdraw from any Multiemployer Plan if such withdrawal would result in material liability to the Borrower or any Subsidiary.

     Section 7.15 Prepayments. The Borrower shall not prepay, redeem,
                  -----------
defease or purchase in any manner, or deposit or set aside funds for the purpose of any of the foregoing, make any payment in respect of principal of, or make any payment in respect of interest on, (a) the Restructured PIK Note; provided the Borrower may make payments of interest required in accordance with the terms of the Restructured PIK Note and may make payments of principal with the Net Cash Proceeds received by the Borrower from sales of Salomon Assets and Credits;
(b) the LGE Exit Facility; provided the Borrower may make payments of principal with the Net Cash Proceeds received by the Borrower from sales of HDTV Patents and HDTV License Agreements, and so long as no Event of Default then exists, the Borrower may make payments of interest due under the LGE Exit Facility; and (c) any other Funded Debt (including the New Debentures but other than the Obligations), except the Borrower may make regularly scheduled payments of principal or interest required in accordance with the terms of the instruments governing any other Funded Debt permitted hereunder (whether with respect to principal, interest, or otherwise) if such payments would not violate any subordination provisions governing such Funded Debt. Additionally, the Borrower may repay principal under the Restructured PIK Note and the LGE Exit Facility in an aggregate amount equal to the Excess Cash for any year; provided (i) no Default or Event of Default exists either before or after giving effect to any such payment, (ii) the Agent and the Lenders have received the information required to be delivered pursuant to Sections 6.2 and 6.3 hereof for the immediately preceding fiscal year, and (iii) the Agent has received satisfactory evidence that the Availability hereunder immediately prior to such payment, and projected Availability for each day during a twenty (20) Business Day period following such payment, shall not be less than $25,000,000. The Borrower shall not allow any interest to be due or accrued on the Indebtedness permitted by
Section 7.1(f) hereof, and shall not make any payment of such Indebtedness unless (x) no Default or Event of Default exists either before or after giving effect to any such payment, and (y) the Agent has received satisfactory evidence that the Availability hereunder immediately prior to such payment, and projected Availability for each day during a twenty (20) Business Day period following such payment, shall not be less than $5,000,000.

     Section 7.16 Negative Pledge. The Borrower shall not, directly or
                  ---------------
indirectly, enter into any agreement (other than the Loan Documents and the documents relating to the Restructured PIK Note, the LGE Exit Facility and the New Debentures) with any Person that prohibits or restricts or limits the ability of the Borrower to create, incur, pledge, or suffer to exist any Lien upon any assets of the Borrower.

                                   ARTICLE 8

                                    DEFAULT

     Section 8.1  Events of Default. Each of the following shall constitute
                  -----------------
an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

     (a) Any representation or warranty made under this Agreement or any other Loan Document or in any writing furnished in connection with the transactions contemplated hereby shall prove incorrect or misleading in any material respect when made or deemed to have been made pursuant to Section 4.4 hereof;

     (b) The Borrower shall default in the payment of any principal or interest under the Notes, or any of them, or any reimbursement obligations with respect to any Letter of Credit, or any fees payable hereunder or under the other Loan Documents;

     (c) The Borrower or any Affiliate shall default in the performance or observance of any agreement or covenant contained in Sections 5.5, 5.7, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.18, 5.20, 5.21, 5.22 or 5.23, or in
Article 6 or Article 7 hereof or in any Security Document;

     (d)  The Borrower shall default in the performance or observance of (i)
Section 5.19 hereof, and such default shall not be cured to the Majority Lenders' satisfaction within a period of ten (10) days from the date that the Borrower knew or should have known of the occurrence of such default, or (ii) any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured to the Majority Lenders' satisfaction within a period of thirty (30) days from the date that the Borrower knew or should have known of the occurrence of such default;

     (e) There shall occur any default by the Borrower or any Affiliate in the performance or observance of any agreement or covenant contained in any of the other Loan Documents (other than this Agreement or the Security Documents or as otherwise provided in this Section 8.1) which shall not be cured to the Majority Lenders' satisfaction within the applicable cure period, if any, provided for in such Loan Document, or, if there is no applicable cure period set forth in such Loan Document, within a period of thirty (30) days from the date that the Borrower knew or should have known of the occurrence of such default;

     (f)  There shall occur any Change of Control of the Borrower;

     (g) There shall be entered a decree or order for relief in respect of the Borrower or any of the Borrower's Subsidiaries under the Bankruptcy Code, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of the Borrower or any of the Borrower's Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower or any of the Borrower's Subsidiaries, or an involuntary petition shall be filed against the Borrower or any of the Borrower's Subsidiaries, and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days;

     (h) Any of the Borrower or any of the Borrower's Subsidiaries shall file a petition, answer, or consent seeking relief under the Bankruptcy Code, or any other applicable federal or state bankruptcy law or other similar law, or the Borrower or any of the Borrower's Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Borrower or any of the Borrower's Subsidiaries, or of any substantial part of their respective properties, or the Borrower or any of the Borrower's Subsidiaries shall fail generally to pay their respective debts as they become due, or the Borrower or any of the Borrower's Subsidiaries shall take any action in furtherance of any such action;

     (i) There shall be entered a decree or order for relief in respect of LGE (or any other direct or indirect holding company between the Borrower and LGE holding five percent (5%) or more of the Capital Stock of the Borrower or of any class thereof) under the Bankruptcy Code, or any other applicable federal or state bankruptcy law or other similar law (including without limitation the laws of Korea), or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of LGE (or any other direct or indirect holding company between the Borrower and LGE holding five percent (5%) or more of the Capital Stock of the Borrower or of any class thereof), or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of LGE (or any other direct or indirect holding company between the Borrower and LGE holding five percent (5%) or more of the Capital Stock of the Borrower or of any class thereof), or an involuntary petition shall be filed against LGE (or any other direct or indirect holding company between the Borrower and LGE holding five percent (5%) or more of the Capital Stock of the Borrower or of any class thereof), and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or
(ii) any such petition and stay shall continue undismissed for a period of sixty
(60) consecutive days;

     (j) LGE (or any other direct or indirect holding company between the Borrower and LGE holding five percent (5%) or more of the Capital Stock of the Borrower or of any class thereof) shall file a petition, answer, or consent seeking relief under the Bankruptcy Code, or any other applicable federal or state bankruptcy law or other similar law (including, without limitation, the laws of Korea), or LGE (or any other direct or indirect holding company between the Borrower and LGE holding five percent (5%) or more of the Capital Stock of the Borrower or of any class thereof) shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of LGE (or any other direct or indirect holding company between the Borrower and LGE holding five percent (5%) or more of the Capital Stock of the Borrower or of any class thereof), or of any substantial part of their respective properties, or LGE (or any other direct or indirect holding company between the Borrower and LGE holding five percent (5%) or more of the Capital Stock of the Borrower or of any class thereof) shall fail generally to pay their respective debts as they become due, or LGE (or any other direct or indirect holding company between the Borrower and LGE holding five percent (5%) or more of the Capital Stock of the Borrower or of any class thereof) shall take any action in furtherance of any such action;

     (k) A final judgment or judgments (other than a money judgment fully covered by insurance as to which the insurance company has acknowledged coverage) shall be entered by any court against any of the Borrower or any of the Borrower's Subsidiaries for the payment of money which in the aggregate exceeds $1,000,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of any of the Borrower or any of the Borrower's Subsidiaries pursuant to a final judgment which, together with all other such property of the Borrower and the Borrower's Subsidiaries subject to other such process, exceeds in value $1,000,000 in the aggregate, and if, within sixty (60) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant, or process shall not have been paid or discharged;

     (l) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by any of the Borrower and its ERISA Affiliates, or to which the Borrower or any of its ERISA Affiliates has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan; or any of the Borrower and its ERISA Affiliates shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any such Plan; or any Plan or trust created under any Plan of any of the Borrower and its ERISA Affiliates shall engage in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to any material tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code or the Borrower or any of its ERISA Affiliates shall enter into or become obligated after the Agreement Date to contribute to a Multiemployer Plan;

     (m) (i) Any lender or holder, as applicable, shall accelerate repayment of any obligation under the LGE Exit Facility or the Restructured PIK Note or commence any action or proceeding to collect any amount due thereunder or exercise or enforce any right or remedy against any collateral securing the LGE Exit Facility or the Restructured PIK Note, or the LGE Exit Facility shall otherwise be terminated; or (ii) there shall occur any default (after the expiration of any applicable cure period) under any indenture, agreement, or instrument evidencing Indebtedness (other than the LGE Exit Facility and the Restructured PIK Note) of the Borrower or any of the Borrower's Subsidiaries in an aggregate principal amount exceeding $2,000,000, including, without limitation, the New Debentures;

     (n) All or any portion of any Security Document shall at any time and for any reason be declared to be null and void, or a proceeding shall be commenced by the Borrower or any of its Affiliates, or by any governmental authority having jurisdiction over the Borrower or any of its Affiliates, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of its Affiliates shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

     (o) There shall occur any event or occurrence which, singly or when aggregated with other events or occurrences, has a Materially Adverse Effect;

     (p) Any Tuning Patent, any License Agreement relating thereto or any of the Borrower's right, title or interest in and to such Tuning Patent or License Agreement, shall become invalid or shall be terminated or shall otherwise no longer be enforceable by or for the benefit of the Borrower; or

     (q) LGE shall contest the validity or enforceability of the Subordination Agreement.

     Section 8.2 Remedies. If an Event of Default shall have occurred and
                 --------
shall be continuing, in addition to the rights and remedies set forth elsewhere in this Agreement and the Loan Documents:

     (a) With the exception of an Event of Default specified in Section 8.1(g) or (h), the Agent, at the direction of the Majority Lenders, shall (i) terminate the Commitments and the Letter of Credit Commitment, (ii) declare the principal of and interest on the Loans and the Notes and all other Obligations to be forthwith due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, or both, and/or (iii) exercise all rights and remedies allowed under the Loan Documents.

     (b) Upon the occurrence and continuance of an Event of Default specified in Sections 8.1(g) or (h), such principal, interest, and other Obligations shall thereupon and concurrently therewith become due and payable, and the Commitments and the Letter of Credit Commitment, shall forthwith terminate, all without any action by the Agent or the Lenders or the Majority Lenders or the holders of the Notes and without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding.

     (c) The Agent, with the concurrence of the Majority Lenders, may exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law.

     (d) The Agent, for the benefit of itself, the Issuing Banks and the Lenders, shall have the right to the appointment of a receiver for the Property of the Borrower and the Borrower hereby consents to such right and such appointment and hereby waives any objection the Borrower may have thereto or the right to have a bond or other security posted by the Agent, the Issuing Banks or the Lenders in connection therewith.

     (e) In regard to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of any acceleration of the Obligations pursuant to the provisions of this Section 8.2, the Borrower shall promptly upon demand by the Agent deposit in a Letter of Credit Reserve Account opened by the Agent for the benefit of the Issuing Bank an amount equal to 105% of the aggregate then undrawn and unexpired amount of such Letter of Credit Obligations. Amounts held in such Letter of Credit Reserve Account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes in the manner set forth in Section 2.11 hereof. Pending the application of such deposit to the payment of the Reimbursement Obligations, the Agent shall, to the extent reasonably practicable, invest such deposit in an interest bearing open account or similar available savings deposit account and all interest accrued thereon shall be held with such deposit as additional security for the Reimbursement Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied, and all other Obligations shall have been paid in full, the balance, if any, in such Letter of Credit Reserve Account shall be returned to the Borrower or any other Person as the Court may direct. Except as expressly provided hereinabove, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

     (f) The rights and remedies of the Agent, the Issuing Banks and the Lenders hereunder shall be cumulative, and not exclusive.

                                   ARTICLE 9

                                   THE AGENT
                                   ---------

     Section 9.1 Appointment and Authorization. Each Lender hereby irrevocably
                 -----------------------------
appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans and in its Notes irrevocably to appoint and authorize, the Agent to take such actions as its agent on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees, or agents shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction.

     Section 9.2 Interest Holders. The Agent may treat each Lender, or the
                 ----------------
Person designated in the last notice filed with the Agent under this Section 9.2, as the holder of all of the interests of such Lender in its Loans and in its Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Agent, shall have been filed with the Agent.

     Section 9.3 Consultation with Counsel. The Agent may consult with legal
                 -------------------------
counsel selected by it and shall not be liable to any Lender or any Issuing Bank for any action taken or suffered by it in good faith in reliance on the advice of such counsel.

     Section 9.4 Documents. The Agent shall not be under any duty to examine,
                 ---------
inquire into, or pass upon the validity, effectiveness, or genuineness of this Agreement, any Note, or any instrument, document, or communication furnished pursuant hereto or in connection herewith, and the Agent shall be entitled to assume that they are valid, effective, and genuine, have been signed or sent by the proper parties, and are what they purport to be.

     Section 9.5 Agent and Affiliates. With respect to the Commitment and Loans,
                 --------------------
the Lender which is affiliated with the Agent shall have the same rights and powers hereunder as any other Lender, and the Agent and its other affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliates of, or Persons doing business with, the Borrower, as if it were not affiliated with the Agent and without any obligation to account therefor. The Lender and the Issuing Banks acknowledge that the Agent and its affiliates have other lending and investment relationships with the Borrower and its Affiliates, and in the future may enter into additional such relationships.

     Section 9.6 Responsibility of the Agent. The duties and obligations of
                 ---------------------------
the Agent under this Agreement are only those expressly set forth in this Agreement. The Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower, of such fact, or has been notified by a Lender that such Lender considers that a Default or an Event of Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. The Agent shall provide each Lender with copies of such documents received from the Borrower as such Lender may reasonably request.

     Section 9.7  Action by Agent.
                  ---------------

     (a) The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Agent shall have been instructed by the Majority Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action, provided that the Agent shall not exercise any rights under Section 8.2(a) of this Agreement without the approval of the Majority Lenders. The Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances.

     (b) The Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement in accordance with the instructions of the Majority Lenders, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

     Section 9.8 Notice of Default or Event of Default. In the event that
                 -------------------------------------
the Agent or any Lender shall acquire actual knowledge, or shall have been notified in writing, of any Default or Event of Default, the Agent or such Lender shall promptly notify the Lenders and the Agent, and the Agent shall take such action and assert such rights under this Agreement as the Majority Lenders shall request in writing, and the Agent shall not be subject to any liability to the Lenders by reason of its acting pursuant to any such request. If the Majority Lenders shall fail to request the Agent to take action or to assert rights under this Agreement in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Agent, or shall request inconsistent action with respect to such Default or Event of Default, the Lenders agree that the Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Majority Lenders have instructed the Agent not to take such action or assert such right, in no event shall the Agent act contrary to such instructions.

     Section 9.9 Responsibility Disclaimed. The Agent shall not be under any
                 -------------------------
liability or responsibility whatsoever as Agent:

     (a) To the Borrower or any other Person or entity as a consequence of any failure or delay in performance by or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

     (b) To any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, the Borrower or any other obligor of any of its obligations under this Agreement or the Notes or any other Loan Document; or

     (c) To any Lender or Lenders for any statements, representations, or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability, or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement.

     Section 9.10 Indemnification. The Lenders agree to indemnify the Agent
                  ---------------
(to the extent not reimbursed by the Borrower) pro rata in accordance with their Commitment Ratios from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, investigations, costs, expenses (including fees and expenses of experts, agents, consultants, and counsel), or disbursements of any kind or nature (whether or not the Agent is a party to any such action, suit or investigation) whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by the Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Agent as determined by a final non-appealable order of a court of competent jurisdiction. The provisions of this Section 9.10 shall survive the termination of this Agreement.

     Section 9.11 Credit Decision. Each Lender represents and warrants to each
                  ---------------
other and to the Agent that:

     (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and that it has made an independent credit judgment, and that it has not relied upon information provided by the Agent; and

     (b) So long as any portion of the Loans remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

     Section 9.12 Successor Agent. Subject to the appointment and acceptance
                  ---------------
of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent (with the consent of the Borrower if no Event of Default then exists, which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring

Agent may (with the consent of the Borrower if no Event of Default then exists, which consent shall not be unreasonably withheld), on behalf of the Lenders, appoint a successor Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties, and obligations of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 9.12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     Section 9.13 Agent May File Proofs of Claim. The Agent may file such
                  ------------------------------
proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Agent, its agents, financial advisors and counsel), the Lenders and the Issuing Banks allowed in any judicial proceedings relative to the Borrower or any Material Subsidiary, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims and any custodian in any such judicial proceedings is hereby authorized by each Lender and Issuing Bank to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Agent any amount due to the Agent for the reasonable compensation, expenses, disbursements and advances of the Agent, its agents, financial advisors and counsel, and any other amounts due the Agent under Section 10.2 hereof. Nothing contained in the Loan Agreement or the Loan Documents shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Notes, the Letters of Credit or the rights of any holder thereof, or to authorize the Agent to vote in respect of the claim of any Lender of any Issuing Bank in any such proceeding.

     Section 9.14 Collateral. The Agent is hereby authorized to hold all
                  ----------
Collateral pledged pursuant to any Loan Document and to act on behalf of the Lenders and the Issuing Banks, in its own capacity and through other agents appointed by it, under the Security Documents; provided, that the Agent shall not agree to the release of any Collateral except in accordance with the terms hereof.

     Section 9.15 Release of Collateral.
                  ---------------------

     (a) Each Lender and each Issuing Bank hereby directs the Agent to, in accordance with the terms of this Agreement, and the Agent agrees to, release or subordinate any Lien held by the Agent for the benefit of the Lenders and the Issuing Banks:

          (i) against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of this Agreement; or

          (ii) against any part of the Collateral sold or disposed of by the Borrower if such sale or disposition is permitted by Sections 7.7 hereof as certified to the Agent by the Borrower in a certificate of an Authorized Signatory or is otherwise consented to by the requisite Lenders for such release as set forth in Section 10.12 hereof.

     (b) Each Lender and each Issuing Bank hereby directs the Agent to, and the Agent hereby agrees to, execute and deliver or file such termination and partial release statements and do such other things as are reasonably necessary to release Liens to be released pursuant to this Section 9.15 promptly upon the effectiveness of any such release. Upon request by the Agent at any time, the Lenders and the Issuing Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 9.15.

                                  ARTICLE 10

                                 MISCELLANEOUS

     Section 10.1 Notices.
                  -------

     (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given five (5) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when delivered to the telegraph office or sent out by telex or telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 10.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

          (i)  If to the Borrower, to it at:

                         Zenith Electronics Corporation
                         1000 Milwaukee Avenue
                         Glenview, Illinois 60025
                         Attn: Treasurer
                         Telecopy No.: (847) 391-8876
                with copies to (which copies shall only be required to be sent in connection with a notice under Article 8 hereof):

                         Zenith Electronics Corporation
                         1000 Milwaukee Avenue
                         Glenview, Illinois 60025
                         Attn: General Counsel
                         Telecopy No.: (847) 391-8584

                and

                         Kirkland & Ellis
                         200 East Randolph Drive
                         Chicago, IL 60601
                         Attn: James H.M. Sprayregen, Esq.
                         Telecopy No.: (312) 861-2200

          (ii)  If to the Agent, to it at:

                         Citicorp North America, Inc.
                         399 Park Avenue
                         6th Floor Zone 4
                         New York, New York 10043
                         Attn: Mr. Thomas M. Halsch
                         Telecopy No.: (212) 793-1290


                with a copy to:

                         Paul, Hastings, Janofsky & Walker
                         600 Peachtree Street, N.E.
                         Suite 2400
                         Atlanta, Georgia 30308
                         Attn: Jesse H. Austin, III, Esq.
                         Telecopy No.: (404) 815-2424

          (iii) If to the Lenders, to them at the
                         addresses set forth on the signature pages hereof.

          (iv)  If to the Issuing Banks, at the
                         addresses set forth on the signature pages hereof.

Copies shall be provided to persons other than parties hereto only in the case of notices under Article 8 hereof.

     (b) Any party hereto may change the address to which notices shall be directed under this Section 10.1 by giving ten (10) days' written notice of such change to the other parties.

     Section 10.2 Expenses.  The Borrower agrees to promptly pay:
                  --------

     (a) All reasonable out-of-pocket expenses of the Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, and the making of the initial Advance hereunder, including, but not limited to, the reasonable fees and disbursements of counsel for the Agent;

     (b) All reasonable out-of-pocket expenses of the Agent in connection with the administration of the transactions contemplated in this Agreement or the other Loan Documents, and the preparation, negotiation, execution, and delivery of any waiver, amendment, or consent by the Lenders relating to this Agreement or the other Loan Documents, including, but not limited to, all reasonable out-of-pocket expenses of the Agent in connection with its quarterly field audits, and the reasonable fees and disbursements of counsel for the Agent;

     (c) All reasonable out-of-pocket costs and expenses of the Agent, the Issuing Banks and any Lender in connection with any restructuring, refinancing, or "work out" of the transactions contemplated by this Agreement, and of obtaining performance under this Agreement or the other Loan Documents, and all out-of-pocket costs and expenses of collection if default is made in the payment of the Notes, which in each case shall include fees and out-of- pocket expenses of counsel for the Agent, the Issuing Banks and any Lender, and the fees and out-of-pocket expenses of any experts, agents, or consultants of the Agent; and

     (d) All stamp, documentary or intangible taxes, excise or property taxes, similar assessments, general or special, and other like charges levied on, or assessed, placed or made against any of the Collateral, the Notes or the Obligations.

     Section 10.3 Waivers. The rights and remedies of the Agent and the Lenders
                  -------
under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Agent, the Issuing Banks, the Majority Lenders or the Lenders in exercising any right shall operate as a waiver of such right. The Agent and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Lenders decide to fund a request for an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further requests for Advances or preclude the Lenders from exercising any rights available to the Lenders under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders or by the Majority Lenders shall not constitute a modification of this Agreement, except expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Lenders are party, relating to the Borrower.

     Section 10.4 Set-Off. In addition to any rights now or hereafter granted
                  -------
under Applicable Law and not by way of limitation of any such rights, except to the extent limited by Applicable Law, upon the occurrence of a Default or an Event of Default and during the continuation thereof, the Lenders and any subsequent holder or holders of the Notes are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by the Lenders or such holder to or for the credit or the account of the Borrower, against and on account of the obligations and liabilities of the Borrower, to the Lenders or such holder under this Agreement, the Notes, and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, or any other Loan Document, irrespective of whether or not
(a) the Lenders or the holder of the Notes shall have made any demand hereunder or (b) the Lenders shall have declared the principal of and interest on the Loans and Notes and other amounts due hereunder to be due and payable as permitted by Section 8.2 and although said obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Lender or by any subsequent holder of the Notes shall be subject to the application of payments provisions of Article 2 hereof. Upon direction by the Agent, with the consent of the Majority Lenders, each Lender holding deposits of the Borrower shall exercise its set-off rights as so directed.

     Section 10.5 Assignment.
                  ----------

     (a) The Borrower may not assign or transfer any of its rights or obligations hereunder, under the Notes or under any other Loan Document without the prior written consent of each Lender.

     (b) Each of the Lenders may at any time enter into assignment agreements or participations with one or more other banks or other Persons pursuant to which each Lender may assign or participate its interest under this Agreement and the other Loan Documents, including, its interest in any particular Advance or portion thereof, provided, that (1) all assignments (other than assignments described in clause (2) herein and in Section 10.12(b) hereof) shall be in minimum principal amounts of the lesser of (X) $5,000,000, and (Y) the amount of
                                 ---------
such Lender's Commitment (in a single assignment only), (2) each Lender may sell assignments or participations of up to one hundred percent (100%) of its interest hereunder to (A) one or more

Affiliates of such Lender, or (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank (no assignment under this clause (B) shall relieve such Lender from its obligations hereunder), and (3) all assignments (other than assignments described in clause (2) herein and in Section 10.12(b) hereof) and participations hereunder shall be subject to the following additional terms and conditions:

          (i) No assignment (except assignments permitted in Section 10.5(b)(2) hereof) shall be sold without the prior consent of the Agent and, if no Event of Default then exists, the Borrower, which consents shall not be unreasonably withheld;

          (ii) Any Person purchasing a participation or an assignment of the Loans from any Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 4.1(n) hereof);

          (iii) The Borrower, the Lender, and the Agent agree that assignments permitted hereunder (including the assignment of any Advance or portion thereof) may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement. An administrative fee of $3,500 shall be payable to the Agent by the assigning Lender at the time of any assignment hereunder;

          (iv) No participation agreement shall confer any rights under this Agreement or any other Loan Document to any purchaser thereof, or relieve any issuing Lender from any of its obligations under this Agreement, and all actions hereunder shall be conducted as if no such participation had been granted; provided, however, that any participation agreement may confer on the participant the right to approve or disapprove decreases in the rate of interest or fees to the Lenders, increases in the advance rates set forth in the definition of "Borrowing Base" herein, increases in the principal amount of such participant's pro rata share of the Commitment and extensions of the Maturity Date, or the date for any scheduled payment of principal, interest or fees on, the Loans;

          (v) Each Lender agrees to provide the Agent and the Borrower with prompt written notice of any issuance of participation or assignments of its interests hereunder;

          (vi) No assignment, participation or other transfer of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law;

          (vii) No such assignment may be made to any bank or other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Company or the Office of Thrift Supervision) has been appointed or (y) that is not "adequately capitalized" (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement Date); and

          (viii) If applicable, each Lender shall, and shall cause each of its assignees to provide to the Agent on or prior to the Agreement Date or effective date of any assignment, as the case may be, an appropriate Internal Revenue Service form as required by Applicable Law supporting such Lender's position that no withholding by the Borrower or the Agent for U.S. income tax payable by such Lender in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the U.S. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), or any successor or related forms adopted by the relevant U.S. taxing authorities.

     (c) Except as specifically set forth in Section 10.5(b) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

     (d) Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties hereto as if no such participation had been sold.

     Section 10.6  Counterparts. This Agreement may be executed in any number
                   ------------
of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     Section 10.7  Governing Law. This Agreement and the Loan Documents shall be
                   -------------
construed in accordance with and governed by the laws of the State of New York, except to the extent otherwise provided in the Loan Documents.

     Section 10.8  Severability. Any provision of this Agreement which is
                   ------------
prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 10.9  Headings. Headings used in this Agreement are for convenience
                   --------
only and shall not be used in connection with the interpretation of any provision hereof.

     Section 10.10 Source of Funds. Notwithstanding the use by the Lenders of
                   ----------------
the Base Rate and the Eurodollar Rate as reference rates for the determination of interest on the Loans, the

Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates tied to such reference rates.

     Section 10.11 Entire Agreement. Except as otherwise expressly provided
                   ----------------
herein, this Agreement and the other documents described or contemplated herein embody the entire Agreement and understanding among the parties hereto and thereto and supersede all prior agreements (including the commitment letters which have previously been delivered), understandings, and conversations relating to the subject matter hereof and thereof and may not be modified, altered or amended except by an agreement in writing in accordance with Section
10.12 hereof; provided, however, that expenses incurred prior to the date hereof and during the effective term of the Debtor-in-Possession Credit Agreement shall be reimbursable to the Agent in accordance with the terms thereof. The Borrower represents and warrants to the Agent and each of the Lenders that it has read the provisions of this Section 10.11 and discussed the provisions of this
Section 10.11 and the rest of the Loan Agreement with counsel for the Borrower, and the Borrower acknowledges and agrees that the Agent and each of the Lenders are expressly relying upon such representations and warranties of the Borrower (as well as the other representations and warranties of the Borrower set forth in Section 4.1 hereof) in entering into this Agreement.

     Section 10.12 Amendments and Waivers.
                   ----------------------

     (a) Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Lenders and, in the case of an amendment, also by the Borrower, except that the consent of the Super-Majority Lenders shall be required for any increase of the advance rates set forth in the definition of "Borrowing Base" herein, and the consent of each of the Lenders shall be required for (i) any increase in the amount of the Commitment, (ii) any sale or release of any material Collateral except as permitted hereunder or any release of any guarantor of the Obligations, (iii) any extensions of the Maturity Date, the scheduled date of payment of interest or fees, or any reduction of principal (without a corresponding payment with respect thereto), or reduction in the rate of interest or fees due to the Lenders hereunder, and (iv) any amendment of this
Section 10.12 or of the definition of "Majority Lenders" or "Super-Majority Lenders", and, in the case of an amendment with respect to any of the foregoing, the consent of the Borrower.

     (b) Each Lender grants to the Agent the right to purchase all (but not less than all) of such Lender's Commitment, Letter of Credit Commitment, the Loans and Letter of Credit Obligations owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the aggregate amount of outstanding Loans and Letter of Credit Obligations owed to such Lender (together with all accrued and unpaid interest and fees owed to such Lender), which right may be exercised by the Agent if such Lender refuses to execute any amendment, waiver or consent which requires the written consent of all of the Lenders and to which the Majority Lenders, the Agent and the Borrower have agreed. Each Lender agrees that if the Agent exercises its option hereunder, it shall promptly execute and deliver an Assignment and Assumption Agreement and other agreements and documentation necessary to effectuate such assignment. The Agent may assign its purchase rights hereunder to any assignee if such assignment complies with the requirements of Section 10.5(b)(i), (ii), (vi), (vii) and (viii).

     Section 10.13 Other Relationships. No relationship created hereunder or
                   -------------------
under any other Loan Document shall in any way affect the ability of the Agent, each Issuing Bank and each Lender to enter into or maintain business relationships with the Borrower, or any of its Affiliates, beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

     Section 10.14 Pronouns. The pronouns used herein shall include, when
                   --------
appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

     Section 10.15 Disclosure. Subject to Section 10.16 hereof, the Borrower
                   ----------
agrees that the Agent shall have the right to issue press releases regarding the making of the Loans to the Borrower pursuant to the terms of this Agreement.

     Section 10.16 Replacement of Lender. In the event that a Replacement
                   ---------------------
Event occurs and is continuing with respect to any Lender, the Borrower may designate another financial institution (such financial institution being herein called a "Replacement Lender") acceptable to the Agent, and which is not the Borrower or an Affiliate of the Borrower, to assume such Lender's Commitment hereunder, to purchase the Loans and participations of such Lender and such Lender's rights hereunder and (if such Lender is an Issuing Bank) to issue Letters of Credit in substitution for all outstanding Letters of Credit issued by such Lender, without recourse to or representation or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid commitment fees and letter of credit fees owing to such Lender, and upon such assumption, purchase and substitution, and subject to the execution and delivery to the Agent by the Replacement Lender of documentation satisfactory to the Agent (pursuant to which such Replacement Lender shall assume the obligations of such original Lender under this Agreement), the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder and such Lender shall no longer be a party hereto or have any rights hereunder provided that the obligations of the Borrower to indemnify such Lender with respect to any event occurring or obligations arising before such replacement shall survive such replacement. "Replacement Event" means, with respect to any Lender, the commencement of or the talking of possession by, a receiver, custodian, conservator, trustee or liquidator of such Lender, or the declaration by the appropriate regulatory authority that such Lender is insolvent.

     Section 10.17 Successors and Assigns. This Agreement, the other Loan
                   ----------------------
Documents, and all security interests or Liens created hereby or pursuant to any other Loan Documents shall be binding upon Borrower and its successors and assigns. This Agreement and the other Loan

Documents shall be binding upon, and inure to the benefit of, the Agent, each Lender and Issuing Bank, and their respective successors, assigns, transferees and endorsees in compliance with the terms of this Agreement.

     Section 10.18 Confirmation Order. If at any time after the Agreement Date
                   ------------------
the Confirmation Order is modified, overturned on appeal or otherwise revoked or rescinded, then, at the election of the Agent and the Majority Lender, the Debtor-in-Possession Credit Agreement and the other Loan Documents (as defined in the Debtor-in-Possession Credit Agreement), all rights, remedies and obligations of the Agent, the Lenders, the Issuing Banks, the Borrower, and the Material Subsidiaries thereunder, and all rights of the Agent and the Lenders set forth in the Final DIP Order, shall be automatically revived and reinstated as if this Agreement and the other Loan Documents had never been executed, and the Borrower shall take all actions necessary, if any, to effectuate such reinstatement.

     Section 10.19 Time is of the Essence. Time is of the essence of this
                   ----------------------
Agreement and each of the other Loan Documents.

                                  ARTICLE 11

                               YIELD PROTECTION
                               ----------------

     Section 11.1 Eurodollar Basis Determination. Notwithstanding anything
                  ------------------------------
contained herein which may be construed to the contrary, if with respect to any proposed Eurodollar Rate Advance for any Eurodollar Advance Period, the Agent determines that deposits in dollars (in the applicable amount) are not being offered to the Agent in the relevant market for such Eurodollar Advance Period, the Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of the Lenders to make such types of Eurodollar Rate Advances shall be suspended.

     Section 11.2 Illegality. If any applicable law, rule, or regulation, or
                  ----------
any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain, or fund its Eurodollar Rate Advances, such Lender shall so notify the Agent, and the Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Agent pursuant to this Section 11.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each affected Eurodollar Rate Advance of such Lender, together with accrued interest thereon, either (a) on the last day of the then current Eurodollar Advance Period applicable to such Eurodollar Rate Advance if such Lender may lawfully continue to maintain and fund such Eurodollar Rate Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Rate Advance to such day. Concurrently with repaying each affected Eurodollar Rate Advance of such Lender, notwithstanding anything contained in Article 2 hereof, the Borrower shall borrow a Base Rate Advance (or the other type of Eurodollar Rate Advance, if available) from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Note held by such Lender shall equal the outstanding principal amount of such Note immediately prior to such repayment.

     Section 11.3  Increased Costs.
                   ---------------

     (a) If after the Agreement Date any applicable law, rule, or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not having the any such authority, central bank, or comparable agency:

          (i) Shall subject any Lender to any tax, duty, or other charge with respect to its obligation to make Eurodollar Rate Advances, or its Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Rate Advances or in respect of any other amounts due under this Agreement in respect of its Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of such Lender imposed by the jurisdiction in which such Lender's principal executive office is located); or

          (ii) Shall impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment, or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by any Lender, or shall impose on any Lender or the eurodollar interbank borrowing market any other condition affecting its obligation to make such Eurodollar Rate Advances or its Eurodollar Rate Advances; and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Eurodollar Rate Advances, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under its Notes with respect thereto, and such increase is not given effect in the determination of the Eurodollar Rate then, on the earlier of demand by such Lender or the Maturity Date, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 11.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

     (b)  A certificate of any Lender claiming compensation under this
Section 11.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this
Section 11.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full the then outstanding affected Eurodollar Rate Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section
2.9 hereof. Concurrently with prepaying such Eurodollar Rate Advances the Borrower shall borrow a Base Rate Advance, or a Eurodollar Rate Advance not so affected, from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Notes held by such Lender shall equal the outstanding principal amount of such Notes immediately prior to such prepayment.

     Section 11.4  Effect On Other Advances. If notice has been given pursuant
                   ------------------------
to Section 11.1, 11.2 or 11.3 suspending the obligation of any Lender to make any type of Eurodollar Rate Advance, or requiring Eurodollar Rate Advances of any Lender to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as to the type of Eurodollar Rate Advances affected shall, at the option of the Borrower, be made instead as Base Rate Advances.

     Section 11.5  Capital Adequacy. If after the date hereof, any Lender or
                   ----------------
Issuing Bank (or any affiliate of the foregoing) shall have reasonably determined that the adoption of any applicable law, governmental rule, regulation or order regarding the capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or Issuing Bank (or any affiliate of the foregoing) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's (or any affiliate of the foregoing) capital as a consequence of such Lender's or Issuing Bank's Commitment or Obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Bank's (or any affiliate of the foregoing) policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's or Issuing Bank's (or any affiliate of the foregoing) capital was fully utilized prior to such adoption, change or compliance), then, upon demand by such Lender or Issuing Bank, the

Borrower shall immediately pay to such Lender or Issuing Bank such additional amounts as shall be sufficient to compensate such Lender or Issuing Bank for any such reduction actually suffered; provided, however, that there shall be no duplication of amounts paid to a Lender pursuant to this sentence and Section
11.3 hereof. A certificate of such Lender or Issuing Bank setting forth the amount to be paid to such Lender or Issuing Bank by the Borrower as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive.

                                  ARTICLE 12

                 JURISDICTION, VENUE AND WAIVER OF JURY TRIAL

     Section 12.1  Jurisdiction and Service of Process. For purposes of any
                   -----------------------------------
legal action or proceeding brought by the Agent or the Lenders with respect to this Agreement or any other Loan Document, the Borrower hereby irrevocably submits to the personal jurisdiction of the federal and state courts sitting in the State of New York and hereby irrevocably designates and appoints, as its authorized agent for service of process in the State of New York, CT Corporation System, whose address is 111 8th Avenue, New York, New York 10011, or such other Person as the Borrower shall designate hereafter by written notice given to the Agent. The consent to jurisdiction herein shall not be exclusive. The Agent, the Lenders and the Issuing Banks shall for all purposes automatically, and without any act on their part, be entitled to treat such designee of the Borrower as the authorized agent to receive for and on behalf of the Borrower service of writs, or summons or other legal process in the State of New York, which service shall be deemed effective personal service on the Borrower served when delivered, whether or not such agent gives notice to the Borrower; and delivery of such service to its authorized agent shall be deemed to be made when personally delivered or four (4) Business Days after mailing by registered or certified mail addressed to such authorized agent. The Borrower further irrevocably consents to service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail to the Borrower at the address set forth above, such service to become effective four (4) Business Days after such mailing. In the event that, for any reason, such agent or his or her successors shall no longer serve as agent of the Borrower to receive service of process in the State of New York, the Borrower shall serve and advise the Agent thereof so that at all times the Borrower will maintain an agent to receive service of process in the State of New York on behalf of the Borrower with respect to this Agreement and all other Loan Documents. In the event that, for any reason, service of legal process cannot be made in the manner described above, such service may be made in such manner as permitted by law .

     Section 12.2  Consent to Venue. The Borrower hereby irrevocably waives any
                   ----------------
objection it would make now or hereafter for the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement or any other Loan Document brought in the federal courts of the United States of America sitting in New York, New York and hereby irrevocably waives any claim that any such suit, action, or proceeding has been brought in an inconvenient forum.

     Section 12.3  Waiver of Jury Trial. THE BORROWER AND EACH OF THE AGENT,
                   --------------------
THE LENDERS AND THE ISSUING BANKS TO THE EXTENT PERMITTED BY APPLICABLE LAW WAIVE, AND OTHERWISE AGREE NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY TYPE IN WHICH THE BORROWER, ANY OF THE LENDERS, THE ISSUING BANKS, THE AGENT, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS ARTICLE 12.

                 [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first above written.

BORROWER:                  ZENITH ELECTRONICS CORPORATION

                           By: ______________________________________
                           Name:
                           Its:
                                                  (SEAL)


AGENT:                     CITICORP NORTH AMERICA, INC.

                           By: ______________________________________
                           Name: Thomas M. Halsch
                           Its:  Vice President


ISSUING BANK:              CITIBANK, N.A.

                           By: ______________________________________
                           Name: Thomas M. Halsch
                           Its:  Vice President

                           Address:  399 Park Avenue, 6th Floor
                                     Zone 4
                                     New York, New York 10043


LENDERS:                   CITICORP USA, INC.

                           By: ______________________________________
                           Name: Thomas M. Halsch
                           Its:  Vice President

                           Address:  399 Park Avenue, 6th Floor
                                     Zone 4
                                     New York, New York 10043

                 [SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

ZENITH EXIT CREDIT AGREEMENT

                                    HELLER FINANCIAL, INC.

                                    By: _____________________________________
                                    Name: Al Forzano
                                    Its:  Vice President

                                    Address:  150 E. 42/nd/ Street, 7th Floor
                                              New York, New York 10017

                                    GMAC COMMERCIAL CREDIT LLC

                                    By: _____________________________________
                                    Name:
                                    Its:

                                    Address:  1290 Avenue of the Americas
                                              New York, New York 10104


                                    FLEET BUSINESS CREDIT CORPORATION

                                    By: _____________________________________
                                    Name: Victor A. Alarcon
                                    Its:  Vice President

                                    Address:  500 Glenpointe Centre West,
                                              4th Floor
                                              Teaneck, New Jersey 07666


                                    TRANSAMERICA BUSINESS CREDIT CORPORATION

                                    By: _____________________________________
                                    Name: Michael S. Burns
                                    Its:  Senior Vice President

                                    Address:  555 Theodore Fremd Avenue
                                              Rye, New York 10580

                 [SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

ZENITH  EXIT CREDIT AGREEMENT

                              FOOTHILL CAPITAL CORPORATION

                              By: _____________________________________________
                              Name: Michael P. Baranowski
                              Its:  Vice President

                              Address: 11111 Santa Monica Blvd., Suite 1500 Los Angeles, CA 90025-3333


                              LASALLE BANK NATIONAL ASSOCIATION

                              By: _____________________________________________
                              Name: Joe Fudacz
                              Its:  Senior Vice President

                              Address:  135 South
                                        LaSalle Street, Suite 425
                                        Chicago, IL 60603


                              AMSOUTH BANK

                              By: _____________________________________________
                              Name: Kathleen Curlinger
                              Its:  Attorney-in-Fact

                              Address:  c/o AmSouth
                                        Capital Corporation
                                        350 Park Avenue, 20th Floor
                                        New York, NY 10022


                              NATIONAL CITY COMMERCIAL FINANCE, INC.

                              By: _____________________________________________
                              Name: Elizabeth M. Lynch
                              Its:  Senior Vice President

                              Address:  1965 E. Sixth St. Suite 400
                                        Cleveland, OH 44114


ZENITH  EXIT CREDIT AGREEMENT